SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

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(2)	Aggregate number of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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July [    ], 2010

Dear Stockholder:

The 2010 Annual Meeting of Stockholders of MasterCard Incorporated will be held on Tuesday, September 21, 2010, at 10:00 a.m. (local time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. You are cordially invited to attend.

All holders of record at the close of business on July 26, 2010 of the Company’s outstanding shares of Class A Common Stock will be entitled to vote at the Annual Meeting, at which holders of Class A Common Stock will be asked to: (1) approve the amendment and restatement of our current certificate of incorporation to: (A) declassify the Board of Directors in phases and effect related changes in director vacancy and removal procedures; (B) eliminate a supermajority voting requirement for amending our certificate of incorporation; (C) revise requirements applicable to the composition of the Board of Directors; and (D) revise requirements applicable to the ownership of our stock and delete related obsolete provisions; (2) approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve each of the proposals comprising Proposal 1 at the time of the Annual Meeting; (3) elect the four nominees named in the accompanying proxy statement to serve as directors (Class I) with a term to expire in 2013; (4) re-approve our Senior Executive Annual Incentive Compensation Plan; (5) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010; and (6) act on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy card that will enable you to vote your shares at the Annual Meeting even if you are unable or choose not to attend. We request that you promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting form.

The Board of Directors unanimously recommends that holders of Class A Common Stock vote “FOR” each of the proposals and nominees set forth above.

Thank you for your support of MasterCard.

Very truly yours,

Richard Haythornthwaite	Ajay Banga
Chairman of the Board	President and Chief Executive Officer

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To be held on September 21, 2010

To the Stockholders of MasterCard Incorporated:

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”) will be held on Tuesday, September 21, 2010, at 10:00 a.m. (local time) at the MasterCard Incorporated headquarters, 2000 Purchase Street, Purchase, New York, to:

1.	Approve the amendment and restatement of the Company’s current certificate of incorporation to:

(A)	declassify the Board of Directors in phases and effect related changes in director vacancy and removal procedures;

(B)	eliminate a supermajority voting requirement for amending the Company’s certificate of incorporation;

(C)	revise requirements applicable to the composition of the Board of Directors;

(D)	revise requirements applicable to the ownership of the Company’s stock and delete related obsolete provisions;

2.	Approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve each of the proposals comprising Proposal 1 at the time of the Annual Meeting;

3.	Elect the four nominees named in the accompanying proxy statement to serve on the Company’s Board of Directors as directors (Class I);

4.	Re-approve the Company’s Senior Executive Annual Incentive Compensation Plan;

5.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010; and

6.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Each of the proposals comprising Proposal 1 is an element of a comprehensive updating of the Company’s governance arrangements. Accordingly, each of the proposals comprising Proposal 1 is cross-conditioned upon all of the other proposals comprising Proposal 1 being approved by the stockholders, and the entire Proposal 1 will fail if any such proposal does not pass.

The close of business on July 26, 2010 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A list of eligible stockholders of record as of the close of business on the record date will be available for inspection for any purpose germane to the meeting during normal business hours at the offices of the Company’s Secretary at 2000 Purchase Street, Purchase, New York and at the Annual Meeting by any stockholder or the stockholder’s attorney or agent.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing.

If you attend the Annual Meeting in person, you will be asked to present photo identification and an admission ticket, which is the top half of your proxy card. See “Introduction—Attending the Annual Meeting” in the attached proxy statement for further instructions.

The Company must receive your proxy card by 5:00 p.m. (local time) on September 20, 2010.

A copy of the Company’s 2009 Annual Report is also enclosed herewith.

By Order of the Board of Directors

NOAH J. HANFT

Corporate Secretary

Purchase, New York

July [    ], 2010

Your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card in the envelope provided or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Page
Introduction	1
The Voting Stock	1
Quorum Requirements	2
Broker Authority to Vote Under Rules of the New York Stock Exchange	2
Vote Required for Amendment and Restatement of Certificate of Incorporation to (A) Declassify the Board of Directors in Phases and Effect Related Changes in Director Vacancy and Removal Procedures; (B) Eliminate a Supermajority Voting Requirement for Amending the Company’s Certificate of Incorporation; (C) Revise Requirements Applicable to the Composition of the Board of Directors; and (D) Revise Requirements Applicable to the Ownership of the Company’s Stock and Delete Related Obsolete Provisions	3
Vote Required for Adjournment of Meeting (if necessary or appropriate)	3
Vote Required for Election of Directors	3
Vote Required for Re-approval of the Company’s Senior Executive Annual Compensation Plan	3
Vote Required for Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for 2010	3
Stockholders Entitled to Vote	3
Voting Procedures	3
Solicitation of Proxies	5
Householding	5
Attending the Annual Meeting	5

Proposal 1 Amendment and Restatement of Certificate of Incorporation	6
Proposal 1A. Phased declassification of the Board of Directors and adoption of related changes in director vacancy and removal procedures	9
Proposal 1B. Elimination of a supermajority voting requirement for amending the Company’s certificate of incorporation	11
Proposal 1C. Revision of requirements applicable to the composition of the Board of Directors	12
Proposal 1D. Revision of requirements applicable to the ownership of the Company’s stock and deletion of related obsolete provisions	14

Proposal 2 Adjournment of the Meeting	18

Proposal 3 Election of Directors	19
General	19
Nominees for Election as Director	20
Continuing Directors	23

Board of Directors and Corporate Governance	28
Qualifications of Directors	28
Director Independence	28
Nomination of Directors	30
Board Leadership Structure	31
Non-Management Director Meetings	31
Board Risk Oversight	31
Stockholder Communications	33
Documents Available	33

Committees of the Board of Directors	34
Audit	34
Nominating and Corporate Governance	34
Human Resources and Compensation	34

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MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

July [    ], 2010

PROXY STATEMENT

INTRODUCTION

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of MasterCard Incorporated (the “Company”) for use at the 2010 Annual Meeting of Stockholders of the Company to be held on Tuesday, September 21, 2010 at 10:00 a.m. (local time), or any adjournment or postponement thereof (the “Annual Meeting”). The Company expects to mail this Proxy Statement and the accompanying proxy card on or about July [    ], 2010 to the holders of record of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) as of the close of business on July 26, 2010 (the “Record Date”).

The Annual Meeting is being held to:

1.	Approve the amendment and restatement of the Company’s current certificate of incorporation to:

(A)	declassify the Board of Directors in phases and effect related changes in director vacancy and removal procedures;

(B)	eliminate a supermajority voting requirement for amending the Company’s certificate of incorporation;

(C)	revise requirements applicable to the composition of the Board of Directors;

(D)	revise requirements applicable to the ownership of the Company’s stock and delete related obsolete provisions;

2.	Approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve each of the proposals comprising Proposal 1 at the time of the Annual Meeting;

3.	Elect the four nominees named in this Proxy Statement to serve on the Company’s Board of Directors as directors (Class I);

4.	Re-approve the Company’s Senior Executive Annual Incentive Compensation Plan;

5.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010; and

6.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 21, 2010

This Proxy Statement and the Company’s 2009 Annual Report are available at [                    ].

The Voting Stock. The Company has two classes of stock outstanding: Class A Common Stock and Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”). Except as may be required by the

General Corporation Law of the State of Delaware, holders of Class B Common Stock have no voting power and are not entitled to vote on the proposals hereby presented to the holders of Class A Common Stock (the “Class A Stockholders”). The Class A Stockholders are therefore the only stockholders entitled to vote on proposals at the Annual Meeting.

The Class A Stockholders are entitled to one vote per share on all matters on which stockholders generally are entitled to vote. With respect to the Annual Meeting, the Class A Stockholders will vote as a separate class for the election of four directors, each a member of Class I of the Board of Directors; for the approval of each of the proposals comprising the proposal to approve the amendment and restatement of the Company’s certificate of incorporation; for the re-approval of the Company’s Senior Executive Annual Incentive Compensation Plan; and for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010. As of the Record Date, [                    ] shares of Class A Common Stock were outstanding.

Former Class M Common Stock. Prior to June 1, 2010, the Company had an additional class of stock outstanding—Class M Common Stock, par value $0.0001 per share (the “Class M Common Stock”). Although the Class M Common Stock was generally non-voting, the holders of Class M Common Stock (“Class M Stockholders”) had the right to elect up to three of our directors (but not more than one-quarter of all directors) and approve specified significant corporate actions under our certificate of incorporation.

On June 1, 2010, the outstanding shares of the Class B Common Stock first represented less than 15% of the aggregate outstanding shares of the Class A Common Stock and Class B Common Stock. Accordingly, pursuant to Article IV, Section 4.3(G) of the Company’s current certificate of incorporation, all outstanding shares of the Class M Common Stock were at such date automatically transferred to the Company and retired, and are not available for issue or reissue. Additionally, the Company no longer has authority to issue additional shares of Class M Common Stock.

Since the retirement of the Class M Common Stock: (1) the Class A Common Stock is the Company’s only class of voting stock (except as otherwise described above) and (2) all directors are elected by the Class A Stockholders and will continue to be so following the adoption of the New Certificate of Incorporation (as defined below and described under “Proposal 1—Amendment and Restatement of Certificate of Incorporation”).

Quorum Requirements. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote as of the Record Date on each of the proposals to be voted upon at the Annual Meeting will constitute a quorum of the Class A Common Stock with respect to such proposals.

Broker Authority to Vote Under Rules of the New York Stock Exchange. Class A Stockholders who do not submit voting instructions to their brokers may still have their shares voted by their brokers in certain circumstances:

•

Routine items. The adjournment proposal and the ratification of the appointment of the independent registered public accounting firm are considered routine items. Generally, brokers that do not receive instructions from beneficial owners may vote on these proposals in their discretion.

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Non-routine items. The approval of any other non-routine proposals may normally only be voted on by brokers who have received specific voting instructions from beneficial owners. A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner does not provide any instructions.

•

New Rule. As a result of a change to a rule of the New York Stock Exchange (“NYSE”) which is effective for the Annual Meeting, brokers are no longer permitted to vote in the election of directors if the broker has not received specific instructions from the beneficial owner. This represents a change from prior years, when election of directors was considered a routine item and brokers had discretionary voting authority for such elections.

We believe that under the rules of the NYSE, the adjournment proposal and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010 are routine proposals on which brokers may vote. We believe that the approval of each of the proposals comprising the proposal to approve the amendment and restatement of the Company’s certificate of incorporation, the election of directors, and the re-approval of the Company’s Senior Executive Annual Incentive Compensation Plan are non-routine proposals on which brokers will not be able to vote absent instruction from beneficial owners.

Vote Required for Amendment and Restatement of Certificate of Incorporation to (A) Declassify the Board of Directors in Phases and Effect Related Changes in Director Vacancy and Removal Procedures; (B) Eliminate a Supermajority Voting Requirement for Amending the Company’s Certificate of Incorporation; (C) Revise Requirements Applicable to the Composition of the Board of Directors; and (D) Revise Requirements Applicable to the Ownership of the Company’s Stock and Delete Related Obsolete Provisions. Voting Stockholders may vote “for,” “against” or “abstain” with respect to the adoption of each of the proposals comprising the proposal to approve the amendment and restatement of the Company’s certificate of incorporation. The adoption of each of these proposals requires the affirmative vote of the holders of at least 80% of the outstanding shares of Class A Common Stock. Abstentions and broker non-votes by Class A Stockholders will have the effect of votes against these proposals.

Vote Required for Adjournment of Meeting (if necessary or appropriate). Class A Stockholders may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the votes cast by Class A Stockholders must be voted “for” this proposal in order for it to be adopted. Abstentions by Class A Stockholders and the failure of either a beneficial owner or the broker thereof to vote shares of Class A Common Stock will have no effect on the outcome of the proposal. No proxy that is specifically marked “AGAINST” any of the proposals comprising the proposal to approve the amendment and restatement of the Company’s certificate of incorporation will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the meeting.

Vote Required for Election of Directors. You may vote “for” or “withhold” with respect to any or all director nominees. The four nominees for directors receiving the greatest number of votes cast by Class A Stockholders will be elected to serve as directors and members of Class I of the Board of Directors. Votes by Class A Stockholders that are “withheld” and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Vote Required for Re-Approval of the Company’s Senior Executive Annual Incentive Compensation Plan. Class A Stockholders may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the votes cast by Class A Stockholders must be voted “for” this proposal in order for it to be adopted. Abstentions by Class A Stockholders and broker non-votes will have the effect of votes against the proposal.

Vote Required for Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for 2010. Class A Stockholders may vote “for,” “against” or “abstain” with respect to the adoption of this proposal. The affirmative vote of a majority of the votes cast by Class A Stockholders must be voted “for” this proposal in order for it to be adopted. Abstentions by Class A Stockholders and the failure of either a beneficial owner or the broker thereof to vote shares of Class A Common Stock will have no effect on the outcome of the proposal.

Stockholders Entitled to Vote. As explained above for each proposal, only holders of record of shares of Class A Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Voting Procedures. If a Class A Stockholder attends the Annual Meeting in person or sends a representative to the meeting with a signed proxy, that Class A Stockholder may vote or such representative may vote on the Class A Stockholder’s behalf. Class A Stockholders unable to attend the Annual Meeting can ensure that their votes are cast at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided or by authorizing the individuals named on the proxy card to vote their shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card or voting form. When a proxy card is returned properly signed and dated or a Class A Stockholder’s vote is authorized by telephone or Internet, the vote of the Class A Stockholder will be cast in accordance with the instructions on the proxy card or authorized by telephone or Internet. If a Class A Stockholder does not return a signed proxy card, authorize such Class A Stockholder’s vote by telephone or Internet or attend the meeting in person or by representative and vote, no vote will be cast on behalf of that Class A Stockholder. The enclosed proxy card indicates on its face the number of shares of Class A Common Stock registered in the name of each such holder at the close of business on the Record Date, which number corresponds to the number of votes such Class A Stockholder will be entitled to cast at the meeting on each proposal. See “—The Voting Stock” above for further discussion of the voting power of Class A Common Stock.

Class A Stockholders are urged to mark the box on the proxy card to indicate how their vote is to be cast. If a Class A Stockholder returns a signed proxy card but does not indicate on the proxy card how it wishes to vote on a proposal, the vote represented by the proxy card will be cast “FOR” such proposal.

Pursuant to Section 212(c) of the General Corporation Law of the State of Delaware, Class A Stockholders may validly grant proxies over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card. In order to vote over the Internet, follow the instructions provided on your proxy card or voting form.

Any Class A Stockholder who executes and returns a proxy card or authorizes its vote by telephone or by Internet may revoke the proxy before it is voted by:

•	notifying in writing Noah J. Hanft, Corporate Secretary of MasterCard Incorporated, at 2000 Purchase Street, Purchase, New York 10577;

•	executing and returning a subsequent proxy;

•

subsequently authorizing the individuals named on its proxy card to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with its proxy card; or

•	appearing in person or by representative with a signed proxy and voting at the Annual Meeting.

Attendance in person or by representative at the Annual Meeting will not in and of itself constitute revocation of a proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in “—Attending the Annual Meeting” below.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR each of the proposals comprising the proposal to approve the amendment and restatement of the Company’s certificate of incorporation;

FOR the approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve any of the proposals comprising Proposal 1 at the time of the Annual Meeting;

FOR the election of the four nominees named in this Proxy Statement to serve on the Board of Directors as directors (Class I);

FOR the re-approval of the Company’s Senior Executive Annual Incentive Compensation Plan; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2010.

In the event a Class A Stockholder specifies a different choice on the proxy, that Class A Stockholder’s shares will be voted in accordance with the specification so made.

The Company’s 2009 Annual Report (the “Annual Report”), which includes the Company’s Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 18, 2010, is enclosed herewith. Copies of the Form 10-K, as well as other periodic filings by the Company, are also available on the Company’s website at http://www.mastercard.com.

A copy of the Annual Report will be furnished to you upon a request in writing to the Corporate Secretary of the Company at the address set forth below under “—Solicitation of Proxies.”

Solicitation of Proxies. The Company will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from Voting Stockholders by directors, officers, employees and agents of the Company in person or by telephone, facsimile or other appropriate means of communication. The Company has engaged Georgeson Inc. to solicit proxies on behalf of the Company. The anticipated cost of Georgeson Inc.’s services is estimated to be approximately $[            ] plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to:

MasterCard Incorporated

Office of the Corporate Secretary

2000 Purchase Street

Purchase, New York 10577

Attention: Noah J. Hanft

Telephone: (914) 249-2000

Facsimile: (914) 249-4262

or

Georgeson Inc.

199 Water Street

26th Floor

New York, New York 10038

Telephone: (866) 541-3547

Householding. The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits the Company to realize significant cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, the Company is sending only one Annual Report and Proxy Statement to that address unless the Company has received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Corporate Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. The Company will send an individual copy of the Annual Report and Proxy Statement to any stockholder who revokes its consent to householding within 30 days of the Company’s receipt of such revocation.

Attending the Annual Meeting. If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the meeting, you will be asked to present photo identification, such as a driver’s license. If you hold your shares in “street name,” typically through a brokerage account, you will also need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

PROPOSAL 1

AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION

Background

At the time of the Company’s May 2006 initial public offering (the “IPO”), it had issued three classes of stock: Class A, Class B and Class M. Shares of Class A Common Stock possess voting and dividend rights, are listed on the NYSE and generally may not be owned by Members or Similar Persons (as defined below). Shares of Class B Common Stock possess dividend rights, do not possess voting rights and may only be owned by a “Class A” member or affiliate member of MasterCard International Incorporated (our operating subsidiary which is a non-stock, or membership, corporation) (“MasterCard International”), the Company or a subsidiary thereof or a director, officer or employee of the Company or a subsidiary thereof. Shares of Class M Common Stock, which have all subsequently been retired as described below, possessed limited voting rights, did not possess dividend rights and were only owned by Class A members of MasterCard International.

Effective June 1, 2010, the outstanding shares of the Class B Common Stock first represented less than 15% of the aggregate outstanding shares of the Class A Common Stock and Class B Common Stock. Accordingly, pursuant to Article IV, Section 4.3(G) of the Company’s current certificate of incorporation, all outstanding shares of the Class M Common Stock were at such date automatically transferred to the Company and retired, and are not available for issue or reissue. Additionally, the Company no longer has the authority to issue additional shares of Class M Common Stock.

With the retirement of our Class M Common Stock, the Board of Directors has determined that the Company’s governance arrangements should continue to evolve and has proposed changes to the Company’s governance structure that include:

•	declassification of the Board of Directors,

•	majority voting for the election of directors, and

•	elimination of a supermajority voting requirement for amendments of the Company’s certificate of incorporation.

Accordingly, we are proposing to amend and restate the Company’s current certificate of incorporation (the “Old Certificate of Incorporation”) to (A) declassify the Board of Directors in phases and effect related changes in director vacancy and removal procedures; (B) eliminate a supermajority voting requirement for amending the Company’s certificate of incorporation; (C) revise requirements applicable to the composition of the Board of Directors; and (D) revise requirements applicable to the ownership of the Company’s stock and delete related obsolete provisions. A summary of the material changes to the Company’s governance that will result if the Company were to adopt the amended and restated certificate of incorporation (the “New Certificate of Incorporation”) is set forth below under “—Summary of Proposed Amendments to the Certificate of Incorporation.”

In connection with the proposed adoption of the New Certificate of Incorporation, the Board of Directors has also approved the amendment and restatement of the Company’s current bylaws (the “Old Bylaws”), the effectiveness of which is contingent upon stockholder approval of the New Certificate of Incorporation and its becoming effective thereafter through filing with the Delaware Secretary of State. The Board of Directors has the power to amend the Company’s bylaws without stockholder approval. As a result, separate approval by our stockholders is not required to adopt the bylaw amendments. A summary of the material changes to the Company’s governance that will result if the proposed amended and restated bylaws (the “New Bylaws”) were to be adopted is set forth below under “—Amendment and Restatement of the Company’s Bylaws,” including (A) the adoption of majority voting for the election of directors, (B) the revision of director qualifications (moved from the Old Certificate of Incorporation), (C) the effecting of changes in order to conform the New Bylaws to changes that would be effected in the New Certificate of Incorporation and (D) the effecting of technical changes relating to record and notice dates for stockholder meetings.

The following discussion does not purport to be complete and cover all aspects in which the Company’s governance would differ from the governance provisions currently in effect. For complete information, you should read the full text of the New Certificate of Incorporation included as Annex A to this Proxy Statement, which has been marked to show changes from the text of the Old Certificate of Incorporation, and the full text of the New Bylaws included as Annex B to this Proxy Statement, which has been marked to show changes from the text of the Old Bylaws.

Summary of Proposed Amendments to the Certificate of Incorporation

On June 7, 2010, the Board of Directors adopted resolutions approving, and recommending to our stockholders for approval, the amendment and restatement of the Old Certificate of Incorporation. Stockholders will vote separately on each of the following four proposals (Proposals 1A through 1D).

Proposal 1(A). Stockholders will be asked to approve the amendment and restatement of the Old Certificate of Incorporation to declassify the Board of Directors in phases and effect related changes in director vacancy and removal procedures. Although current directors would serve out their full terms, directors would be elected at each annual meeting of stockholders for one-year terms beginning with the 2011 annual meeting of stockholders. Various changes related to the elimination of a classified board would also be effected.

Proposal 1 (B). Stockholders will be asked to approve the amendment and restatement of the Old Certificate of Incorporation to eliminate a supermajority voting requirement for amending the Company’s certificate of incorporation. The Board of Directors believes that the elimination of supermajority voting for future amendments to the certificate of incorporation would permit the Board of Directors, together with a simple majority vote of stockholders, to act more proactively if future amendments to the certificate of incorporation become advisable.

Proposal 1 (C). Stockholders will be asked to approve the amendment and restatement of the Old Certificate of Incorporation to revise requirements applicable to the composition of the Board of Directors. The proposed amendments would introduce the concept of an Industry Director to ensure that directors with industry experience are eligible to serve on the Board of Directors. An “Industry Director” would be defined as any director, other than a director who is an officer or employee of the Company or any of its subsidiaries, who is presently, or who has been, within the prior eighteen months, previously affiliated with (1) any person that on May 30, 2006 was or thereafter shall have become or shall become, a Class A member or affiliate member of MasterCard International or licensee of any of the Company’s or MasterCard International’s brands, or an affiliate of any of the foregoing, whether or not such person continues to retain such status (a “Member”) or (2) any person that is an operator, member or licensee of any general purpose payment card system that competes with the Company, or any affiliate of such a person (a “Similar Person”). The proposed amendments would also remove unique director qualification provisions presently set forth in the Old Certificate of Incorporation, with such provisions to be instead included in the New Bylaws, and in order to provide the Board of Directors with greater flexibility to adapt these requirements to changing circumstances in the future.

Proposal 1(D). Stockholders will be asked to approve the amendment and restatement of the Old Certificate of Incorporation to revise requirements applicable to the ownership of the Company’s stock and delete related obsolete provisions. More specifically, the limitation prohibiting any person from beneficially owning more than 15% of the Class B Common Stock would be removed. The Class B Common Stock is non-voting and now represents less than 15% of the Company’s total shares outstanding. Moreover, as the number of shares of Class B common stock outstanding continues to decline, this continues to increase the likelihood of a holder exceeding the 15% limit on ownership of this class, while the total ownership represented thereby becomes less and less significant. In addition, the proposed amendments would permit a Member or Similar Person to hold shares of

Class A Common Stock if such Member or Similar Person is the designated market maker on the NYSE for the Class A Common Stock. The activities of an NYSE-listed company’s designated market maker are highly regulated and, due to consolidation in that business, there are now very few remaining non-bank-owned market- making firms on the NYSE. In these circumstances, the Board of Directors believes that this exception to the otherwise applicable limitations on ownership by Members and Similar Persons of the Company’s Class A Common Stock is both appropriate and, as a practical matter, necessary to ensure that the New Certificate of Incorporation does not in the future result in a circumstance where no appropriate institution is able to make a market in the Company’s stock. The proposed amendments would also delete references to concepts in the Old Certificate of Incorporation that have been rendered obsolete.

Each of these proposed amendments are discussed in greater detail below.

Each of the proposals comprising Proposal 1 is an element of a comprehensive updating of the Company’s governance arrangements. Accordingly, each of the proposals comprising Proposal 1 is cross-conditioned upon all of the other proposals comprising Proposal 1 being approved by the stockholders, and the entire Proposal 1 will fail if any such proposal does not pass.

If our stockholders approve all of the proposals comprising Proposal 1, we intend to file the New Certificate of Incorporation with the Delaware Secretary of State. The New Certificate of Incorporation will become effective on the date the filing is accepted by the Delaware Secretary of State. Please note, however, that the proposed amendments and restatements of the certificate of incorporation may be abandoned by the Board of Directors, without further action by our stockholders, at any time prior to the filing of the New Certificate of Incorporation with the Delaware Secretary of State if for any reason the Board of Directors deems it advisable.

PROPOSAL 1A. APPROVE THE AMENDMENT AND RESTATEMENT OF THE OLD CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS IN PHASES AND EFFECT RELATED CHANGES IN DIRECTOR VACANCY AND REMOVAL PROCEDURES

Old Certificate of Incorporation Sections Affected: 6.1(B), 6.2 and 6.3.

The Old Certificate of Incorporation divides the directors into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The classification of the Board of Directors results in staggered elections, with a different class of directors up for election every third year. If the number of directors is changed, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class holds office for a term that coincides with the remaining term of that class.

If any applicable provision of the General Corporation Law of the State of Delaware (the “DGCL”) expressly confers powers on stockholders to fill a vacant directorship at a special meeting of stockholders, the Old Certificate of Incorporation requires an affirmative vote at such meeting of at least 80% of the votes cast thereon by outstanding shares of the Company then entitled to vote at an election of directors, voting together as a single class, in order to fill the vacancy.

Additionally, the Old Certificate of Incorporation provides that directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all the then outstanding shares of stock of the Company entitled to vote at an election of directors, voting as a single class.

The New Certificate of Incorporation phases out the classification of the Board of Directors. Although current directors would serve out their full terms, commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire would be elected for a term expiring at the next annual meeting of stockholders, which would result in the full declassification of the Board of Directors commencing with the 2013 annual meeting of stockholders. Furthermore, if the number of directors is increased at or following the 2013 annual meeting of stockholders, any additional director elected to fill a newly created directorship resulting from such increase would hold office for a term expiring at the next annual meeting of stockholders.

The New Certificate of Incorporation provides that any newly created directorship on the Board of Directors that results from an increase in the number of directors or any vacancy occurring in the Board of Directors will be filled only by a majority of the directors then in office who are not Industry Directors, although less than a quorum, or by a sole remaining director who is not an Industry Director, unless the Board of Directors will be comprised only of Industry Directors, in which case any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors will be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The New Certificate of Incorporation states that prior to the 2013 annual meeting of stockholders, directors may be removed with or without cause by the affirmative vote of at least 80% in voting power of all the then outstanding shares of stock of the Company entitled to vote at an election of directors, voting as a single class. Under Delaware law, if the board of a corporation is not classified the requisite majority of stockholders must have the right to remove a director with or without cause (not only with cause). Accordingly, commencing with the 2013 annual meeting of stockholders, directors may be removed with or without cause by the holders of a majority of shares then entitled to vote at an election of directors.

Vote Required and Board Recommendation

Proposal 1A requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of the Class A common stock in order to pass.

Each of the proposals comprising Proposal 1 is an element of a comprehensive updating of the Company’s governance arrangements. Accordingly, each of the proposals comprising Proposal 1 is cross-conditioned upon all of the other proposals comprising Proposal 1 being approved by the stockholders, and the entire Proposal 1 will fail if any such proposal does not pass. If our Class A Stockholders approve all of the proposals comprising Proposal 1 (1A through 1D), we intend promptly to file the New Certificate of Incorporation with the Delaware Secretary of State.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” PROPOSAL 1A TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S NEW CERTIFICATE OF INCORPORATION.

PROPOSAL 1B. APPROVE THE AMENDMENT AND RESTATEMENT OF THE OLD CERTIFICATE OF INCORPORATION TO ELIMINATE A SUPERMAJORITY VOTING REQUIREMENT FOR AMENDING THE COMPANY’S CERTIFICATE OF INCORPORATION

Old Certificate of Incorporation Section Affected: 10.1.

The Old Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% in voting power of all the outstanding shares of the Company then entitled to vote at an election of directors is required to alter, amend or repeal Article V, Article VI, Article VII or Article X of the Old Certificate of Incorporation or to adopt any provision inconsistent therewith.

The New Certificate of Incorporation eliminates this 80% supermajority voting requirement. Accordingly, under Delaware law, amendments of the Company’s certificate of incorporation would require the vote of a majority of the outstanding stock entitled to vote thereon.

The Board of Directors believes that the elimination of supermajority voting for future amendments to the certificate of incorporation would permit the Board of Directors, together with a simple majority vote of stockholders, to act more proactively if future amendments to the certificate of incorporation become advisable.

Vote Required and Board Recommendation

Proposal 1B requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of the Class A common stock in order to pass.

Each of the proposals comprising Proposal 1 is an element of a comprehensive updating of the Company’s governance arrangements. Accordingly, each of the proposals comprising Proposal 1 is cross-conditioned upon all of the other proposals comprising Proposal 1 being approved by the stockholders, and the entire Proposal 1 will fail if any such proposal does not pass. If our Class A Stockholders approve all of the proposals comprising Proposal 1 (1A through 1D), we intend promptly to file the New Certificate of Incorporation with the Delaware Secretary of State.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” PROPOSAL 1B TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S NEW CERTIFICATE OF INCORPORATION.

PROPOSAL 1C. APPROVE THE AMENDMENT AND RESTATEMENT OF THE OLD CERTIFICATE OF INCORPORATION TO REVISE REQUIREMENTS APPLICABLE TO THE COMPOSITION OF THE BOARD OF DIRECTORS.

Introduction of the concept of an Industry Director to ensure that directors with industry experience are eligible to serve on the Board of Directors

Old Certificate of Incorporation Sections Affected: 6.1(C) and 6.2.

The New Certificate of Incorporation introduces the concept of an Industry Director in provisions where the Old Certificate of Incorporation references a “Class M Director”. An Industry Director is defined as any director, other than a director who is an officer or employee of the Company or any of its subsidiaries, who is presently, or who has been, within the prior eighteen months, previously affiliated with a Member or Similar Person. While persons affiliated with Members are generally not permitted to serve as directors of the Company, at the time of the IPO the Company’s governance structure permitted the Members, through their holdings of Class M Common Stock, to elect the lesser of three or 25% of the Company’s directors (such Class M Directors being permitted to have affiliations with Members). Following the retirement of the Class M Common Stock, all directors are elected by the holders of Class A Common Stock and will continue to be so following the adoption of the New Certificate of Incorporation. In light of the retirement of the Class M Common Stock, the proposed new governance arrangements would permit a minority of directors – Industry Directors – to have affiliations with Members, permitting the Company to benefit from the industry experience and expertise that these directors will bring to the Board of Directors’ deliberations.

A quorum will not be constituted unless directors who are neither Industry Directors nor officers or employees of the Company or any of its subsidiaries represent a majority of the directors present. Furthermore, the New Certificate of Incorporation provides that any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors will be filled only by a majority of the directors then in office who are not Industry Directors, although less than a quorum, or by a sole remaining director who is not an Industry Director, unless the Board of Directors will be comprised only of Industry Directors, in which case any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors will be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Removal of unique director qualification provisions from the certificate of incorporation (with such provisions to be instead included in the Company’s bylaws)

Old Certificate of Incorporation Section Affected: 6.4.

The Old Certificate of Incorporation requires the Board of Directors, to the extent practicable and subject to the Board of Directors’ fiduciary duties, to nominate persons for director whose citizenships and residencies reflect the geographic regions in which the Company operates. The Old Certificate of Incorporation also provides that a person qualifies for election and continued service as a director of the Company only if the Board of Directors has determined that such person (1) is not a director, officer, employee or agent of, does not represent and otherwise is not affiliated with, a Member or Similar Person, and has not been a director, officer, employee or agent of, and has not represented or otherwise been affiliated with, a Member or Similar Person during the prior three years and otherwise has no business relationship with a Member or Similar Person that is material to such person (except in each case for a Class M Director or a director who is an officer of the Company) and (2) is not a trustee, officer, employee or agent of, does not represent and otherwise is not affiliated with, The MasterCard Foundation (a private charitable foundation incorporated in Canada) (“The MasterCard Foundation”), and has not been a director, officer, employee or agent of, and has not represented or otherwise been affiliated with, The MasterCard Foundation during the prior three years and otherwise has no business relationship with The MasterCard Foundation that is material to such person. In addition, each director of the

Company (including Class M Directors) cannot be a director, regional board director, officer, employee or agent of, or represent (1) an entity that owns and/or operates a payment card program competitive with the Company’s comparable card programs, as determined in the sole discretion of the Board of Directors (a “Competitor”), or (2) an institution that is represented on any board of any such entity. Furthermore, at any time, no more than two persons who are at such time then actively serving as an officer or an employee of the Company or any of its subsidiaries may qualify for service as a director of the Company. If at any time an individual fails to satisfy any of these qualifications, as determined by the Board of Directors in its sole discretion, such individual automatically ceases to be a director of the Company, without further action of the director.

The New Certificate of Incorporation would not include the unique, MasterCard-specific director qualification requirements described above. Instead, revised director qualification requirements would appear in the New Bylaws, which will provide the Board of Directors with greater flexibility to adapt these requirements to changing circumstances in the future. A discussion regarding the revised director qualifications in the New Bylaws is set forth below under “—Amendment and Restatement of the Company’s Bylaws.”

Deletion of references to the Non-Voting Advisor.

Old Certificate of Incorporation Sections Affected: 6.1(A), 9.1 and 9.5.

The Old Certificate of Incorporation allows the Board of Directors to appoint a “Non-Voting Advisor”, who has previously served on the Board of Directors and who is not a director, officer, employee or agent of, and does not represent, a Member, to participate in the deliberations of the Board of Directors in a non-voting, advisory capacity. No such Non-Voting Advisor has been appointed in more than two years, and the Board of Directors has been advised that under Delaware corporate law it may, even without any such specific provision in the certificate of incorporation, invite advisors to participate in its deliberations in a non-voting , advisory capacity if it so chooses.

Vote Required and Board Recommendation

Proposal 1C requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of the Class A common stock in order to pass.

Each of the proposals comprising Proposal 1 is an element of a comprehensive updating of the Company’s governance arrangements. Accordingly, each of the proposals comprising Proposal 1 is cross-conditioned upon all of the other proposals comprising Proposal 1 being approved by the stockholders, and the entire Proposal 1 will fail if any such proposal does not pass. If our Class A Stockholders approve all of the proposals comprising Proposal 1 (1A through 1D), we intend promptly to file the New Certificate of Incorporation with the Delaware Secretary of State.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” PROPOSAL 1C TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S NEW CERTIFICATE OF INCORPORATION.

PROPOSAL 1D. APPROVE THE AMENDMENT AND RESTATEMENT OF THE OLD CERTIFICATE OF INCORPORATION TO REVISE REQUIREMENTS APPLICABLE TO THE OWNERSHIP OF THE COMPANY’S STOCK AND DELETE RELATED OBSOLETE PROVISIONS.

Removal of the limitation prohibiting any person from beneficially owning more than 15% of the Class B common stock

Old Certificate of Incorporation Section Affected: 4.3(K).

The Old Certificate of Incorporation provides that no person may directly or indirectly acquire beneficial ownership of more than 15% of the aggregate outstanding shares of Class B Common Stock other than as a direct result of a decrease in the number of shares of Class B Common Stock outstanding.

In light of the non-voting nature of the Class B Common Stock and the fact that Class B Common Stock now represents less than 15% of the Company’s total share capital, the New Certificate of Incorporation removes this limitation and thereby allows a Member to beneficially own more than 15% of the aggregate outstanding shares of Class B Common Stock. As the number of shares of Class B common stock outstanding continues to decline, this continues to increase the likelihood of a holder exceeding the 15% limit on ownership of this class, while the total ownership represented thereby becomes less and less significant.

Addition of a provision that allows a Member or Similar Person to hold shares of Class A Common Stock if such Member or Similar Person is the designated market maker on the NYSE for the Class A Common Stock

Old Certificate of Incorporation Section Affected: 4.3(K).

The New Certificate of Incorporation adds a provision that allows a Member or Similar Person to hold shares of Class A Common Stock if such Member or Similar Person is also a designated market maker for the Class A Common Stock on the NYSE (or, if the Company elects to list the Class A Common Stock on a different securities exchange, the market maker for the Class A Common Stock designated by such exchange or, failing such a designation, by the Company), and if such shares are held by the designated market maker in the ordinary course of its business and without the purpose or effect of changing or influencing control of the Company.

The activities of an NYSE-listed company’s designated market maker are highly regulated and, due to consolidation in that business, there are now very few remaining non-bank-owned market-making firms on the NYSE. In these circumstances, the Board of Directors believes that this exception to the otherwise applicable limitations on ownership by Members and Similar Persons of the Company’s Class A Common Stock is both appropriate and, as a practical matter, necessary to ensure that the certificate of incorporation does not in the future result in a circumstance where no appropriate institution is able to make a market in the Company’s stock.

Deletion of references to related concepts in the Old Certificate of Incorporation that have been rendered obsolete

•	Deletion of the provision that reclassified common stock in existence prior to the IPO as Class B Common Stock and Class M Common Stock.

Old Certificate of Incorporation Section Affected: 4.1(B).

•	Elimination of Class M Common Stock from the authorized share capital and deletion of all references to Class M Common Stock and Class M Directors.

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Prior to the elimination of Class M Common Stock, the Old Certificate of Incorporation provided certain voting rights to Class M Stockholders. The affirmative vote by Class M Stockholders was required for the Company to engage in certain material actions.

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The Old Certificate of Incorporation provided Class M Stockholders with the right to elect up to three Class M Directors to the Board of Directors. There were certain limitations on the ability of Class M Directors to serve on committees and nominate or select other directors.

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The Old Certificate of Incorporation provided that for so long as Class M Common Stock remained issued and outstanding (1) the Company would issue a share of Class M Common Stock to each new Class A member of MasterCard International and (2) holders of Class B Common Stock would have the right to acquire shares of Class A Common Stock for immediate conversion into shares of Class B common stock when the number of shares of Class B Common Stock outstanding at the end of a fiscal period was less than 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at such date.

Old Certificate of Incorporation Sections Affected: 4.1(A), 4.3(A), 4.3(B), 4.3(D), 4.3(G), 4.3(H), 4.3(K), 5.1, 6.1(A), 6.1(B), 6.1(C), 6.2, 6.3, 6.4, 6.5, 6.7(B), 6.7(C), 6.7(H), 7.1 and 10.1.

•	Deletion of references and provisions related to the European Board elected by the holders of Class M Common Stock.

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The Old Certificate of Incorporation provided for a “European Board”, a regional board that previously managed various aspects of the Company’s operations in Europe. The members of the European Board were elected by the holders of Class M common stock belonging to the Company’s Europe region. In September 2008 and June 2009, the Board of Directors withdrew, permanently assumed and then delegated to management all of the specific authorities granted to the European Board.

Old Certificate of Incorporation Sections Affected: 6.7, 8.1, 9.1, 9.5 and 11.1.

•	Removal of the restriction on the ability of holders of Class B Common Stock to convert their shares of Class B Common Stock into shares of Class A Common Stock.

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The Old Certificate of Incorporation contains a restriction on the ability of holders of Class B Common Stock to convert their shares of Class B Common Stock into shares of Class A Common Stock until the fourth anniversary of the consummation of the IPO.

¡	In addition, the Old Certificate of Incorporation authorizes the Company to offer conversion programs to holders of Class B Common Stock prior to the fourth anniversary of the consummation of the IPO.

Old Certificate of Incorporation Section Affected: 4.3(D).

Vote Required and Board Recommendation

Proposal 1D requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of the Class A common stock in order to pass.

Each of the proposals comprising Proposal 1 is an element of a comprehensive updating of the Company’s governance arrangements. Accordingly, each of the proposals comprising Proposal 1 is cross-conditioned upon all of the other proposals comprising Proposal 1 being approved by the stockholders, and the entire Proposal 1 will fail if any such proposal does not pass. If our Class A Stockholders approve all of the proposals comprising Proposal 1 (1A through 1D), we intend promptly to file the New Certificate of Incorporation with the Delaware Secretary of State.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” PROPOSAL 1D TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S NEW CERTIFICATE OF INCORPORATION.

Amendment and Restatement of the Company’s Bylaws

In connection with the proposed adoption of the New Certificate of Incorporation, the Board of Directors has also approved the amendment and restatement of the Company’s Old Bylaws, the effectiveness of which is contingent upon stockholder approval of the New Certificate of Incorporation and its becoming effective thereafter through filing with the Delaware Secretary of State. The Board of Directors has the power to amend the Company’s bylaws without stockholder approval. As a result, separate approval by our stockholders is not required to adopt the New Bylaws. A summary of the material changes to the Company’s governance that will result if the New Bylaws were to be adopted has been included below for informational purposes.

Adoption of majority voting for the election of directors

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To be re-nominated, incumbent directors must submit resignations to the Board of Directors that are effective only upon (1) the director not receiving a majority of the votes cast in an uncontested election and (2) the Board of Directors’ acceptance of the proffered resignation. New director candidates who fail to receive a majority of votes cast in an uncontested election would fail to be elected. Plurality voting would continue to apply in the case of any contested elections.

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If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Board of Directors would then act on the proffered resignation within 90 days of the election, taking into account the recommendation of the Nominating and Corporate Governance Committee.

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Any vacancies resulting from the Board of Directors’ acceptance of a contingent resignation, or from the failure of a new director candidate to receive a majority of the votes cast in an uncontested election, may be filled by the Board of Directors.

Revision of director qualifications (moved from the Old Certificate of Incorporation)

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The Board of Directors will be comprised of directors at least 64% of whom are not Industry Directors. Further, the number of directors who are neither Industry Directors nor officers or employees of the Company will at all times be at least two greater than the number of directors who are either Industry Directors or officers or employees of the Company.

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Up to one-third of the members of any Executive Committee, Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee may be Industry Directors. No more than one Industry Director may serve on the Nominating and Corporate Governance Committee.

•	A person will qualify for election and continued service as a director of the Company only if the Board of Directors has determined that such person:

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is not a director, officer, employee or agent of, does not represent and otherwise is not affiliated with, a Member or Similar Person, has not been a director, officer, employee or agent of, and has not represented or otherwise been affiliated with, a Member or Similar Person during the prior 18 months and has no business relationship with a Member or Similar Person that is material to such person (except in each case for an Industry Director or a director who is an officer or employee of the Company or any of its subsidiaries);

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is not a trustee, officer, employee or agent of, does not represent and otherwise is not affiliated with, The MasterCard Foundation, has not been a director, officer, employee or agent of, and has not represented or otherwise been affiliated with, The MasterCard Foundation during the prior three years and otherwise has no business relationship with The MasterCard Foundation that is material to such person; and

¡	is not a director, regional board director, officer, employee or agent of, and does not represent (1) a Competitor, or (2) an institution that is represented on any board of any such entity.

If at any time an individual fails to satisfy the above qualifications, as determined by the Board of Directors in its sole discretion, such individual automatically, without further action of the director, ceases to be a director of the Company.

•

While a geographic diversity requirement for Board of Directors is not included as part of the director qualifications in the New Bylaws, it is expected that the Company’s Corporate Governance Guidelines will be revised to include provisions seeking to achieve a comparable level of Board diversity, including to reflect the geographic regions in which the Company operates.

Effecting of changes in order to conform the New Bylaws to the changes that would be effected in the New Certificate of Incorporation

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References to Class M Common Stock, Class M Directors, the Non-Voting Advisor and the European Board have been deleted. Furthermore, the phased declassification of the Board of Directors and the concept of an Industry Director are both reflected in the New Bylaws.

Effecting of technical changes relating to record and notice dates for stockholder meetings

•	Technical changes have been made to reflect recent amendments to the DGCL that provide companies with additional flexibility relating to record and notice dates for stockholder meetings.

PROPOSAL 2: ADJOURNMENT OF THE MEETING

Adjournment of the Meeting

Although it is not currently expected, the meeting may be adjourned to solicit additional proxies if there are not sufficient votes to approve each of the proposals comprising Proposal 1. In that event, we may, among other alternatives, ask the Class A Stockholders to consider adjournment of the meeting only as to the proposals comprising Proposal 1 in order to solicit additional proxies for these proposals, but still ask the Class A Stockholders to elect the four nominees named in this Proxy Statement to serve as directors (Class I), re-approve the adoption of the Company’s Senior Executive Annual Incentive Compensation Plan and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.

In this proposal, we are asking you to authorize the holder of any proxy solicited by or on behalf of the Board of Directors to vote in favor of granting discretionary authority to the proxies or attorneys-in-fact to adjourn the meeting for the purpose of soliciting additional proxies. If the Class A Stockholders approve the adjournment proposal, we could adjourn the meeting and any adjourned session of the meeting as to any or all of the proposals for the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by telephone or via the Internet Web site. Additionally, we may seek to adjourn the meeting if a quorum is not present at the meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the meeting requires an affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or by proxy at the meeting and entitled to vote on the proposal. No proxy that is specifically marked “AGAINST” approval of any of the proposals comprising Proposal 1 will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE EACH OF THE PROPOSALS COMPRISING PROPOSAL 1.

PROPOSAL 3

ELECTION OF DIRECTORS

General

The Company’s Board of Directors. The Board of Directors currently consists of twelve members. Following the retirement of the Class M Common Stock, each member of the Board of Directors (including members of management and members affiliated with MC members (as defined below)) are elected by the Class A Stockholders, voting separately as a class.

At the Annual Meeting, four directors are to be elected to the Board of Directors. Each of the four directors will serve until the expiration of his or her term as set forth below or until his or her successor is elected and qualified. The directors elected to the Board of Directors will automatically be appointed as members of the board of directors of our operating subsidiary, MasterCard International.

Pursuant to the Company’s current certificate of incorporation and by-laws, the Board of Directors is divided into three classes (Class I, Class II and Class III), with each class serving for a staggered, three-year term. Upon expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Accordingly, those directors who are nominated for re-election at the Annual Meeting belong to Class I and are expected to serve until the expiration of their terms at the Company’s annual meeting of stockholders in 2013. The other members of the Board of Directors belong to either Class II or Class III, as indicated in the table below, and will continue to serve on the Board of Directors until the expiration of their terms in 2011 and 2012, respectively, or until their successor is elected and qualified. As described above under “Proposal 1—Amendment and Restatement of Certificate of Incorporation”, the New Certificate of Incorporation, if adopted, would phase out the classification of the Board beginning in 2011.

Board Composition. In assessing the qualities of directors to serve as members of the Board of Directors, the Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that directors should meet the highest standards of professionalism, integrity and ethics and be committed to representing the long-term interests of its stockholders. The Nominating Committee further believes all directors should possess strength of character and maturity in judgment. In addition, although the Board of Directors does not have a specific diversity policy, the Nominating Committee seeks to foster diversity on the Board of Directors by taking into account geographic diversity to reflect the geographic regions in which the Company operates in a manner approximately proportional to its business activity, as well as diversity of age, gender, race, ethnicity and cultural background. In selecting directors, the Nominating Committee also endeavors to have a Board of Directors representing a range of leadership and other experiences relevant to the Company’s global activities.

The following are key experiences, qualifications and skills that the Company’s directors bring to the Board of Directors and that the Nominating Committee believes are desirable in light of the Company’s business and structure:

•	Global business experience (including significant experience in the geographic regions in which the Company operates);

•	Leadership experience (including service as a chief executive officer and/or other senior executive level positions);

•	Relevant industry experience (including in the retail banking and payments industry, telecommunications and with merchants);

•	Finance experience;

•	Regulatory experience (including with governments and regulatory bodies);

•	Technology experience; and

•	Brand and marketing expertise.

Important elements of each of the director’s experiences, qualifications and skills that the Board of Directors considered in leading it to conclude that each such individual should serve as a director of the Company is included in the biographies below.

The Company’s European Board. As described above under “Proposal 1—Amendment and Restatement of Certificate of Incorporation”, the Company’s current certificate of incorporation provides for a “European Board”, a regional board that previously managed various aspects of the Company’s operations in Europe. The members of the European Board were elected by the holders of Class M Common Stock belonging to the Company’s European region. In September 2008 and June 2009, the Board of directors withdrew, permanently assumed and then delegated to management all of the specific authorities previously granted to the European Board. Following the retirement of the Class M Common Stock, the European Board (in the form provided in the Company’s current certificate of incorporation) has been rendered obsolete and, as described above under “Proposal 1—Amendment and Restatement of Certificate of Incorporation”, the New Certificate of Incorporation would delete all references and provisions related to the European Board. On a go-forward basis, the Company has determined to convert the European Board into an advisory board which would serve as a forum for the Company’s customers but would have no allocated governance-related or other authorities.

Nominees for Election as Director

Each of the following nominees for election to the Board of Directors as a Director (Class I) has been approved by the Board of Directors: Nancy J. Karch, José Octavio Reyes Lagunes, Edward Suning Tian and Silvio Barzi. Ms. Karch and Mr. Tian were each elected to the Board of Directors on January 17, 2007. Messrs. Reyes and Barzi were each elected to the Board of Directors on January 22, 2008 and are standing for election by the Class A Stockholders for the first time. Biographical information for each of the nominees for election as a Director is provided below.

Nancy J. Karch, age 62

Ms. Karch has served on the Company’s Board of Directors since January 2007. Ms. Karch is Director Emeritus of the consulting firm, McKinsey & Company, where she served as a senior partner from 1988 until 2000, and served in other capacities there beginning in 1974. She serves as a director and audit committee chair for, and member of the nominating and corporate governance committee of, Liz Claiborne Inc., an apparel company; a director and member of the compensation committee and chair of the nominating and governance committee for Genworth Financial, Inc., a life insurance and financial services company; Lead Director and chair of the nominating and corporate governance committee for The Corporate Executive Board Company, a business research firm; and a director and member of the audit committee of Kimberly-Clark Corporation, a consumer products company. She is also a Trustee of The Westchester Land Trust and Northern Westchester Hospital, both not-for-profit organizations. Within the last five years, Ms. Karch has also served as a member of the board of directors of The Gillette Company and Toys “R” Us Inc.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience and Brand and marketing expertise—Extensive focus on merchants and retail industry, as well as strategy and marketing, for global clients as a former senior partner of McKinsey & Company, a global management consulting firm; merchant and retail experience through positions as a current director of Liz Claiborne Inc. and as a former director of several retail and retail-centric companies, including The Gillette Company and Toys “R” Us Inc.; extensive experience as a director of U.S. public companies

•

Finance experience—Audit Committee chair of Liz Claiborne Inc.; director and former member of the audit committee of The Corporate Executive Board, a business research firm; director of Genworth Financial, Inc., a leading life insurance and financial services company; former member of the audit committees of The Gillette Company and Toys “R” Us Inc.; member of MasterCard Incorporated’s audit committee since February 2007

José Octavio Reyes Lagunes, age 58

Mr. Reyes has served on the Company’s Board of Directors since January 2008. Mr. Reyes is President, Latin America Group at The Coca-Cola Company, a position he has held since December 2002. Mr. Reyes began his career at The Coca-Cola Company in 1980 at Coca-Cola de Mexico as Manager of Strategic Planning. In 1987, he was appointed Manager of the Sprite and Diet Coke brands at corporate headquarters in Atlanta. In 1990, he was appointed Marketing Director for Brazil, and he later became Vice President of Marketing and Operations for Coca-Cola de Mexico. Mr. Reyes became President for Coca-Cola de Mexico in 1996. In September 2002, Mr. Reyes was named President of the North Latin America Division at Coca-Cola, comprising Mexico, Venezuela, Colombia, Central America and the Caribbean. Prior to joining Coca-Cola, Mr. Reyes spent five years with Grupo IRSA, a Monsanto Company joint venture. He is a member of the advisory board of the NFL—Mexico and is a Director of the Papalote Museo de Niño and a member of the advisory board of Casa de la Amistad, both not-for-profit organizations.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience and Brand and marketing expertise—Merchant and retail experience as current president of Latin America group of The Coca-Cola Company, a global leading multinational public company in the beverage industry; former brand manager for The Coca-Cola Company, with marketing positions of increasing responsibility in North America and Latin America

Edward Suning Tian, age 46

Mr. Tian has served on the Company’s Board of Directors since May 2006. Mr. Tian is the founder and Chairman of China Broadband Capital Partners, L.P. (“CBC Capital”). Prior to founding CBC Capital, Mr. Tian was the Vice Chairman and Chief Executive Officer of China Netcom Group Corporation (Hong Kong) Limited from November 2004 to May 2006. Mr. Tian also served as Vice President, China Network Communications Corporation Ltd., parent company of China Netcom Group Corporation (Hong Kong) Limited during that period. From 1999 to 2002, Mr. Tian served as Chief Executive Officer of China Netcom Corporation Ltd. Mr. Tian was the co-founder and Chief Executive Officer of AsiaInfo Holdings, Inc. from 1993 to 1999. Mr. Tian was the Vice Chairman of the board of directors of PCCW Limited from 2005 to 2007. He is a Member of the International Business Council of the World Economic Forum, the Harvard Business School Asia Advisory Committee, and the Asia Business Council and the Asia Pacific Council of the Nature Conservancy. In addition, Mr. Tian has been a member of the board of directors of AsiaInfo Holdings, Inc. since 1993 and has been serving as non-executive director of Lenovo Group Limited since August 2007. Mr. Tian also serves as Senior Advisor to Kohlberg Kravis Roberts & Co., a private equity firm. Since July 2008, he has been a director of Taikang Life Insurance Company Limited.

Director Qualifications:

•

Global business, Leadership, Relevant industry and Technology experience—Founder and current Chairman of China Broadband Capital Partners, L.P., a private equity fund primarily focused on investments in telecom, broadband, media and technology in China; former Vice Chairman and CEO of China Netcom Group Corporation (Hong Kong) Limited, a leading multinational telecommunications and international data communications operator in China and throughout the Asia Pacific region; co-founder, former CEO and current director of AsiaInfo Holdings, Inc., a leading telecommunications and technology corporation in China

Silvio Barzi, age 62

Mr. Barzi has served on the Company’s Board of Directors since January 2008. Mr. Barzi previously served on the Company’s Board of Directors from April 2003 until May 2006 and again from June 2007 until January 2008 as a non-voting observer to the Board of Directors. He also served as a member of the MasterCard Europe Region board from 2001 until May 2006, and has been a member of the MasterCard European board since the Company’s initial public offering in May 2006. Mr. Barzi has served as Chairman of the MasterCard European board since June 2007. Mr. Barzi is the founder and Chairman of UniCredit Family Financing, a bank specializing in credit cards, consumer credit and mortgages. Mr. Barzi was Executive Vice President of UniCredit Group until his retirement at the end of 2009. From February 2001 until May 2007, he served as Chief Executive Officer of UniCredit Consumer Financing. Prior to joining UniCredit Group in 2000, Mr. Barzi was a Vice President at Booz Allen & Hamilton. From 1995 until 1998, he worked for the Credit Suisse-Winterthur Group, where as Chief Operating Officer he was responsible for the merger and integration of six Italian-based insurance companies. From 1981 to 1995, Mr. Barzi was a partner in the Italian office and a leader within the European Financial Institutions and Information Technology practices of McKinsey & Company. Mr. Barzi serves as a director at SinSys. Within the last five years, Mr. Barzi has also served as a director at Quercia Software.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience—Senior executive experience in the retail banking and payments industry as founder and Chairman and former CEO of UniCredit Family Financing (formerly known as UniCredit Consumer Financing), the bank within UniCredit Group which specializes in credit cards, consumer credit and mortgages, and as Executive Vice President of UniCredit Group, a multinational bank operating throughout Central and Eastern Europe; director at SinSys, a European card processor

•

Finance experience—Actively supervised principal financial officer as CEO of UniCredit Consumer Financing; Chief Operating Officer of Credit Suisse-Wintherthur Group, an insurance company; partner in the Italian office and leader within the European Financial Institutions practice of McKinsey & Company, a consulting firm; member of MasterCard Incorporated’s audit committee since April 2008

•

Technology experience—Partner in Italian office and leader within the Information Technology practice of McKinsey & Company, a consulting firm; former director at Quercia Software, a technology company

Mr. Barzi is affiliated with a Member (as defined above under “Proposal 1—Amendment and Restatement of Certificate of Incorporation”) and would not be qualified to serve as a member of the Board of Directors if Class A Stockholders do not approve the adoption of the New Certificate of Incorporation. If the Class A Stockholders approve the adoption of the New Certificate of Incorporation and vote to elect Mr. Barzi, the Board of Directors will take all necessary actions to ensure that Mr. Barzi is seated as a director effective upon the filing of the New Certificate of Incorporation with the Delaware Secretary of State. In the event that Class A Stockholders do not approve the adoption of the New Certificate of Incorporation, the Board of Directors will consider at that time whether to fill the resulting vacancy or, alternatively, reduce the size of the Board of Directors to remove the vacancy.

Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominees listed above, each of whom has consented to being named in this Proxy Statement and to serving if elected. In the event that any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” ALL NOMINEES TO SERVE AS DIRECTORS (CLASS I).

Continuing Directors

The following Directors have terms which do not expire at the Annual Meeting and are expected to serve on the Board of Directors until the expiration of their term at the annual meeting of stockholders for the year indicated below:

Name	Term Expiring in:
Marc Olivié	2011 (Class II)
Mark Schwartz	2011 (Class II)
Jackson P. Tai	2011 (Class II)
Richard Haythornthwaite	2012 (Class III)
Ajay Banga	2012 (Class III)
David R. Carlucci	2012 (Class III)
Steven J. Frieberg	2012 (Class III)
Robert W. Selander	2012 (Class III)

Bernard S.Y. Fung was a director belonging to Class II until he passed away on May 27, 2010.

Biographical information for each of these continuing directors is provided below.

Richard Haythornthwaite, age 53

Mr. Haythornthwaite is Chairman of the Company’s Board of Directors and has served on the Board of Directors since May 2006. Mr. Haythornthwaite is Non-Executive Chairman of Network Rail, President of PSI UK Ltd and an advisor to Star Capital Partners Limited. From 2006 until 2008, Mr. Haythornthwaite was a partner of Star Capital Partners. From 2001 to 2005, Mr. Haythornthwaite served as Chief Executive Officer and Director for Invensys plc and from 1997 to 2001 he served as Chief Executive, Europe and Asia and then as Group Chief Executive for Blue Circle Industries plc (acquired by Lafarge SA in 2001). His prior positions include serving as a Director of Premier Oil plc, President of BP Venezuela, and General Manager, Magnus Oilfield, BP Exploration. Mr. Haythornthwaite is also Chairman of Southbank Centre Board. Within the last five years, Mr. Haythornthwaite has also served as a non-executive director, chairman of the remuneration committee and member of the audit and nominating committees of Imperial Chemical Industries plc, and also as a director of Land Securities Group plc.

Director Qualifications:

•	Global business, Leadership and Relevant industry experience—Former CEO of Invensys plc and Blue Circle Industries plc, UK public multinational corporations; senior level executive at BP

•

Regulatory experience—Current non-executive chairman of Network Rail, a UK rail infrastructure company; former Chairman of both the Risk and Regulation Advisory Council and the Better Regulation Commission, each in the UK

•

Finance experience—Former member of the audit committee of Imperial Chemical Industries plc; former member of the audit committee of Cookson Group plc; active supervision of principal financial officer while Group Chief Executive of Blue Circle Industries plc and CEO of Invensys plc; member of MasterCard Incorporated’s audit committee since May 2006

Ajay Banga, age 50

Mr. Banga is President and Chief Executive Officer of MasterCard Incorporated and MasterCard International. Mr. Banga was appointed to the Company’s Board of Directors on April 12, 2010. Prior to becoming Chief Executive Officer on July 1, 2010, Mr. Banga served as President and Chief Operating Officer of MasterCard Incorporated and MasterCard International. In this capacity, his responsibilities included the Company’s relationships with its customers globally, including the delivery of products, services and marketing, and technology and operations. As President and Chief Executive Officer, Mr. Banga also leads the Company’s Executive Committee. Prior to joining MasterCard as President and Chief Operating Officer in August 2009, Mr. Banga served as Chief Executive Officer of Citigroup’s Asia Pacific region from March 2008 until August 2009. Since joining Citigroup in 1996, Mr. Banga had served in several positions of increasing responsibility, including Chairman and Chief Executive Officer of Citigroup’s International Global Consumer Group, Executive Vice President of Citigroup’s Global Consumer Group, President of Citigroup’s Retail Banking North America, business head for CitiFinancial and the U.S. Consumer Assets Division and division executive for the consumer bank in Central/Eastern Europe, Middle East, Africa, and India. Prior to joining Citigroup, Mr. Banga spent 13 years with Nestle India and two years with PepsiCo. Mr. Banga serves on the board of directors of Kraft Foods Inc., is on the board of trustees of the Asia Society, is a member of The Council on Foreign Relations and The Economic Club of New York, and is a fellow of the Foreign Policy Association. He is also a member of the Financial Services Roundtable, an industry organization. Within the last five years, Mr. Banga has also served on the boards of trustees of Enterprise Community Partners, Inc., the National Urban League and the New York Hall of Science, and was a director of the Council for Economic Education.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience—President and Chief Operating Officer of MasterCard Incorporated and MasterCard International from August 2009, and CEO, effective July 1, 2010; extensive senior level experience in the global retail banking and payments industry through various positions at CitiBank, N.A., including Chief Executive Officer of Citigroup’s Asia Pacific region; extensive senior level business experience in North America, Asia Pacific, Central/Eastern Europe, Middle East, Africa and India

•

Brand and marketing expertise—marketing experience at Nestle India, a global food and beverage company; brand and marketing experience at PepsiCo, a global food and beverage company; director of Kraft Foods Inc., a global food company

David R. Carlucci, age 56

Mr. Carlucci has served on the Company’s Board of Directors since May 2006. Mr. Carlucci is the Chairman, Chief Executive Officer and President of IMS Health Incorporated. Mr. Carlucci has served as Chief Executive Officer and President of IMS Health Incorporated since January 2005 and served as President and Chief Operating Officer of IMS Health Incorporated from October 2002 until January 2005. Mr. Carlucci was appointed to serve as Chairman of IMS Health Incorporated’s board of directors effective April 1, 2006. From January 2000 until January 2002, before joining IMS Health Incorporated, Mr. Carlucci was General Manager of IBM Americas, which comprises all of IBM’s sales and distribution operations in the U.S., Canada and Latin America. Prior to that, Mr. Carlucci held roles of increasing responsibility at IBM, including General Manager of IBM’s S/390 Division from January 1998 to January 2000; Chief Information Officer from February 1997 to January 1998; General Manager, IBM Printing Systems Company from July 1995 to January 1997; Vice President, Systems, Industries and Services, Asia Pacific from January 1993 to July 1995; and Vice President, marketing and channel management, IBM Personal Computer Company—North America from February 1990 to December 1992. Within the last five years, Mr. Carlucci also served as a member of the advisory board of Mitsui USA.

Director Qualifications:

•

Global business, Leadership and Technology experience—Current CEO of IMS Health Incorporated, a US-based multinational corporation which is a leader in providing market intelligence to the pharmaceutical and healthcare industries; several senior executive level positions at IBM, including operations and management experience in the U.S., Canada, Latin America and Asia Pacific

Steven J. Freiberg, age 53

Mr. Freiberg has served on the Company’s Board of Directors since September 2006. Previously, Mr. Freiberg served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of the Company’s U.S. region board from 2004 until May 2006. Effective April 1, 2010, Mr. Freiberg became Chief Executive Officer of E*TRADE Financial Corporation. From September 2005 until his retirement effective January 31, 2010, Mr. Freiberg served as Executive Vice President of Citibank N.A. From January 2009 until April 2009 Mr. Freiberg held the position of Chairman and Chief Executive Officer of Citi Holdings—Global Consumer. Prior to being appointed to this position in January 2009, he served as Chief Executive Officer of Global Cards for Citigroup. From 2005 until March 2008, Mr. Freiberg served as Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group N.A. and Co-Chair of the Global Consumer Group. Prior to his appointment as Co-Chairman of the Global Consumer Group in 2005, Mr. Freiberg served as Chairman and Chief Executive Officer of Citi Cards from 2001 until 2005. Prior to that, Mr. Freiberg held positions of increasing seniority with Citigroup’s predecessor companies and affiliates since joining Citigroup’s Card Products Division in 1980. Additionally, he served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB and the Citigroup Foundation. Mr. Freiberg also serves on the board of the March of Dimes and he Co-Chairs Habitat for Humanities’ NYC Council. Within the last five years, Mr. Freiberg has also served on the boards of directors of Direct Marketing Association and Upromise.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience—Extensive senior level experience on a global basis in the retail banking and payments industry through various positions at Citibank N.A., including various executive positions leading Citibank’s credit card and payments business; CEO of various units with Citigroup, including its global cards business; CEO of E*TRADE Financial Corporation, effective April 1, 2010

Marc Olivié, age 56

Mr. Olivié has served on the Company’s Board of Directors since May 2006. Mr. Olivié is President, Chief Executive Officer and a Director of W.C. Bradley Co. He is also the Chairman of MRO Management BVBA. From July 2007 to October 2008, he was Chief Executive Officer of MRO Management BVBA. From April 2005 to June 2007, Mr. Olivié was President and Chief Executive Officer of the Agfa-Gevaert Group. During that time, he also served as the Executive Director of the board of directors and Chairman of the Executive Committee of Agfa-Gevaert N.V. From 2004 to April 2005, Mr. Olivié was Executive Vice President of the Agfa-Gevaert Group. From 2001 to 2004, Mr. Olivié was Senior Vice President and President, Global Bath and Kitchen Products for American Standard Companies Inc. Prior thereto, Mr. Olivié was President and Chief Executive Officer of Armstrong Floor Products for Armstrong Holdings, Inc. from 2000 to 2001 and of Armstrong Building Products for Armstrong Holdings, Inc. from 1996 to 2000. On December 6, 2000, Armstrong World Industries, Inc., the major operating subsidiary of Armstrong Holdings, Inc., filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

Director Qualifications:

•

Global business, Leadership, Relevant industry and Technology experience—Merchant experience as current CEO of W.C. Bradley Co., a privately held corporation which operates several consumer durables businesses and retail operations; former CEO of Agfa-Gevaert Group, a European multinational technology company; merchant experience as former President and CEO of Armstrong Floor Products and Armstrong Building Products for Armstrong Holdings, Inc.; extensive business experience in the U.S., Europe and the Middle East

•

Finance experience—active supervision of principal financial officer as CEO of several corporations, including W.C. Bradley Co.; former President and CEO of the Afga-Geveart Group; member of MasterCard Incorporated’s audit committee since May 2006

Mark Schwartz, age 56

Mr. Schwartz has served on the Company’s Board of Directors since May 2006. Mr. Schwartz is Chairman of MissionPoint Capital Partners LLC. From late 2002 until early 2005, he served as a senior advisor to George Soros and then as President and Chief Executive Officer of Soros Fund Management LLC. From 1979 to 2001, Mr. Schwartz served in various positions at The Goldman Sachs Group, Inc., including as Chairman, Goldman Sachs Asia, from 1999-2001, Member, Management Committee, from 1998 to 2001, and President, Goldman Sachs Japan, from 1997-2001. Mr. Schwartz was a partner of The Goldman Sachs Group, Inc. from 1988 until he retired in 2001. Mr. Schwartz currently serves as a director of Softbank Corp. and Voltaix, LLC. He is a Trustee, member of the Executive Committee and Vice Chairman of the Audit Committee of NewYork-Presbyterian Hospital, member of the Executive Committee of the Morgan Stanley Children’s Hospital of New York-Presbyterian, and Vice Chairman of the Columbia Presbyterian Health Sciences Advisory Council. He is also a Director of the President’s Council at Massachusetts General Hospital, on the board of directors of the Ragon Institute of MGH, MIT and Harvard (formerly the Partners AIDS Research Center), and on the advisory board of the Center for Regenerative Medicine. Mr. Schwartz is the Chairman of the Visiting Committee of the Harvard Business School, as well as a member of the Dean’s Council at Harvard College, the Committee on University Resources Executive Committee of Harvard University, the New York Major Gifts Committee, the Dean’s Executive Committee of the Harvard Kennedy School, and the Asia Center and Harvard China Fund Advisory Committees. Within the last five years, Mr. Schwartz has also served as a director of Harbor Point Limited, a private reinsurance company in Bermuda.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience—Current chairman of MissionPoint Capital Partners LLC, a multinational investment fund; former CEO of Soros Fund Management LLC, an investment fund; former partner of The Goldman Sachs Group, Inc., a leading investment bank, as well as former holder of various senior level leadership positions with Goldman Sachs, including positions in Asia Pacific region and member of Goldman Sachs Management Committee

•

Finance experience—In addition to Goldman Sachs and other experiences described above, current Vice Chairman of the audit committee of New York Presbyterian Hospital; former Chairman of the audit committee of Northern Westchester Hospital; determined by MasterCard Incorporated’s Board of Directors to be an “audit committee financial expert” and chairman of MasterCard Incorporated’s audit committee since September 2006

Robert W. Selander, age 59

Mr. Selander is Executive Vice Chairman of MasterCard Incorporated and MasterCard International. Prior to July 1, 2010, Mr. Selander served as Chief Executive Officer of MasterCard Incorporated and MasterCard International. He will retire from the Company in December 2010. Mr. Selander has served on the Board of Directors since June 2002 and the MasterCard International board of directors since 1997. Mr. Selander’s term as a director will conclude upon his retirement. Mr. Selander is a member of the Company’s Executive Committee. He served as Chief Executive Officer of MasterCard Incorporated and MasterCard International from his elections in June 2002 and April 1997, respectively until June 30, 2010. In addition, until August 2009, Mr. Selander served as President of MasterCard Incorporated and MasterCard International from June 2002 and April 1997, respectively. Prior to his election as President and Chief Executive Officer of MasterCard International in April 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. Mr. Selander is a member of the board of directors of The Financial Services Roundtable, an industry organization. Within the last five years, Mr. Selander has also served as a director and member of the Audit, Nominating and Corporate Executive committees of the Hartford Financial Services Group, Inc.

Director Qualifications:

•

Global business, Leadership and Relevant industry experience—Thirteen-year tenure as Chief Executive Officer of MasterCard Incorporated and MasterCard International, with prior global senior level leadership responsibilities; senior executive experience with Citicorp/Citibank N.A.

•

Finance experience—active supervision of chief financial officer as CEO of MasterCard Incorporated and MasterCard International; member of the board of directors of The Financial Services Roundtable; former member of the audit committee of the Hartford Financial Services Group, Inc.

Jackson P. Tai, age 59

Mr. Tai has served on the Company’s Board of Directors since September 2008. Mr. Tai is the former Vice Chairman and Chief Executive Officer of DBS Group and DBS Bank Ltd., having served as Chief Executive Officer from June 2002 until December 2007. Mr. Tai joined DBS Group in July 1999 as Chief Financial Officer, and subsequently served as President and Chief Operating Officer until his appointment as Chief Executive Officer. From June 1974 until July 1999, Mr. Tai held several management positions in the Investment Banking Division at J.P. Morgan & Co. Incorporated in New York, Tokyo and San Francisco. Mr. Tai currently serves as non-executive chairman of the board of directors and member of the audit committee of Brookstone, Inc., a member and chairman of the audit committee of the ING Groep NV supervisory board, a member of the Asia Pacific advisory board of Bloomberg LP and a member of the board of directors of NYSE Euronext, CapitaLand Limited and Cassis International Pte. Ltd. Within the last five years, Mr. Tai has also served on the board of directors of Singapore Telecommunications Limited.

Director Qualifications:

•

Global business, Leadership, Relevant industry and Technology experience—Senior executive experience in the retail banking and payments industry as former Vice Chairman and Chief Executive Officer of DBS Group and DBS Bank, Ltd., a Singapore-based bank with operations throughout the Asia Pacific region; various additional leadership positions with DBS Group and DBS Bank, Ltd.; director on ING Groep NV supervisory board, a global finance services company based in Europe with retail and commercial banking operations in the U.S. and Europe; merchant experience as non-executive chairman of the board of directors of Brookstone, Inc., a U.S. specialty retailer; former director at Singapore Telecommunications Limited, a telecommunications company

•

Finance experience—Former Chief Financial Officer of DBS Group and DBS Bank Ltd.; active supervision of principal financial officer as former CEO of DBS Group and DBS Bank, Ltd.; chairman of the audit committee of the ING Groep NV supervisory board, member of the audit committees of Singapore Telecommunications Limited and Jones Lang LaSalle Incorporated, a public financial and professional real estate services firm; several management positions in the Investment Banking Division at JP Morgan & Co. Incorporated; member of the Tapestry Network’s European Audit Committee Leadership Network (which provides updates of changes in accounting principles and practices to audit committee chairmen; non-voting participant on MasterCard Incorporated’s audit committee since February 2009)

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Qualifications of Directors. Our current certificate of incorporation and by-laws, as well as our Corporate Governance Guidelines, provide for the following qualifications for service as a member of the Board of Directors (in addition to other qualifications which have been rendered obsolete due to the retirement of the Class M Common Stock):

•

Except in the case of a director that has been elected by the Class M Stockholders or a director who is an officer of the Company, no director shall be a person who is or has been during the prior three years a director, officer, employee or agent of, or otherwise be affiliated with: (1) any person that at the time of the filing of the amended and restated certificate of incorporation in June 2007 was, or thereafter shall become, a Class A member or affiliate member of MasterCard International or licensee of any of the Company’s or MasterCard International’s brands, or an affiliate of any of the foregoing, whether or not such person continues to retain such status (an “MC member”), or (2) any person that is an operator, member or licensee of any general purpose payment card system that competes with the Company, or any affiliate of such a person (a “similar person”), or have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, an MC member or similar person during the prior three years or otherwise have any business relationship with an MC member or similar person that is material to such person;

•

no director shall be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with The MasterCard Foundation, or have been a director, officer, employee or agent of, or represented, or otherwise been affiliated with The MasterCard Foundation during the prior three years or otherwise have a business relationship with The MasterCard Foundation that is material to such director; and

•

no director shall be a director, regional board director, officer, employee or agent of, or represent: (1) an entity that owns and/or operates a payment card program that is competitive with any of the Company’s card programs, as determined in the sole discretion of the Board of Directors or (2) an institution that is represented on any board of such an entity.

In addition, no more than two persons who are at such time then actively serving as an officer or employee of the Company or any of its subsidiaries shall qualify to serve as a director. Each of our directors must also serve as a director of MasterCard International.

Our certificate of incorporation and Corporate Governance Guidelines further provide that, to the extent practicable and subject to the Board of Directors’ fiduciary duties, the directors nominated by the Board of Directors for election as Class A Directors (other than the chief executive officer) should reflect the geographic diversity and global profile of the Company and that the citizenships and residencies of these directors should reflect the geographic regions in which we operate in a manner approximately proportionate to our business activity as reflected in the global proxy calculation formula contained in our certificate of incorporation.

The above qualifications will be modified and/or replaced with the adoption of the New Certificate of Incorporation and New Bylaws (as described above under “Proposal 1—Amendment and Restatement of Certificate of Incorporation”).

Director Independence. Pursuant to the corporate governance listing standards of the NYSE, a majority of the Board of Directors (and each member of the Audit, Human Resources and Compensation and Nominating Committees) must be independent. The Board of Directors has adopted director independence standards, which are contained in the Company’s Corporate Governance Guidelines, to assist in its determination of director independence. The Corporate Governance Guidelines are available to stockholders on the Company’s website at http://www.mastercard.com. No director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board of Directors broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the Board of Directors applies the independence standards set by the NYSE, which are generally tracked in the independence guidelines set forth below.

The Board of Directors has established the following guidelines to assist it in determining director “independence”:

•

A director will not be independent if: (1) the director is, or has been within the last three years, employed by the Company, or an immediate family member of the director is, or has been within the last three years, employed by the Company as an executive officer; (2) the director or an immediate family member of the director has received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); (3) (a) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (b) the director is currently employed by such a firm, (c) the director has an immediate family member who is currently employed by such a firm and personally works on the Company’s audit, or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (4) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives serves or served on that company’s compensation committee; or (5) the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company.

•

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (1) relationships involving the provision of products or services either by or to the Company or its subsidiaries or affiliates and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; (2) if a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payment from, the Company for property or services in an amount which, in any single fiscal year, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (3) if a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of the Company’s common equity; (4) if a director is an executive officer or an employee of another company to which the Company is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer or an employee; and (5) if a director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues. Notwithstanding the foregoing, no relationship required to be disclosed by the Company pursuant to Item 404 of Regulation S-K shall be treated as categorically immaterial. The Board of Directors reviews annually all commercial, charitable and other relationships of directors.

For the purpose of applying these director independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board of Directors has determined that Ms. Karch and Messrs. Barzi, Carlucci, Haythornthwaite, Olivié, Reyes, Schwartz, Tai and Tian qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors as set forth above. In the course of its determination regarding the independence of each non-management director, the Board of Directors considered any transactions, relationships and arrangements as required by Section 303A.02 of the NYSE Listed Company Manual and under the independence requirements adopted by the Board of Directors as set forth above.

In reaching the determination that Ms. Karch and Messrs. Barzi, Reyes, Tai and Tian are independent, the Board of Directors considered the fact that: (1) Ms. Karch is Director Emeritus of McKinsey & Company and a director of The Corporate Executive Board Company, (2) Mr. Barzi is chairman of UniCredit Family Financing, a former executive officer of UniCredit Group and a director of SinSys, (3) Mr. Reyes is an executive officer of The Coca-Cola Company, (4) Mr. Tai is a former executive officer of DBS Group and DBS Bank Ltd., a member of the ING Groep NV supervisory board, a member of the Asia-Pacific advisory board of Bloomberg LP, a director of Cassis International Pte. Ltd. and a director of NYSE Euronext and (5) Mr. Tian is former vice chairman of the board of directors of PCCW Limited. Although service as a director or executive officer of another company alone is not a material relationship that would impair a director’s independence, the above listed relationships were reviewed by the Board of Directors. Furthermore, although each of UniCredit Group, UniCredit Family Financing, DBS Group, DBS Bank Ltd. and The Coca-Cola Company has a business relationship with the Company, sales to and/or purchases from these entities amounted to less than the greater of $1 million or 2% of that company’s consolidated gross revenues during each of 2009, 2008 and 2007. Accordingly, the Board determined that, during all relevant years, none of the relationships listed above were of an amount or nature to impede the exercise of independent judgment of any of Ms. Karch or Messrs. Barzi, Reyes, Tai or Tian.

Nomination of Directors. Candidates for nomination to the Board of Directors are selected by the Nominating Committee, based on the Nominating Committee’s review of candidates in accordance with the Nominating Committee’s charter. The Nominating Committee identifies potential new director candidates by recommendations from its members, other members of the Board of Directors, Company management and individual stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. The process by which the Nominating Committee evaluates candidates submitted by stockholders does not differ from the process it follows for evaluating other nominees.

As described above under “Proposal 3—Election of Directors—General—Board Composition”, when considering the qualifications of a nominee, the Nominating Committee may take into account factors such as strength of character, maturity of judgment, leadership and experience relevant to the Company’s global activities and expertise/knowledge. In addition, although the Board of Directors does not have a specific diversity policy, the Nominating Committee seeks to foster diversity on the Board of Directors by taking into account geographic diversity to reflect the geographic regions in which the Company operates in a manner approximately proportional to its business activity, as well as diversity of age, gender, race, ethnicity and cultural background. The Nominating Committee also takes into account the extent to which the candidate would fill a present need on the Board of Directors. For additional information on the nomination process, see the charter for the Nominating Committee and the Company’s Corporate Governance Guidelines, which are located on the Company’s website at http://www.mastercard.com

The nominees for re-election to the Board of Directors as Directors at the Annual Meeting were approved by the Nominating Committee after evaluating their qualifications and service on the Board of Directors. The Nominating Committee recommended each such nominee for approval by the Board of Directors.

Stockholders may submit recommendations for nomination in writing to the Corporate Secretary of the Company at the address set forth above under “Introduction—Solicitation of Proxies” not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. The Corporate Secretary will forward all bona fide recommendations received by such date to the Nominating Committee for its consideration. Stockholder recommendations should include: (1) the name and address of the stockholder making the recommendation, as it appears on the Company’s books, and of the beneficial owner, if any, on whose behalf the recommendation is being made, (2) the class and number of shares of the Company, which are owned beneficially and of record by such stockholder and/or such beneficial owner, (3) the candidate’s name and contact information, (4) a description of any relationship between the stockholder and the candidate, (5) a description of the candidate’s qualifications, and (6) a signed statement from the candidate that he or she is willing and able to serve as a director, and is qualified to so serve under the Company’s by-laws, if elected. The Nominating Committee may request such additional information from the recommended nominee or the stockholder as it deems appropriate.

Stockholders may also nominate directors for election pursuant to our by-laws. See “Stockholder Proposals and Director Nominations” for a description of this process.

Board Leadership Structure. The Company has an independent non-executive Chairman of the Board of Directors. The role of the Chairman is to provide governance and leadership to the Board of Directors, including helping to organize the work of the Board of Directors and ensuring that its members have information to effectively carry out their responsibilities. Specifically, the Chairman’s responsibilities include, among others things:

•	presiding over meetings of the Board of Directors and executive sessions of non-management and independent directors;

•	overseeing the adequacy of information available to directors;

•	coordinating feedback regarding issues discussed in executive session as well as performance to the Chief Executive Officer;

•

facilitating effective communication between the Board of Directors and our stockholders, including, among other things, by presiding over the annual meeting, and any special meetings, of stockholders;

•

working with the Chief Executive Officer and Corporate Secretary to facilitate clear communications by and between directors from different regions and representing different classes of stockholders; and

•	providing advice and counsel to the Chief Executive Officer.

The Board of Directors does not have a specific policy regarding the separation of the roles of Chairman and Chief Executive Officer, as it believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Company has had a non-executive Chairman since its IPO in May 2006, and the Board of Directors believes having separate Chief Executive Officer and Chairman positions, and having an independent director serve as Chairman, continues to be the appropriate leadership structure for the Company at this time. This structure enables the Chief Executive Officer to focus on the Company’s day-to day business, while the independent Chairman focuses on leading the Board in its responsibilities of acting in the best interests of the Company and its stockholders.

Non-Management Director Meetings. The non-management directors are afforded a regular opportunity to meet in executive session, or more frequently upon request of any non-management director. The Board of Directors holds regularly scheduled meetings in executive session without management present. The Chairman of the Board of Directors ordinarily presides at such sessions.

Board Risk Oversight. The Board of Directors is responsible for overseeing the Company’s overall risk profile and management’s processes for managing risk. The Board of Directors oversees risk both as a full Board and through its committees. The Board meets at least annually with management to specifically discuss the Company’s risk management process and assess the major risks on which the Company intends to focus in the next year. Throughout the year, the Board of Directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The Board of Directors considers management’s risk assessments and how key risks are managed as it assesses the Company’s business strategy. Strategic and operational risks are presented and discussed in the context of strategic presentations to the Board of Directors at regularly scheduled Board meetings and during reports to the Board of Directors and its committees by the general counsel and other officers. Oversight of certain specific risks are delegated to designated committees of the Board of Directors. These delegations include:

•

The Audit Committee oversees risks relating to the financial statements and financial reporting and controls; internal controls; and legal, regulatory and compliance risks. The Audit Committee also has broader oversight of risk as described below.

•	The Compensation Committee oversees risks arising from the Company’s compensation policies and practices for all employees, including non-executive directors.

•	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes, and risks related to litigation and other legal matters.

Oversight of risk by the Board of Directors and its committees builds upon, and is part of, our Enterprise Risk Management (“ERM”) program. The ERM program is integrated with the business and designed to ensure appropriate and comprehensive oversight and management of risk. The ERM program leverages our business processes to, among other things, ensure: allocation of resources to appropriately address risk; establishment of clear accountability for risk management; and provision of transparency of risks to senior management, the Board of Directors and appropriate Board committees. Our ERM program seeks to accomplish these goals by: monitoring key risks; providing an independent view of our risk profile; and strengthening business operations by integrating ERM principles and creating a more risk aware culture within MasterCard. MasterCard’s integrated risk management structure balances risk and return by having: (1) operating units own and manage risk, (2) risk committees (in such areas as customer, technology and business continuity) provide cross-functional balance and perspective on risk, (3) centralized functions (such as finance and law) provide expertise and have responsibility for key risks and (4) our executive officers set policy and accountability. The Board and committees then provide oversight of this process.

As part of its oversight process and as set forth in its charter, the Audit Committee oversees and discusses with management and the Company’s independent registered public accounting firm the Company’s guidelines and policies with respect to risk assessment and risk management, as well as the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is provided at least annually with a report from the ERM function to monitor the status of the risk management process based on what is presented annually to the full Board. The Audit Committee also meets with management and operating units and other functions on a rotating basis to discuss the business and strategies of such units from a risk perspective. The Audit Committee also reports to the Board with respect to internal controls under the Sarbanes Oxley Act, and approves an audit plan based on a risk-based methodology and evaluation.

The Compensation Committee reviews and assesses the Company’s compensation policies and practices for all employees. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the Compensation Committee considers the relationship of the Company’s risk oversight practices to employee compensation policies and practices for all employees (including non-executive officers), including whether the Company’s compensation programs create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee’s assessment of risk is further discussed below under “Executive Compensation—Compensation, Discussion and Analysis—Risk Assessment.”

Stockholder Communications. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any committee of the Board of Directors or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence can be sent by e-mail to General_Counsel@mastercard.com or by mail to MasterCard Incorporated, Board of Directors, 2000 Purchase Street, Purchase, NY 10577.

Documents Available. The Company’s Corporate Governance Guidelines and Supplemental Code of Ethics, as well as the charters of the Board committees can be found on the Company’s website at http://www.mastercard.com. These documents will also be made available in print to any stockholder who requests them by writing to the Corporate Secretary at the address set forth above under “Introduction—Solicitation of Proxies.”

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors, each of which is described below.

Audit. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities. Among other things, it reviews the activities, results and effectiveness of internal and independent auditors, confirms the independence of the independent auditors and oversees the quality of the Company’s internal controls. The Audit Committee also reviews the Company’s key risks and controls and its quarterly and annual financial statements. The Audit Committee operates under a written charter, which is available to stockholders through our website at http://www.mastercard.com. The current members of the Audit Committee are Ms. Karch and Messrs. Barzi, Haythornthwaite, Olivié and Schwartz (Chairman), each of whom the Board of Directors has determined qualify as independent according to the corporate governance listing standards of the NYSE (as described above) and under the independence criteria established by the SEC. Mr. Tai is a non-voting participant of the Audit Committee. Messrs. Haythornthwaite, Olivié, and Schwartz were elected to the Audit Committee on May 31, 2006. Ms. Karch was appointed to the Audit Committee on February 6, 2007 and Mr. Barzi was appointed to the Audit Committee on April 8, 2008. Mr. Tai joined the Audit Committee as a non-voting participant on February 3, 2009. The Board of Directors has identified Mr. Schwartz as an “audit committee financial expert” under the applicable SEC rules based on his experience and qualifications. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies. The Audit Committee held ten meetings during 2009.

Nominating and Corporate Governance. The Nominating Committee considers and nominates individuals to serve as directors of the Company and performs the other functions set forth in its charter, which is available to stockholders through our website at http://www.mastercard.com. The current members of the Nominating Committee are Ms. Karch and Messrs. Haythornthwaite (Chairman), Schwartz, Tai and Tian, each of whom the Board of Directors has determined qualify as independent according to the corporate governance listing standards of the NYSE. Messrs. Haythornthwaite, Schwartz and Tian were each elected to the Nominating Committee on May 31, 2006. Ms. Karch was appointed to the Nominating Committee on February 6, 2007. Mr. Tai was appointed to the Nominating Committee on February 3, 2009. The Nominating Committee held ten meetings during 2009.

See “Board of Directors and Corporate Governance—Nomination of Directors” for a description of the process pursuant to which the Nominating Committee nominates directors and the process pursuant to which stockholders may recommend candidates as nominees for election as director.

Human Resources and Compensation. The Human Resources and Compensation Committee (the “Compensation Committee”) is primarily responsible for, among other things: (1) reviewing annually and approving the Company’s compensation and benefits philosophy and strategy to ensure that our employees are treated equitably and rewarded appropriately for their contributions to the Company’s growth and profitability; (2) ensuring that our executive compensation strategy supports the Company’s objectives and links the interests of executives closely to those of our stockholders; (3) reviewing the Company’s compensation and benefit policies and programs, including design, administration, participation and compliance; (4) reviewing and approving company-wide annual and long-term cash or equity incentive compensation plans and ensuring they are administered in a manner consistent with our rewards strategy; (5) reviewing and approving corporate goals and objectives for our Chief Executive Officer and other executive officers’ compensation, including annual and long-term performance objectives; (6) reviewing and approving with the Chief Executive Officer, his recommendations with respect to the individual elements of total direct compensation (base salary, annual bonus and long-term incentive) for our executive officers and key management other than the Chief Executive Officer; (7) reviewing annually and determining total compensation for our Chief Executive Officer and evaluating his performance against established goals and objectives; (8) ensuring that appropriate processes are in place to aid succession planning and development strategies for senior level positions and executives officers; and

(9) reviewing and discussing with management the Company’s compensation discussion and analysis and, if appropriate, recommending to the Board that it be included in its annual report, proxy statement or other filings with the SEC.

In addition, the Compensation Committee approves the compensation of each of the Company’s non-employee directors and executive officers, including the named executive officers listed in the Summary Compensation Table in this Proxy Statement. The Compensation Committee also has exclusive authority to grant equity awards to non-employee directors and executive officers of the Company. Our Chief Executive Officer has authority to recommend to the Compensation Committee compensation decisions for the executive officers other than himself. The Compensation Committee delegates certain administrative functions under the Company’s employee benefit plans to certain officers of the Company, including the Company’s Chief Human Resources Officer. The Compensation Committee regularly reviews the Company’s executive compensation and benefits policies, programs and practices and monitors applicable new rules and evolving best practices concerning executive compensation. The Compensation Committee operates under a written charter, which is available to our stockholders through our website at http://www.mastercard.com. The current members of the Compensation Committee are Messrs. Carlucci (Chairman), Olivié and Reyes, each of whom is a non-employee director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and determined by the Board of Directors to be independent according to the corporate governance listing standards of the NYSE. Messrs. Carlucci, and Olivié were elected to the Compensation Committee on May 31, 2006. Mr. Reyes was appointed to the Compensation Committee on April 8, 2008. Bernard S.Y. Fung was a member of the Compensation Committee from May 31, 2006 until he passed away on May 27, 2010. The Compensation Committee held ten meetings during 2009.

The agenda for meetings of the Compensation Committee is determined by the Chairman of the Compensation Committee with the assistance of the Company’s Chief Human Resources Officer. Compensation Committee meetings are regularly attended by the members of the Compensation Committee, the Company’s Chief Executive Officer and the Company’s Chief Human Resources Officer. Generally, the Compensation Committee also meets in executive session. The Chairman of the Compensation Committee reports to the Board of Directors on the Compensation Committee’s decisions concerning, among other things, compensation of the Company’s non-employee directors and executive officers. At the end of each year, the Compensation Committee reviews and makes decisions on the elements and amount of compensation for our named executive officers. Additionally, the Compensation Committee approves the funding for the long-term incentive grants and all other annual cash-based incentive plans. The Compensation Committee has the sole authority with respect to the selection, retention, approval of fees and replacement of any compensation consultants to provide independent advice to the Compensation Committee. The Compensation Committee has retained its own outside compensation consultant, Towers Perrin (upon the merger of Towers Perrin and Watson Wyatt Worldwide, now Towers Watson effective January 1, 2010), which reports directly to the Compensation Committee. For more information on the Company’s processes and procedures for the consideration and determination of executive and non-employee director compensation, including the role of executive officers and Towers Perrin, see the “Compensation Discussion and Analysis” section in this Proxy Statement.

ATTENDANCE AT MEETINGS

Attendance at Meetings by Directors. The Board of Directors held eight meetings during 2009. During 2009, each director attended 75 percent or more of the aggregate of: (a) the total number of meetings of the Board of Directors held during the period when he or she was a director and (b) the total number of meetings held by all Committees of the Board of Directors on which such director served during the period when he or she was a director, except for Mr. Tian (who attended 72 percent of such meetings, although, as a resident of China, did need to miss certain previously unscheduled meetings). The number of meetings held by each Committee during 2009 is set forth above.

Attendance at Annual Meetings. The Company encourages directors to attend its annual meeting of stockholders and endeavours to hold Board and/or committee meetings on the same date as the Company’s annual meeting of stockholders in order to increase the number of directors who attend the annual meeting. Eleven members, including Mr. Selander, out of a then total of twelve members of the Board of Directors attended the 2009 Annual Meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other third parties may send confidential communications directly to the Board of Directors by providing such communications in writing to the Corporate Secretary of the Company at the address set forth above under “Introduction—Solicitation of Proxies.” The Company’s General Counsel, or in his absence, another member of the Company’s Law Department, opens all communications received solely for the purpose of determining whether the contents represent a message to the directors. Communications regarding accounting, internal accounting controls and auditing matters, including violations of the Company’s Supplemental Code of Ethics or alleged violations of law, are transmitted by the Corporate Secretary to the Audit Committee in accordance with the Company’s Whistleblower Procedures. The General Counsel of the Company is responsible for keeping a docket of all communications received from stockholders of the Company and other third parties which constitute complaints under the Company’s Whistleblower Procedures and summarizing the nature of the complaint. The General Counsel will report any recent developments of items listed on the docket in reasonable detail to the Chairman of the Audit Committee (and, if the Chairman so directs, to the full Audit Committee) at or in advance of its next regularly scheduled meeting. The Company’s Whistleblower Procedures can be found on its website at http://www.mastercard.com. Communications (or a reasonable summary thereof) regarding director nominations and corporate governance matters are transmitted by the Corporate Secretary to the Nominating Committee. All other communications (or a reasonable summary thereof) are transmitted by the Corporate Secretary to the Audit Committee, which determines which communications are to be transmitted to the Board of Directors or to another committee of the Board of Directors. If warranted, the Board of Directors or any of its committees may take appropriate action in connection with a stockholder or third-party communication.

EXECUTIVE OFFICERS OF THE COMPANY

Biographical data for the current executive officers of the Company (“Executive Officers”) is set forth below, excluding biographies for Messrs. Selander and Banga, which are included above under “Proposal 3—Election of Directors—Continuing Directors.” Each Executive Officer serves at the discretion of the Chief Executive Officer or the Board of Directors. Each Executive Officer is also a member of the Company’s Executive Committee, which manages the Company’s corporate performance and develops corporate strategy.

Gary J. Flood, age 51, is President, Global Products and Solutions for MasterCard Incorporated and MasterCard International. In this capacity, he has responsibility for the products and services that the Company delivers to its customers. Prior to being appointed to his current position in November 2007, Mr. Flood was Executive Vice President of Global Account Management for the Company. In this capacity, Mr. Flood oversaw the Company’s efforts to support its largest global customers. Previously, Mr. Flood was Senior Vice President of Consumer Card Product Management and Development, where he spent four years directing all MasterCard consumer credit programs in the United States. Mr. Flood joined the Company in 1986 as Regional Marketing Director. Before joining the Company, he was National Sales Manager for Citicorp’s Merchant Business.

Noah J. Hanft, age 57, is General Counsel, Chief Payment System Integrity and Compliance Officer and Corporate Secretary of MasterCard Incorporated and MasterCard International. In this capacity, he is responsible for legal affairs and public policy as well as Payment Systems Integrity and franchise development. Mr. Hanft was appointed as General Counsel and Corporate Secretary of the Company in October 2000. In connection with the formation of the Company’s Law and Franchise Integrity Department, Mr. Hanft was appointed as Chief Franchise Officer in 2007, and he has continued to serve in such capacity following the position being renamed as Chief Payment System Integrity and Compliance Officer in 2009. Mr. Hanft has served in various increasingly senior positions at the Company since 1984, except for 1990 to 1993, when Mr. Hanft was Senior Vice President and Assistant General Counsel at AT&T Universal Card Services Corp. Prior to joining MasterCard, Mr. Hanft was associated with the intellectual property law firm of Ladas & Parry in New York. Mr. Hanft began his career as an attorney with the Legal Aid Society and now serves as a member of its board of directors.

Martina Hund-Mejean, age 50, is Chief Financial Officer of MasterCard Incorporated and MasterCard International Incorporated. Prior to becoming Chief Financial Officer in November 2007, Ms. Hund-Mejean served as Senior Vice President and Treasurer of Tyco International Ltd from December 2002 until November 2007. Prior to joining Tyco International Ltd, she was Senior Vice President and Treasurer of Lucent Technologies Inc. (now Alcatel-Lucent). From 1988 to 2000, Ms. Hund-Mejean held a series of finance positions of increasing responsibility at General Motors Corporation, both in the U.S. and U.K., including Assistant Treasurer from 1998 to 2000. She began her corporate career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Walter M. Macnee, age 55, is President, International Markets for MasterCard Incorporated and MasterCard International. In this capacity, he is responsible for MasterCard customer-related activities outside the U.S. Prior to being appointed to his current position, Mr. Macnee was President Global Markets from November 2007 until January 2009. From 2006 until November 2007, Mr. Macnee was President of the Americas, with responsibility for building all aspects of the Company’s issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. From 2001 to 2004, Mr. Macnee was President of MasterCard Canada. From 2004 to 2006, Mr. Macnee served as Executive Vice President, Canadian Imperial Bank of Commerce, in Toronto. Previously, he spent 18 years with Toronto Dominion Bank.

Chris A. McWilton, age 51, is President, U.S. Markets for MasterCard Incorporated and MasterCard International. Prior to being appointed to his current position, Mr. McWilton was President, Global Accounts from November 2007 until January 2009. From October 2003 until November 2007, Mr. McWilton was Chief Financial Officer of the Company. Prior to Mr. McWilton’s appointment as Chief Financial Officer in October 2003, he served as Senior Vice President and Controller of the Company. Prior to January 2003, Mr. McWilton

was a partner at KPMG LLP, an international accounting and tax firm, where he specialized in financial and SEC reporting matters. Mr. McWilton joined KPMG LLP in 1980 and was elected to the partnership in 1992.

Robert Reeg, age 54, is President, MasterCard Technologies of MasterCard Incorporated and MasterCard International. In this role, Mr. Reeg oversees MasterCard’s strategic processing platform, global network and quality of operations and is based at the Company’s MasterCard Technologies headquarters in St. Louis, Missouri. Mr. Reeg served as Chief Technology Officer for MasterCard from 2005 until May 2008. In this role, he was responsible for all computer operations, network engineering, technology architecture, database management, program management, and testing/software quality. Prior to joining MasterCard in April 1995, Mr. Reeg held IT and business leadership positions with Sprint Corp., Cleveland Pneumatic, Totco Inc. and Conoco Inc.

Stephanie E. Voquer, age 59, is Chief Human Resources Officer of MasterCard Incorporated and MasterCard International. In this capacity, she is responsible for Global Human Resources, which includes the corporate and regional Human Resources functions. Prior to assuming this role, Ms. Voquer was responsible for Global Strategy and Operations for the Company from October 2007 to June 2008 and was the group head of Human Resources, MasterCard Europe, based in Waterloo, Belgium from February 2005 to September 2007. Prior to joining MasterCard, in February 2005, Ms. Voquer served as director, Human Resources for Europe/Middle East/Africa (EMEA) for Avaya Communications from May 2001 to January 2005 (based in Belgium) and was the director of Human Resources Operations, Global Services, for IBM Europe, Middle East and Africa in Paris, France from May 1997 to April 2001. Prior to assuming the HR leadership role at IBM Global Services in Europe, Ms. Voquer spent two years at IBM’s corporate headquarters in Armonk, New York. She is a member of the Human Resources Roundtable Group.

CODE OF CONDUCT AND SUPPLEMENTAL CODE OF ETHICS

The Company has a written Code of Conduct that applies to all executive officers, employees and directors of the Company and provides a statement of the Company’s policies and procedures for conducting business legally and ethically. In addition, the Company has adopted a written Supplemental Code of Ethics that applies only to the Chief Executive Officer, the President, the Chief Financial Officer, the Controller and certain other senior officers of the Company and its subsidiaries, including those who serve in financial accounting, treasury, tax and legal advisory roles. Both the Code of Conduct and the Supplemental Code of Ethics are posted on our website at http://www.mastercard.com and are available free of charge to any person who requests them by writing to the Corporate Secretary, MasterCard Incorporated, 2000 Purchase Street, Purchase, NY 10577.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than five percent of any class of our voting securities, unless otherwise indicated, as of June 21, 2010.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percent of Total Outstanding Class A Common Stock Beneficially Owned
The MasterCard Foundation(1) 2 St. Clair Avenue East Suite 301 Toronto, Ontario A6 M4T 2T5	13,373,453	11.3%

(1)	Stock ownership for The MasterCard Foundation is based on a Form 4 filed with the SEC on June 21, 2010. Based on a Schedule 13G filed with the SEC on December 28, 2007, The MasterCard Foundation has sole voting and dispositive power with respect to the shares of Class A Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows, as of June 21, 2010: (1) the number of shares of our Class A Common Stock directly or indirectly owned, (2) stock options exercisable within 60 days of that date, (3) the total number of shares of our Class A Common Stock beneficially owned, including shares that could have been acquired through the exercise of stock options exercisable within 60 days of that date and any other stock awards that would vest within 60 days of that date and (4) deferred stock units owned (but not beneficially owned), by each director, each named executive officer listed on the “Summary Compensation Table”, and all directors and executive officers as a group. Unless otherwise indicated, each of the named individuals and each member of the group have sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Exchange Act, by all directors and executive officers as a group as of June 21, 2010 and each director and named executive officer individually is less than 1% of the Company’s outstanding shares of Class A Common Stock.

	Shares of Class A Common Stock Beneficially Owned
Name	Shares of Class A Common Stock Directly and Indirectly Owned (a)		Stock Options Exercisable and Deferred Stock Units Receivable Within 60 Days (b)(1)	Total Shares of Class A Common Stock Beneficially Owned (includes shares, stock options and deferred stock units from columns (a) and (b) (c)		Other Deferred Stock Units (d)(2)

Ajay Banga	—		9,854	9,854		—

Silvio Barzi	—		595	595		565

David R. Carlucci	—		3,160	3,160		1,022

Gary J. Flood	14,929		4,993	19,922		—

Steven J. Freiberg	—		595	595		2,367

Richard Haythornthwaite	—		3,457	3,457		2,604

Martina Hund-Mejean	200	(3)	9,993	10,193	(3)	—

Nancy J. Karch	290		595	885		1,485

Chris A. McWilton	10,787		5,492	16,279		—

Marc Olivié	—		3,160	3,160		1,022

José Octavio Reyes Lagunes	—		595	595		565

Mark Schwartz	—		3,160	3,160		1,022

Robert W. Selander	40,100	(4)	122,799	162,899	(4)	—

Jackson Tai	—		595	595		350

Edward Suning Tian	—		3,160	3,160		1,022

All directors and executive officers as a group (19 persons)	98,005		201,278	299,283		12,024

(1)	For non-executive directors, includes (i) deferred stock units (“DSUs”) listed in this column (b) that will be settled within 60 days and (ii) DSU’s listed in this column (b) that can be acquired within 60 days of termination of a director’s service as a director.
(2)	DSUs listed in this column (d) cannot be acquired within 60 days and therefore are not deemed to be beneficially owned by the holder for purposes of Rule 13d-3 under the Exchange Act. The holders of such DSUs do not have voting or investment power with respect to such units. DSUs are to be settled in shares of Class A Common Stock on the fourth anniversary of the grant date.
(3)	Consists of shares of Class A Common Stock held by Ms. Hund-Mejean’s husband.
(4)	Includes 30,000 shares of Class A Common Stock held in a grantor retained annuity trust for which Mr. Selander is a trustee. Mr. Selander has shared voting and investment power with respect to such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and officers, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based solely on its review of the copies of such forms received by it and written representations from reporting persons, the Company believes that all of its directors, officers and persons who beneficially own more than ten percent of the Company’s Class A Common Stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Board of Director Approval of Related Party Transactions. The Code of Conduct requires that any transaction that exceeds $120,000 between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the General Counsel of the Company. The General Counsel is required to disclose such transactions promptly to the Board of Directors. Transactions with related parties must be approved or ratified by the Board of Directors or a committee of the Board of Directors consisting of at least three disinterested directors. Any director having an interest in the transaction is not permitted to vote on such transaction. Under the Code of Conduct a “related party” is any of the following:

•	an executive officer of the Company;

•	a director (or director nominee) of the Company;

•	an immediate family member of any executive officer or director (or director nominee);

•	a beneficial owner of five percent or more of any class of the Company’s voting securities; or

•	an entity in which one of the above described persons has a substantial ownership interest in or control of such entity.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the material elements of compensation for our executive officers who are listed in the Summary Compensation Table following this section (the “named executive officers”). Our Compensation Committee is primarily responsible for ensuring on behalf of the Board of Directors that the compensation and benefit programs of the Company are competitive and appropriate to attract, retain and motivate our employees, including our named executive officers, and that the interests of our employees are aligned with stockholders’ interests.

The Company’s Compensation Principles

The Company’s compensation decisions for our named executive officers, which are approved by the Compensation Committee, are based on the following core principles:

•

Executive officer goals are linked with customer and stockholder interests. The Company’s compensation policies are designed to align the interests of our executive officers with those of our customers and our stockholders.

•

Pay is performance-based. We provide a total compensation program consisting of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance measured against pre-established goals and objectives.

•

Compensation opportunities must be competitive to attract and retain talented employees. Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives to enable us to successfully attract and retain executive talent.

Risk Assessment

The Compensation Committee has reviewed and assessed the Company’s compensation policies and practices for all employees, including our named executive officers. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the Compensation Committee considers the relationship of the Company’s risk oversight practices to employee compensation policies and practices. The Compensation Committee believes that the Company’s compensation programs do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. Several features in the Company’s compensation programs and policies mitigate or reduce the likelihood of excessive risk-taking by employees, including the following:

•	The core principles outlined above and compensation program elements discussed below are designed to align goals with stockholder interests.

•	Pay typically consists of a mix of fixed and variable compensation, with the variable compensation designed to reward both short- and long-term corporate performance.

•	A significant portion of our executive officers’ total direct compensation is in the form of equity awards that usually vest over multiple years.

•	The number of shares of our Class A Common Stock that can be issued upon satisfaction of the performance goals in the performance share units is capped at 200% of target.

•

The funded pool of our Senior Executive Annual Incentive Compensation Plan, or SEAICP, is capped at 200% of the aggregate of all target bonuses and individual awards in the plan may not exceed 250% of any individual’s target bonus.

•	The Compensation Committee has the ability to use, and has used, negative discretion to reduce payouts under the SEAICP.

•

Approximately 65 key managers and executives, including our named executive officers, fall under the Company’s stock ownership guidelines, which call for ownership of one to six times the individual’s base salary in Company stock.

Role of Compensation Consultant

The Compensation Committee has retained its own outside compensation consultant, Towers Perrin (upon the merger of Towers Perrin and Watson Wyatt Worldwide, now Towers Watson effective January 1, 2010) to provide the executive compensation consulting services described below. Towers Perrin’s responsibilities to the Compensation Committee include: (1) assisting with the development and analysis of peer group companies for comparison of executive compensation, (2) conducting benchmarking of executive officer compensation relative to the peer group, and (3) advising on executive compensation and equity plan design. Towers Perrin’s engagement includes reviewing and advising on all material aspects of executive compensation for the Company, including base salaries, bonuses and equity compensation. Among other duties, Towers Perrin: (1) reports on trends, developments and best practices in executive compensation decisions, including the different elements that may be utilized for long-term incentive compensation, (2) discusses the merits of various performance metrics for incentive compensation, and (3) reviews and advises on perquisite practices among peer group and other companies. Towers Perrin also provides advice to the Compensation Committee concerning all aspects of the Company’s executive compensation policies and programs.

During 2009, Towers Perrin: (1) gathered and compiled compensation-related information on the peer group companies, including individual elements and amounts of compensation and aggregate compensation information, (2) presented the peer group compensation information to the Compensation Committee, (3) gave an assessment to the Compensation Committee concerning individual elements of compensation payable to the Company’s Chief Executive Officer, and (4) provided information to, and gave an assessment to the Compensation Committee and the Chief Executive Officer concerning, individual elements of compensation payable to the other named executive officers.

Towers Perrin regularly attends the meetings of the Compensation Committee. In the course of discharging its responsibilities to the Compensation Committee, Towers Perrin regularly communicates with the Chairman of the Compensation Committee outside of committee meetings. Towers Perrin also meets with management and various members of the Company’s executive compensation group, and in particular the Company’s Head of Global Rewards and Chief Human Resources Officer, from time to time to, among other things, gather compensation-related information and to review recommendations that the Chief Executive Officer may make to the Compensation Committee concerning executive officer compensation other than his own. Towers Perrin reports to the Compensation Committee on these matters rather than to management. The Compensation Committee considers the consultant’s input and advice, yet uses its own independent judgment in making final decisions concerning compensation paid to executive officers of the Company.

Towers Perrin provides other services to the Company, which are authorized by management, including the following: (1) assisting in the development of the Company’s healthcare and wellness programs, including plan design and establishing a budget, (2) advising on benchmarking the Company’s benefit plans against the competitive marketplace, (3) periodically conducting service and compliance reviews of the Company’s employee benefits providers, (4) performing actuarial computations of some of the Company’s benefit plans, and (5) consulting with the Company’s product management group regarding payment products in healthcare reimbursement (collectively, the “non-executive compensation consulting services”). Although the Compensation Committee does not approve the non-executive compensation consulting services, the Compensation Committee evaluates the non-executive compensation consulting services Towers Perrin provides to the Company and considers Tower Perrin’s independence in light of these other services. MasterCard paid approximately $1.6 million to Towers Perrin for the non-executive compensation consulting services and approximately $600,000 for the executive compensation consulting services provided during 2009.

Peer Groups

In 2007, the Compensation Committee, with the assistance of Towers Perrin, established a revised methodology for selecting peer group companies. The Compensation Committee applied the same methodology in 2009 as it did in both 2008 and 2007 for selecting peer group companies. The peer group selected by the Compensation Committee was generally composed of publicly-traded and privately-held companies that have one or more of the following characteristics:

•	companies with whom the Company competes for executive talent,

•	companies that have a similar business or industry classification,

•	companies that have a strong global brand with an emphasis on marketing and/or technology,

•	companies that have similar market capitalization, revenues or asset turnover ratios, and

•	companies that derive a significant portion of revenue from international operations.

After considering companies that have one or more of the foregoing characteristics, the Compensation Committee determined, with the assistance of Towers Perrin, that the companies to compose the MasterCard peer group for 2009 were:

Affiliated Computer Services	Convergys Corp.	Kellogg	Shell Oil

Alliance Data Systems	Dannon USA	Keycorp	Starbucks

Amazon.com	Discover Financial Services Inc.	Kleenex	State Street Corp.

American Express	DST Systems Inc.	M&T Bank Corp.	Synovus Financial Corp

AmeriCredit Corp.	eBay	Marshall & Ilsley Corp.	TCF Financial Corp.

Automatic Data Processing	Fidelity National Information Services	Metavante Technologies Inc.	The Bank of New York Mellon Corp.

Avon Products	Fifth Third Bancorp	MTV Networks	Thomson Reuters

BB&T Corp.	First Horizon National Corp.	Nestle USA	Tiffany’s

Broadridge Financial Solutions Inc.	Fiserv Inc.	Nike	Total System Services Inc.

Campbell’s	Gap	Northern Trust Corp.	Visa

Capital One Financial Corp.	Global Payments Inc.	Perot Systems Corp.	Wrigley

Cognizant Technology Solutions Group	H.J. Heinz	PNC Financial Services Group	Xerox

Colgate-Palmolive	Harley-Davidson	Popular Inc.	Yahoo!

Comerica Inc.	Huntington Bancshares Inc.	Research In Motion	Yum! Brands

While the Compensation Committee relies on the peer group analysis to provide market data and relevant trend information, it realizes that peer group analysis is not a substitute for its collective business judgment. In that respect, the Compensation Committee considers the peer group compensation information. As described below, it does not rely exclusively on the information when making compensation decisions. On an annual basis, the Compensation Committee evaluates and, if appropriate, modifies the peer group to ensure that it remains representative of the Company’s peers, based on the characteristics described above.

Program Elements

The primary elements of our executive compensation program consist of base salary, annual incentive and long-term incentive compensation, which we refer to as total direct compensation. These elements have been weighted to ensure that a substantial amount of named executive officers’ pay is variable and contingent upon meeting or exceeding pre-determined performance goals. The Company’s philosophy is to target compensation levels between the median and 75th percentile of the peer group for its executive officers. While the Compensation Committee reviews the compensation paid to executive officers against the peer group data, the Compensation Committee also considers other factors, including the experience and individual performance of each named executive officer. The Compensation Committee considers all situations where a single element of compensation or the aggregate compensation (total direct compensation) falls outside of the target range (50th to 75th percentile). One or more elements may be outside the target range due to the executive’s duration in his or her position, recent changes to competitive market data, individual performance, material changes in job responsibility or internal pay equity considerations.

The Compensation Committee makes decisions on executive compensation from a total direct compensation perspective. The elements of compensation were selected by the Compensation Committee because each element is considered by the Committee to be important in meeting one or more of the objectives of our compensation philosophy. For instance, base salary and annual incentive compensation are designed to attract and retain our named executive officers and to reward them for their performance. Long-term incentive compensation, on the other hand, is designed to motivate, provide incentive and reward the named executive officers for the attainment of long-term business objectives, and to retain executive talent.

In assessing and determining compensation for our named executive officers, the Compensation Committee examines competitive data for each of the various compensation elements and makes decisions after considering each individual element and its effect on total compensation and the corresponding position in the competitive market range. There is no pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Work sheets showing, for each named executive officer, the individual compensation elements, amounts of each element, and total compensation relative to the peer group data are prepared by the Compensation Committee’s consultants and reviewed by the Compensation Committee.

Base Salary. Base salaries for named executive officers are generally established between the median and 75th percentile of the peer group. The Compensation Committee determines base salaries that are informed by peer group data and reflective of the contributions of the individual to MasterCard. While salaried employees are eligible, at the discretion of management, for annual merit increases based primarily on performance of their job responsibilities and their position relative to the job market, base salaries are generally held constant for senior level executives once market competitive levels have been achieved, subject to competitive factors and/or changing job responsibilities.

Annual Incentive. MasterCard provides named executive officers with an opportunity to earn cash incentive awards through our SEAICP. These awards are designed to reward the attainment of specific performance measures during a fiscal year. The Compensation Committee generally establishes target annual incentives between the median and 75th percentile of the peer group. Each named executive officer’s target SEAICP opportunity is determined based on peer group practices and internal pay equity considerations among executive officers within the Company, taking into account seniority, job responsibilities and prior performance.

Performance goals, as well as pre-defined special items (as discussed in the footnote below the chart that follows), for the Company’s named executive officers for 2009 under the SEAICP were established by the Compensation Committee in February 2009. The metrics selected for the funding formula were net income and operating margin. The Compensation Committee has determined that net income is a key metric in measuring management’s success in executing the Company’s strategies and initiatives. The Compensation Committee further determined that operating margin/operating margin improvement is an appropriate secondary measurement because the named executive officers’ performance can directly impact operating margin in short time horizons. The goals at minimum, target and maximum for 2009 under the SEAICP were as follows:

Measurement	Weighting (%)	Minimum	Target	Maximum	Result*
Net Income	66.7	$975MM	$1,140MM	$1,303MM	$1,407MM
Operating Margin (%)	33.3	37.2	39.0	40.8	44.0

*	Results shown differ from net income under generally accepted accounting principles, or GAAP, because they exclude (1) approximately $7 million of litigation costs on a pre-tax basis and (2) the impact of foreign exchange rates with respect to the Euro and the Brazilian Real.

Based on the Company’s actual achievement of maximum net income and operating margin improvement targets in 2009, pursuant to the terms of the plan, the SEAICP could have been funded at 200% of target. In addition to the SEAICP funding formula, the amount of the payout for each of the SEAICP participants was based upon achievement of pre-determined quantitative and qualitative corporate performance goals, known as the corporate scorecard. The corporate scorecard includes goals related to:

•	executing on the Company’s customer strategy;

•	delivering shareholder value by achieving net income targets, improving the ratio of income to revenue (operating margin improvement), net revenue growth, and return on equity; and

•	enhancing organizational capabilities, strengthening leadership and developing people.

Once the Company’s performance against operating margin improvement and net income targets has been determined, the Compensation Committee considers the corporate scorecard and then uses its business judgment in determining, within the amounts payable based on performance against the operating margin improvement and net income targets, the amount of the incentive compensation for named executive officers. The Compensation Committee does not attempt to quantify, rank or assign relative weight to the various goals included on the corporate scorecard and no individual goals on the corporate scorecard were material to the Compensation Committee’s decisions. The Chief Executive Officer presented to the Compensation Committee the Company’s results as measured against the quantitative and qualitative corporate scorecard. The Compensation Committee then considered the Company’s strong performance against financial targets, as well as the information provided by the Chief Executive Officer concerning the Company’s performance against the corporate scorecard and the economic and financial challenges faced by the Company’s financial institution customers and consumers. After considering this information, the Compensation Committee exercised a level of negative discretion and reduced the amount of the bonus pool to 135% of target on average.

While each named executive officer shares responsibility for the corporate score, they also have their own personal objectives that are considered by the Compensation Committee in determining actual payout amounts under the SEAICP:

•	Mr. Selander’s personal objectives for 2009 primarily related to refining the Company’s overall strategy during challenging economic times and succession planning for the Chief Executive Officer.

•	Ms. Hund-Mejean’s personal objectives for 2009 primarily related to management of Company expenses and the development and implementation of an enhanced forecasting process.

•	Mr. McWilton’s personal objectives for 2009 primarily related to revenue growth in the U.S. region, improving customer satisfaction in the region and managing expenses.

•	Mr. Flood’s personal objectives for 2009 primarily related to global advancement of products, organizational development and expense management.

Because Mr. Banga joined the Company at the end of August 2009, after the period in which personal objectives for 2009 were established by the Compensation Committee, Mr. Banga’s award corresponds to the corporate scorecard only. The Compensation Committee discussed the performance of the named executive officers in 2009 (other than Mr. Banga) against their personal objectives and determined that, based on the available funded amount under the SEAICP, awards would be allocated as shown in the following table.

The Compensation Committee chose to allocate the funded amount of the bonus pool (135% on average) under the SEAICP among the named executive officers after discussing and considering their contribution to the overall business results, their attainment of individual objectives and their proficiency in displaying the Company’s leadership principles and core competencies. This approach led the Compensation Committee to award SEAICP payouts to each named executive officer within a relatively comparable range of percentages of target, as set forth in the far right column in the table below.

The table below sets forth the threshold, target, maximum and actual payout under our SEAICP for 2009 for each of our named executive officers:

	Threshold	Target	Maximum	Actual	% of Target
Robert W. Selander	$750,000	$1,500,000	$3,750,000	$2,100,000	140%
Martina Hund-Mejean	$250,000	$500,000	$1,250,000	$675,000	135%
Ajay Banga	$600,000	$1,200,000	$3,000,000	$1,620,000	135%
Chris A. McWilton	$275,000	$550,000	$1,375,000	$700,000	127%
Gary J. Flood	$250,000	$500,000	$1,250,000	$700,000	140%

Long-Term Incentive. The Compensation Committee uses equity grants as the primary means of providing long-term incentives to our named executive officers. Equity grants are generally established between the median and the 75th percentile of the peer group at the original grant price. Restricted stock units, or RSUs, performance stock units, or PSUs, and non-qualified stock options were granted to employees and executives of the Company in March 2009 during the annual grant cycle. However, named executive officers other than Mr. Banga received only PSUs and stock options during 2009 and Mr. Banga received only RSUs and stock options during 2009.

Since 2007, named executive officer participation in the long-term incentive plan has been conditioned upon participants signing a non-solicitation and non-competition agreement with the Company that is effective for the greater of twelve months after termination from the Company or the remaining vesting period of any award held by such participant who has retired.

The Compensation Committee determined that for 2009 all named executive officers (other than Mr. Banga, who joined the Company at the end of August 2009) should receive a long-term incentive award that was composed of 50% in value in stock options and 50% in value in PSUs. In making its determination on what type of awards to grant, the Compensation Committee considered (1) peer group information, (2) emerging trends in long-term grants, (3) the deductibility of awards under Section 162(m) of the Internal Revenue Code for performance-based compensation, (4) the effects of pertinent accounting standards on the Company’s accounting for stock-based payments, and (5) the effect of having the Chief Executive Officer and other named executive officers receive a significant portion of their total direct compensation in equity awards to motivate and provide an incentive for these officers and to align their interests with those of our stockholders. Mr. Banga did not join the Company until after the 2009 grant had been made and he received an award of RSUs and non-qualified stock options that were designed in part to replace units and options that he forfeited upon his departure from his prior employer, provide an inducement to join the Company and align his interests with those of our stockholders.

The Compensation Committee determined to utilize PSUs as part of 2009 long-term compensation for named executive officers (excluding Mr. Banga) because the Compensation Committee desired to: (1) tie some of long-term incentive compensation to the achievement of the Company’s long-term objectives, (2) have the value of the award upon vesting determined by performance against specified objectives rather than solely dictated by the Company’s future stock price, and (3) provide an award to the named executive officers that could be deductible under Section 162(m) of the Internal Revenue Code as performance-based compensation. Ultimately, the Compensation Committee determined to use an equal split of stock options and PSUs because it believed that equity compensation should be equally dependent upon stock price appreciation and upon the successful achievement of specified financial results.

Whether, and the extent to which, the PSUs awarded in 2009 vest will be determined based on the Company’s performance against a predetermined return on equity goal, with an average of return on equity over the three-year period commencing January 1, 2009 against threshold, target and maximum performance goals. In the event the PSUs do vest on February 29, 2012, the ultimate number of shares to be issued on the vesting date will be based on performance over the three-year period against the average of return on equity goal, with a reduction, if any, determined at the discretion of the Compensation Committee using the corporate scorecard, which comprises quantitative and qualitative goals that are established at the beginning of each year during the performance period. The corporate scorecard includes goals for net income and operating margin improvement and is based upon a range of assumptions used in the Company’s budgeting process. The Compensation Committee does not perform any specific analysis on the probability of achievement of the performance goals but instead relies upon its experience and collective business judgment in establishing the goals.

When the Compensation Committee authorized the PSU awards for the 2009-11 performance period, it established return on equity goals to be used to determine the ultimate number of shares to be issued. In addition, the Compensation Committee determined to establish quantitative and qualitative objectives (to be included in the corporate scorecard) at the beginning of each of the three years in the performance period. The Compensation Committee believes that the target performance of the objectives in the corporate scorecard would be attainable, yet would provide appropriate incentives for management to continue to grow and diversify the Company in geographic markets and product offerings. The Compensation Committee believes that achievement of maximum performance goals in the corporate scorecard would require exceptional corporate performance in each year of the three-year performance period. In its financial statements for the year ended December 31, 2009, the Company began accruing the PSU awards made in 2009 at an amount between target and maximum performance level based on the Company’s assessment of its obligations after quantitative and qualitative considerations of actual and forecasted results compared to the performance targets for net income and operating margin improvement that are part of the corporate scorecard for these awards as of December 31, 2009. As a result, columns (i) and (j) in the “Outstanding Equity Awards at 2009 Fiscal Year-End” table that follows this section reflect the estimated number of PSUs granted on March 1, 2009, corresponding to the number of shares that would be issued at maximum performance level. The actual number of PSUs and actual payout value of unearned shares has not been determined and will be determined based on the Company’s performance over the three-year performance period ending December 31, 2011.

CEO Performance and Compensation

Mr. Selander’s compensation that was awarded for or earned during 2009 included base salary, an annual incentive award and a long-term incentive award. The Compensation Committee determined the level for each of these elements using methods consistent with those used for each of the other named executive officers.

During the year ended December 31, 2009, MasterCard achieved success in several areas, including:

•	improved net income over 2008 (excluding litigation settlements and other one-time charges);

•	improved operating margin over 2008 (excluding litigation settlements and other one-time charges);

•	maintenance of a strong capital position, with $2.9 billion of cash, cash equivalents and available-for-sale securities as of December 31, 2009; and

•	increased processed transactions by 6.9% over 2008.

In light of the significant achievement of corporate goals that allowed the SEAICP to be potentially funded at maximum levels for 2009 performance, and Mr. Selander’s role in that achievement, in March 2010, Mr. Selander received a cash payment under the SEAICP of $2,100,000 for 2009.

For 2009, the aggregate of Mr. Selander’s base salary, actual bonus and target long-term incentive placed him between the 50th and 75th percentile of the peer group. The Compensation Committee believes that he is appropriately positioned given his successful performance in the role during his 13-year tenure as Chief Executive Officer.

Other Named Executive Officers

For 2009, the aggregate of base salaries, actual bonuses and target long-term incentives placed Ms. Hund-Mejean and Messrs. McWilton and Flood between the 50th and 75 th percentile of the peer group. When Mr. Banga joined the Company at the end of August 2009, part of his compensation for 2009 (including the portion of his sign-on bonus paid to him in September 2009) was made to replace equity and deferred cash awards he forfeited upon his departure from his prior employer and to induce him to join the Company. Mr. Banga’s total direct compensation for 2009 therefore placed him above the 75th percentile of the peer group.

Role of Executive Officers in Compensation Decisions

Compensation decisions for the named executive officers for the current year are generally discussed in the fourth quarter of the prior year. The decisions are then approved in the first quarter of the current year, when earnings for the prior year have been finalized and the related fiscal year-end financial statements have been audited.

In connection with annual compensation decisions for named executive officers, our Chief Executive Officer discusses with the Compensation Committee the Company’s performance for the year. He then provides a summary of business unit and individual performance, their impact on the corporate scorecard and an assessment of each other named executive officer’s potential and core competencies. Using information compiled and supplied by Towers Perrin, including peer group compensation information, our Chief Executive Officer presents compensation recommendations for the named executive officers other than himself to the Compensation Committee for its review and discussion. Towers Perrin provides background information on how the peer group data has been generated and discusses the competitive positioning of each executive versus comparable executives in the peer group. When the discussion relates to the Chief Executive Officer’s performance and compensation, the Chief Executive Officer meets with the Board of Directors to discuss his own performance and to outline his challenges and successes for the year. The Chief Executive Officer is then excused from the meeting, and the Chairman of the Compensation Committee then leads a discussion among the full Board of Directors (other than the Chief Executive Officer) on the Chief Executive Officer’s performance and compensation. The Chairman of the Compensation Committee considers input from the Board prior to making a recommendation to the Compensation Committee concerning the Chief Executive Officer’s base salary, annual incentive target and long-term incentive target for the ensuing year and the amount of bonus earned for the most recently-completed year. The Compensation Committee also receives information from Towers Perrin, which includes CEO compensation information from the peer group companies. The Compensation Committee then meets in private to evaluate recommendations and ultimately makes preliminary compensation determinations for the named executive officers (including the Chief Executive Officer), which are conditioned and become final upon a satisfactory outcome of the year-end financial statement audit. Other than the Chief Executive Officer, no named executive officer discusses or makes a recommendation to the Compensation Committee concerning compensation of the named executive officers.

Other Compensation

The other elements of compensation include perquisites, deferred compensation, a profit sharing plan and other benefits.

Perquisites. For 2009, perquisite allowances were approved at the same limits as previously determined for each of the named executive officers and were designed to give each named executive officer a discretionary amount to spend. The Compensation Committee has determined that perquisite allowances are the most effective delivery mechanism because they provide flexibility to the executive and are excluded from ordinary compensation for the purposes of determining benefits or bonuses. Mr. Selander is permitted to use on a limited basis Company-leased aircraft for personal flights and a car service for personal travel. This benefit increases the level of safety and security for Mr. Selander and enables him to make more efficient use of his travel time. The Compensation Committee will continue to evaluate perquisites and appropriate levels annually. For more information on perquisites provided to our named executive officers, refer to the “All Other Compensation in 2009” table that follows this Compensation Discussion and Analysis.

Deferred Compensation. In 2009, all U.S. employees, including the named executive officers, who exceeded an annual base salary threshold of $170,000 during 2008, were eligible to defer a portion of future compensation into a non-qualified deferred compensation arrangement, referred to as the MasterCard Incorporated Deferral Plan. None of the named executive officers elected to defer compensation in 2009.

Additionally, awards of RSUs from prior year grants that are not forfeitable by, and have not been released to, named executive officers are considered deferred compensation. Information regarding these payments can be found in the “Nonqualified Deferred Compensation in 2009” table that follows this Compensation Discussion and Analysis.

Profit Sharing. In 2009, all U.S. employees, including the named executive officers, were eligible to participate in the MasterCard Incorporated Shared Profit Plan (the “SPP”). The SPP rewards all eligible employees for their contributions toward MasterCard’s profitability during the year. Based upon a qualitative assessment (including a review of financial performance), the Compensation Committee determines profit sharing payments on an annual basis. Payment is a percentage of an individual employee’s base salary and, pursuant to the terms of the SPP, can range from 0 – 10% of such base salary. For 2009, the profit sharing payment was 7.6% of each eligible individual employee’s base salary.

Other Benefits. The Company maintains several other benefit plans and programs in which named executive officers may be eligible to participate. These plans and programs include: (1) the MasterCard Accumulation Plan (the “MAP”), (2) the MasterCard Savings Plan (the “Savings Plan”), (3) Restoration Program, (4) the Supplemental Executive Retirement Plan (the “SERP”) and (5) our health and welfare programs. The Compensation Committee is responsible for reviewing specific benefit arrangements for named executive officers and other key employees to determine competitiveness in the market, as well as to ensure that these programs are consistent with management’s objectives to attract, retain and motivate high-performing employees.

The MAP is a tax-qualified defined benefit pension plan that provides benefits using a cash balance formula. Prior to July 1, 2007, all U.S. employees of the Company, including named executive officers, generally were eligible to participate in this plan. In 2007, MasterCard implemented several changes to the U.S. retirement programs to more appropriately align the benefit level with the competitive marketplace. As part of these changes, MasterCard eliminated the MAP for all new hires after June 30, 2007 and froze the pay credit level (which is the credited percentage of a participant’s eligible compensation) for all existing employees at that date.

The Savings Plan is a retirement plan for U.S. employees, including named executive officers. For 2009, the components of the plan include employee contributions on a before-tax and after-tax basis and an employer matching contribution. Employees hired after June 30, 2007 are eligible for an enhanced 401(k) match (employer matching contribution equal to 125% of employee before-tax and after-tax contributions, up to 6% of eligible compensation). Employees participating in the MAP (those who were hired prior to July 1, 2007) continue to receive an employer matching contribution equal to 100% of employee contributions, up to 6% of eligible compensation. Eligible compensation in the Savings Plan is limited to base salary, up to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code, which was $245,000 in 2009.

The Restoration Program is an arrangement for certain highly-compensated employees, including named executive officers, that provides for annual taxable payments intended to restore benefits that could not be earned under the MAP and Savings Plan due to limits imposed by the Internal Revenue Code. Section 415 of the Internal Revenue Code generally limits the annual benefits that can be earned or paid under the MAP ($195,000 in 2009) and annual contributions that may be credited to a participant’s account under the Savings Plan ($49,000 in 2009). Section 401(a)(17) of the Internal Revenue Code limits the annual compensation that can be used to calculate annual pay credits under the MAP and annual contributions to the Savings Plan ($245,000 in 2009). Under the Restoration Program, actively employed eligible employees receive an annual payment that is intended to approximately restore, for a calendar year, the difference between (1) the pay credits under the MAP and contributions in the Savings Plan an employee could have earned in the absence of the limits imposed by the Internal Revenue Code and (2) the pay credits and contributions actually earned under the MAP and the Savings Plan.

The Company also maintains the SERP, a defined benefit pension plan, for three executives who participate in the MAP. Participation in the SERP is restricted solely to the three executives, two of whom are named executive officers. The SERP in 2009 provided that participants who have a vested benefit may receive a benefit following termination of employment equal to a designated percentage of the participant’s final 48-month average base pay (determined as of the termination date), that is the lump sum actuarial equivalent of a life annuity for the life of a participant, reduced by (1) a benefit under a hypothetical prior employer benefit plan, (2) the benefits earned under the MAP as of the termination date, (3) the portion of the benefit under the Restoration Program as of the termination date related to the MAP benefit and (4) estimated Social Security. The designated percentages of the final 48-month average base pay are 100% for the Chief Executive Officer, Mr. Selander, and 80% for all other participants. To the extent that the offsets are greater than the aggregate SERP benefit, a participant would not receive a payout under the SERP. Participants in the SERP generally vest in their benefits upon the attainment of age 60 and four years of SERP participation.

The SERP was implemented prior to MasterCard’s initial public offering in May 2006 and prior to MasterCard’s decision to grant equity to its executives. Following a review of the SERP conducted by the Compensation Committee during 2007, the Compensation Committee approved a recommendation in February 2008 to discontinue the SERP. The participants in the SERP as of February 2008 remain active in the plan and retain their right to receive their vested balances in accordance with the terms of the SERP. For more information on the MAP and the SERP, see the section entitled “Pension Benefits in 2009” that follows this Compensation Discussion and Analysis.

Stock Option Grant Practices

The Compensation Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues. Under the policy, the Compensation Committee has exclusive authority to grant equity awards to our named executive officers and other employees. The policy provides that annual equity grants to employees will be approved by the Compensation Committee at a meeting prior to March 1 each year, with the dollar amounts for such awards to be set at such meeting and grants to be made effective as of, and with an exercise price reflecting the closing price of the stock on, March 1 each year. If March 1 falls on a weekend, the exercise price for any stock options granted will be the closing price of our Class A Common Stock on the NYSE on the last business day prior to March 1. Grants of equity awards to new employees or to reflect promotions or other special events may be made other times in the year. Under the Company’s insider trading policy, named executive officers, other employees with access to material non-public information about the Company and directors are prohibited from engaging in transactions in the Company’s securities during blackout periods (other than in accordance with a Rule 10b5-1 trading plan), and the Compensation Committee’s policy with respect to option grants that occur on dates other than March 1 is consistent with the Company’s insider trading policy.

Stock Ownership Guidelines; Hedging Prohibition

The Compensation Committee believes that stock ownership guidelines are important for the purpose of aligning the interests of named executive officers and key employees with the interests of stockholders. In December 2006, the Compensation Committee adopted executive stock ownership guidelines. These ownership guidelines cover approximately 65 key managers and executives, including the named executive officers. The guidelines call for ownership of one to six times the individual’s base salary in Company stock. Under the guidelines, Mr. Selander is expected to hold at least six times his base salary in Company stock, Mr. Banga is expected to hold at least five times his base salary in Company stock, and the other named executive officers are expected to hold at least four times their base salary in Company stock. For purposes of these guidelines, shares of the Company’s common stock held directly or indirectly by the named executive officer are included;

however, restricted stock, RSUs, PSUs and unexercised stock options held by the named executive officer are excluded. Each active employee at the time the guidelines were established was given three years to attain these ownership levels and new hires and promotions are given five years to attain these ownership levels. The guidelines are waived once an executive reaches the age of 62. In general, the Compensation Committee does not consider any previous awards when determining the compensation of the named executive officers. However, if an executive officer does not meet the stock ownership guidelines described above, the Compensation Committee may direct a larger percentage of the executive officer’s future compensation into equity-based compensation.

Under the Company’s Code of Conduct, employees are not permitted to hedge their economic exposure to the Company’s stock that they own, meaning that employees may not engage in trading in or writing options; buying puts, calls or other derivative securities; short selling or similar types of transactions in the Company’s securities.

Tax Implications—Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which requires that public companies meet specific criteria in order to deduct, for federal income tax purposes, compensation over $1,000,000 paid to the Chief Executive Officer and the three highest compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. Compensation paid under the SEAICP and as part of our long-term incentive compensation is generally intended to be fully deductible for federal income tax purposes. The Compensation Committee continues to use RSUs, which are not deductible under Section 162(m), on a limited basis. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success. Consequently, as it did in 2009, in any year the Compensation Committee may authorize compensation in excess of $1,000,000 that is not performance-based under Section 162(m). The Compensation Committee recognizes that the loss of a tax deduction may be unavoidable in these circumstances.

2010 Compensation Decisions

On February 1, 2010, the CEO recommended, and the Compensation Committee approved, raises in base salary for selected named executive officers in 2010 using the methodology discussed previously. Additionally, the Compensation Committee approved performance targets for the year ending December 31, 2010 that will be used to determine funding for cash bonus awards that may be paid to named executive officers under the SEAICP. The funding for cash bonus awards for 2010 under the SEAICP will be based on the Company’s actual achievement against predetermined net income and operating margin targets. The amount of the payout for each of the SEAICP participants will then be based upon achievement of pre-determined quantitative and qualitative corporate performance goals included on the corporate scorecard. The goals of the corporate scorecard are discussed above under “Program Elements—Annual Incentive.” The Compensation Committee believes that it established meaningful incentives for management with quantitative and qualitative performance goals set forth in the corporate scorecard, where target performance (which the Compensation Committee believed to be reasonably attainable) was established based upon internal budgets, the outlook for the economy, past Company performance and corporate objectives in geographic markets and product offerings. Additionally, as part of its qualitative analysis, the Compensation Committee considers relative performance against competitors in assessing corporate performance for the year. The Compensation Committee set the 2010 annual incentive awards (as a percentage of base salary) under the SEAICP for each of our named executive officers as follows:

Name	Threshold	Target	Maximum
Robert W. Selander	75%	150%	375%
Martina Hund-Mejean	50%	100%	250%
Ajay Banga	75%	150%	375%
Chris A. McWilton	57.5%	115%	287.5%
Gary J. Flood	57.5%	115%	287.5%

Additionally, on March 1, 2010, the Compensation Committee granted the following aggregate dollar amounts of stock options and PSUs under our long-term incentive plan to each of our named executive officers:

Name	Stock Options	Performance Stock Units	Total
Robert W. Selander	$2,750,000	$2,750,000	$5,500,000
Martina Hund-Mejean	$550,000	$550,000	$1,100,000
Ajay Banga	$2,200,000	$2,200,000	$4,400,000
Chris A. McWilton	$550,000	$550,000	$1,100,000
Gary J. Flood	$550,000	$550,000	$1,100,000

The stock option awards have an exercise price of $232.74 per share, which was the closing price of the Company’s Class A Common Stock on the NYSE on March 1, 2010, and vest in four equal annual installments beginning on March 1, 2011. The stock option awards have a term of ten years. The number of PSUs awarded were converted from the dollar amount shown above based on a share price of $232.74. Named executive officers will not receive dividend equivalents with respect to the PSU awards prior to vesting. Vesting of the shares underlying the PSUs will occur on February 28, 2013. The ultimate number of shares to be released on the vesting date will be based on meeting or exceeding average annual return on equity goals and achievement of quantitative and qualitative goals determined by the Compensation Committee over the performance period, which includes performance against the corporate scorecard. The PSU awards made in 2010 have similar features to the PSU awards made in 2009.

Severance Agreements

The Company has entered into employment agreements with Mr. Selander, Ms. Hund-Mejean, Mr. Banga and Mr. McWilton, which provide severance under specified circumstances. Mr. Flood is covered by the severance and change in control programs for key executives.

When making compensation decisions for the named executive officers, the Compensation Committee generally does not consider the potential payments that may be made in the future to the named executive officers in the event of termination of employment or a change in control. The employment agreements provide a general framework for compensation, and generally set minimum levels of compensation, job responsibilities and severance arrangements governing the obligations of the parties following a termination of employment or a change in control of the Company. The potential severance payments to named executive officers were approved as part of the employment agreement with the named executive officer after consideration by the Company of the need to attract key employees, preserve employee morale and encourage retention in the face of a potential disruptive impact of a termination of employment or a change in control of the Company. In addition, the Company believes that the severance payments provide an appropriate incentive for the executive to comply with the non-competition, non-solicitation and confidentiality restrictions following a termination of employment. Moreover, the benefits provided to the named executive officers in the event of a change in control of the Company are designed to allow the executives to assess takeover bids objectively, without regard to potential impact on them.

For a further discussion of these severance arrangements, including a discussion of the Company’s severance arrangement with Mr. Selander, refer to the section entitled “Potential Payments Upon Termination or Change-in-Control” that follows this Compensation Discussion and Analysis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

David R. Carlucci, Chairman
Bernard S.Y. Fung
Marc Olivié
José Octavio Reyes Lagunes (April 2010)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever served as an officer or employee of the Company or had any disclosable related person transaction in which the Company was a participant during the last fiscal year. In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned for 2009, 2008 and 2007 by each of our principal executive officer, our principal financial officer, the three other most highly compensated executive officers for the year ended December 31, 2009 (collectively, the “named executive officers”).

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Robert W. Selander	2009	$1,000,000		$76,000	$2,750,038	$2,750,058	$2,100,000	$1,093,399	(5)	$562,080	(6)	$10,331,575
Chief Executive Officer	2008	$983,333		$68,833	$2,750,060	$2,750,157	$2,220,000	$994,051		$597,099		$10,363,533
	2007	$900,000		$82,800	$2,500,047	$2,500,003	$2,160,000	$379,605		$2,884,703		$11,407,158

Martina Hund-Mejean	2009	$500,000		$38,000	$500,007	$499,935	$675,000	$—		$59,802	(6)	$2,272,744
Chief Financial Officer	2008	$500,000		$1,229,375	$500,080	$500,143	$780,000	$—		$50,350		$3,559,948
	2007	$68,269		$—	$3,000,050	$859,000	$—	$—		$2,542		$3,929,861

Ajay Banga	2009	$269,744	(7)	$2,100,000	$4,900,089	$2,400,006	$1,620,000	$—		$57,266	(6)	$11,347,105
President and Chief Operating Officer

Chris A. McWilton	2009	$550,000		$41,800	$550,102	$549,956	$700,000	$251,455	(5)	$109,517	(6)	$2,752,830
President, U.S. Markets	2008	$541,667		$37,917	$550,050	$550,094	$800,000	$171,445		$107,525		$2,758,698
	2007	$500,000		$46,000	$1,250,183	$500,001	$800,000	$105,966		$233,655		$3,435,805

Gary J. Flood	2009	$500,000		$38,000	$500,007	$499,935	$700,000	$49,306	(5)	$176,406	(6)	$2,463,654
President, Global Products and Solutions	2008	$500,000		$35,000	$500,080	$500,143	$750,000	$47,087		$240,473		$2,572,783

(1)	For Messrs. Selander, McWilton and Flood and for Ms. Hund-Mejean in 2009, amount represents profit sharing payment pursuant to the SPP. For Ms. Hund-Mejean in 2008, amount represents (a) a one-time signing bonus in the amount of $1,225,000 paid to Ms. Hund-Mejean in January 2008 and (b) a pro-rated profit sharing payment pursuant to the SPP. For Mr. Banga in 2009, amount represents the portion of Mr. Banga’s signing bonus paid to him in September 2009.
(2)	Represents the aggregate grant date fair value of stock-based awards made to each named executive officer, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB Topic 718”), previously known as FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”). Each amount represents aggregate grant date fair value reported for stock based awards made with performance conditions, except as follows: (a) for Mr. Banga, amount represents aggregate grant date fair value for a grant of restricted stock units when he joined the Company at the end of August 2009, which were not subject to performance conditions; (b) for Ms. Hund-Mejean in 2007, amount represents aggregate grant date fair value for a grant of restricted stock units when she joined the Company in November 2007, which were not subject to performance conditions; and (c) for Mr. McWilton in 2007, amount represents aggregate grant date fair value of both restricted stock units not subject to performance conditions and stock based awards with performance conditions. Aggregate grant date fair value reported for stock based awards made with performance conditions are based on target performance, which is the probable outcome of the performance conditions as of the grant date. Assuming maximum performance level were to be achieved with respect to awards with performance conditions, the aggregate grant date fair value of the stock-based awards granted to each of the named executive officers as of the grant date are as follows: (a) for 2009 awards: Mr. Selander—$5,500,076; Ms. Hund-Mejean—$1,000,014; Mr. McWilton—$1,100,204; Mr. Flood—$1,000,014; (b) for 2008 awards: Mr. Selander—$5,500,120; Ms. Hund-Mejean—$1,000,160; Mr. McWilton—$1,100,100; Mr. Flood—$1,000,160; (c) for 2007 awards: Mr. Selander—$5,000,094; Mr. McWilton—$1,750,277. Assumptions used in the calculation are included in footnote 17 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Form 10-K. Amounts in 2007 and 2008 represent recomputed values to reflect aggregate grant date fair value of awards granted in each given year based on target performance, which is the probable outcome of the performance conditions as of the grant date.
(3)	Represents the aggregate grant date fair value of stock option awards computed in accordance with FASB Topic 718 made to each named executive officer. Assumptions used in the calculation are included in footnote 17 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Form 10-K. Amounts in 2007 and 2008 represent recomputed values to reflect aggregate grant date fair value of stock option awards granted in each given year.
(4)	Amount represents performance-based incentive compensation paid in March of the next fiscal year but earned by the named executive officers in the year indicated pursuant to the SEAICP.

(5)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the MAP and the SERP determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Amounts reflect: (a) changes to SERP in 2009 (Mr. Selander—$1,047,000; Mr. McWilton—$237,000), and (b) increases to MAP balances in 2009 (Mr. Selander—$46,399; Mr. McWilton—$14,455; Mr. Flood—$49,306).
(6)	See the All Other Compensation in 2009 table following the Summary Compensation Table for certain information with respect to this amount.
(7)	Mr. Banga joined the Company at the end of August 2009, and accordingly, his base salary represents the pro-rated amount corresponding to his service period in 2009.

ALL OTHER COMPENSATION IN 2009

The following table sets forth certain information with respect to the “All Other Compensation” column of the Summary Compensation Table for 2009 for the named executive officers.

Name (a)	Perquisites & Other Personal Benefits (b)(1)	Registrant Contributions to Defined Contribution Plans (c)(2)	Insurance Premiums (d)(3)	Tax Reimbursements (e)
Robert W. Selander	$131,640	$417,000	$13,440	$—

Martina Hund-Mejean	$25,000	$34,082	$720	$—

Ajay Banga	$50,622	$6,356	$288	$—

Chris A. McWilton	$26,000	$82,725	$792	$—

Gary J. Flood	$25,000	$150,600	$806	$—

(1)	Amounts represent (a) payment in lieu of perquisites (Mr. Selander—$45,000; Mr. Banga—$35,000; Ms. Hund-Mejean and Messrs. McWilton and Flood—$25,000 each), (b) aggregate incremental cost to the Company with respect to personal use by Mr. Selander of a car service, (c) aggregate incremental cost to the Company for personal use of a leased corporate aircraft by Mr. Selander of $79,796, which is based on the variable costs to the Company of operating the aircraft and includes fuel costs, hourly flight charges, associated taxes and flat fees (In addition, Mr. Selander’s spouse accompanied him on business travel on the corporate aircraft on a small number of occasions in 2009. On those occasions, he reimbursed the Company in accordance with IRS guidelines with respect to his spouse’s travel. His spouse’s travel resulted in no incremental cost to the Company other than an immaterial tax cost.), (d) personal use of certain event tickets by Mr. Banga, on a small number of occasions during 2009, which were purchased by the Company as part of a multi-event package, (e) relocation-related expenses for Mr. Banga and (f) personal use of event tickets by Mr. McWilton, on one occasion during 2009, which were purchased by the Company.
(2)	Amounts represent (a) matching contributions under the 401(k) matching component of the Savings Plan (for Messrs. Selander, McWilton and Flood—$14,700 each; Ms. Hund-Mejean—$18,375; Mr. Banga—$6,356) and (b) Company contributions to the Restoration Program (Mr. Selander—$402,300; Ms. Hund-Mejean—$15,707; Mr. McWilton—$68,025; Mr. Flood—$135,900).
(3)	Amounts represent 2009 premiums paid by the Company for executive life insurance coverage.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2009 to each of our named executive officers.

	Grant Date (b)	Date of Action(1)(2)							All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($ / Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) (l)
Name (a)			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Robert W. Selander	3/1/2009	2/13/2009									39,804	(4)	$158.03	$2,750,058
	3/1/2009	2/13/2009				8,701	17,402	34,804						$2,750,038
		2/2/2009	$750,000	$1,500,000	$3,750,000

Martina Hund-Mejean	3/1/2009	2/13/2009									7,236	(4)	$158.03	$499,935
	3/1/2009	2/13/2009				1,582	3,164	6,328						$500,007
		2/2/2009	$250,000	$500,000	$1,250,000

Ajay Banga	9/21/2009	9/21/2009									29,564	(6)	$222.62	$2,400,006
	9/21/2009	9/21/2009							22,011	(7)				$4,900,089
		6/15/2009	$600,000	$1,200,000	$3,000,000

Chris A. McWilton	3/1/2009	2/13/2009									7,960	(4)	$158.03	$549,956
	3/1/2009	2/13/2009				1,741	3,481	6,962						$550,102
		2/2/2009	$275,000	$550,000	$1,375,000

Gary J. Flood	3/1/2009	2/13/2009									7,236	(4)	$158.03	$499,935
	3/1/2009	2/13/2009				1,582	3,164	6,328						$500,007
		2/2/2009	$250,000	$500,000	$1,250,000

(1)	On February 13, 2009, the Compensation Committee approved grants of stock options and PSUs under the Company’s 2006 Long Term Incentive Plan (the “LTIP”) to the specified named executive officer to be made on March 1, 2009. On September 21, 2009, the Compensation Committee also approved a grant of RSUs and stock options under the LTIP to be made on that date to Mr. Banga. The grants of stock options were approved by the Compensation Committee and made in accordance with the Company’s policy for grants of stock options. See “Stock Option Grant Practices” in the Compensation Discussion and Analysis that precedes these tables.
(2)	On February 2, 2009, the Compensation Committee established threshold, target and maximum payouts for all named executive officers except Mr. Banga under our SEAICP for 2009. Mr. Banga’s 2009 threshold, target and maximum payouts under the SEAICP were established pursuant to the terms of his offer letter, dated June 15, 2009. Actual payout amounts under the SEAICP for 2009 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Program Elements—Annual Incentive” in the Compensation Discussion and Analysis that precedes these tables.
(3)	Represents an award of PSUs on March 1, 2009 to each named executive officer specified in the table other than Mr. Banga. The PSUs vest in full on February 29, 2012. However, for Mr. Selander, who was retirement-eligible on the date of grant, no further service is required to retain the award. The actual number of PSUs and actual payout value of unearned shares with respect to the PSU awards granted on March 1, 2009 has not been determined and will be determined based on the Company’s performance over the three-year period ending December 31, 2011.
(4)	Represents a grant of stock options having a ten-year term and vesting in 25% increments on each of March 1, 2010, 2011, 2012 and 2013.
(5)	Represents the grant date fair value in accordance with FASB Topic 718. Assumptions used in the calculation of this amount are included in footnote 17 to the Company’s audited financial statements for the year ended December 31, 2009 included in the Form 10-K. PSUs are reflected at target value.
(6)	Represents a grant of stock options having a ten-year term, which vests in 33.33% increments on each of March 21, 2010, 2011 and 2012.
(7)	Represents an award of RSUs to Mr. Banga on September 21, 2009. The RSUs vest in 20% increments on each of September 21, 2010 and 2011, and the remaining 60% vests on September 21, 2012.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table sets forth certain information with respect to all outstanding option awards and stock awards held by each of our named executive officers at December 31, 2009.

Name (a)	Stock Option Grant Date		Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Robert W. Selander								—		—	110,794	(2)	$28,361,048
	5/25/2006	(3)	—	48,075	—	$39.00	5/25/2016
	3/1/2007	(4)	31,510	31,510	—	$106.29	3/1/2017
	3/1/2008	(5)	8,754	26,262	—	$190.00	3/1/2018
	3/1/2009	(6)	—	39,804	—	$158.03	3/1/2019

Martina Hund-Mejean								14,995	(7)	$3,838,420	11,592	(2)	$2,967,320
	12/5/2007	(8)	5,000	5,000	—	$200.07	12/5/2017
	3/1/2008	(5)	1,592	4,776	—	$190.00	3/1/2018
	3/1/2009	(6)	—	7,236	—	$158.03	3/1/2019

Ajay Banga								22,011	(9)	$5,634,376	—		$—
	9/21/2009	(10)	—	29,564	—	$222.62	9/21/2019

Chris A. McWilton								25,006	(11)	$6,401,036	22,162	(2)	$5,673,029
	5/25/2006	(3)	—	5,769	—	$39.00	5/25/2016
	3/1/2007	(4)	—	6,302	—	$106.29	3/1/2017
	3/1/2008	(5)	1,751	5,253	—	$190.00	3/1/2018
	3/1/2009	(6)	—	7,960	—	$158.03	3/1/2019

Gary J. Flood								15,257	(11)	$3,905,487	19,590	(2)	$5,014,648
	5/25/2006	(3)	—	4,904	—	$39.00	5/25/2016
	3/1/2007	(4)	—	5,356	—	$106.29	3/1/2017
	3/1/2008	(5)	1,592	4,776	—	$190.00	3/1/2018
	3/1/2009	(6)	—	7,236	—	$158.03	3/1/2019

(1)	Value is based on the December 31, 2009 per share closing market price of $255.98 of our Class A Common Stock on the NYSE.
(2)	For Messrs. Selander, McWilton and Flood, represents (a) a number of PSUs granted on March 1, 2007, which vest on February 28, 2010, (b) a number of PSUs granted on March 1, 2008, which vest on February 28, 2011 and (c) a number of PSUs granted on March 1, 2009, which vest on February 29, 2012, each of which corresponds to the number of shares that would be issued at maximum performance level of 200% because actual performance through December 31, 2009 was either at maximum level or was between target and maximum levels. For Ms. Hund-Mejean, represents PSUs granted on March 1, 2008, which vest on February 28, 2011 and PSUs granted on March 1, 2009, which vest on February 29, 2012, each of which corresponds to the number of shares that would be issued at maximum performance level because actual performance through December 31, 2009 was either at maximum level or was between target and maximum levels. As of December 31, 2009, the actual number of PSUs and actual payout value of unearned shares with respect to the PSU awards granted on March 1, 2007 had not been determined, but were determined on February 28, 2010 at the maximum performance level of 200% based on the Company’s performance over the three-year performance period ending December 31, 2009. The actual number of PSUs and actual payout value of unearned shares with respect to the PSU awards granted on each of March 1, 2008 and March 1, 2009 has not been determined and will be determined based on the Company’s performance over the three-year performance periods ending December 31, 2010 and December 31, 2011, respectively. However, for Mr. Selander, who was retirement-eligible on the respective dates of the grants, no further service is required to retain the awards.
(3)	Represents stock options granted during 2006. The stock options vest in 25% increments on each of May 25, 2007, 2008, 2009 and 2010.

(4)	Represents stock options granted during 2007. The stock options vest in 25% increments on each of March 1, 2008, 2009, 2010 and 2011.
(5)	Represents stock options granted during 2008. The stock options vest in 25% increments on each of March 1, 2009, 2010, 2011 and 2012.
(6)	Represents stock options granted during 2009. The stock options vest in 25% increments on each of March 1, 2010, 2011, 2012 and 2013. See the Grants of Plan-Based Awards in 2009 table for more information on stock options granted in 2009.
(7)	Represents RSUs awarded to Ms. Hund-Mejean on December 5, 2007, which vest on November 30, 2010.
(8)	Represents stock options granted to Ms. Hund-Mejean on December 5, 2007. The stock options vest in 25% increments on each of December 5, 2008, 2009, 2010 and 2011.
(9)	Represents RSUs awarded to Mr. Banga on September 21, 2009, which vest in 20% increments on each of September 21, 2010 and 2011, and the remaining 60% vests on September 21, 2012.
(10)	Represents stock options granted to Mr. Banga on September 21, 2009. The stock options vest in 33.33% increments on each of March 21, 2010, 2011 and 2012. See the Grants of Plan-Based Awards in 2009 table for more information on this grant.
(11)	For Mr. McWilton, represents (a) RSUs awarded May 25, 2006, which vest on January 31, 2010 and (b) RSUs awarded March 1, 2007, which vest on February 28, 2010. For Mr. Flood, represents RSUs awarded May 25, 2006, which vest on January 31, 2010.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table sets forth certain information with respect to stock awards that vested for, and stock options which were exercised by, each of our named executive officers during the year ended December 31, 2009.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#)(2) (d)	Value Realized on Vesting ($)(3) (e)
Robert W. Selander	48,075	$8,331,398	—	—

Martina Hund-Mejean	—	$—	—	$—

Ajay Banga	—	$—	—	$—

Chris A. McWilton	8,920	$1,219,227	5,231	$1,342,876

Gary J. Flood	7,582	$1,025,335	5,847	$1,501,013

(1)	The value realized on exercise is calculated as the number of shares acquired upon exercise, multiplied by the difference between the per share market value at the time of exercise, less the option exercise price paid for the shares.
(2)	Represents the number of RSUs received upon conversion of performance unit awards that had previously been granted under our Executive Incentive Plan, or EIP, for the 2005-2007 performance period that vested on December 31, 2009.
(3)	Value realized upon vesting based on $256.715 per share (the average high and low market price of our Class A Common Stock on the NYSE on December 31, 2009).

PENSION BENEFITS IN 2009

MAP. The Company maintains the MAP to provide retirement income to all U.S. employees, including the named executive officers, who were participants in such plans prior to June 30, 2007. Under the MAP’s cash balance formula, a notional account is established for each participant, to which a percentage of the participant’s eligible compensation is credited, 4.5% for the first four years of service increasing to 12% for the 20th through the 30th year and zero thereafter. Certain participants who were both participants in the MAP and at least 50 years of age on December 31, 2000, are entitled to minimum pay credits of 9%, commencing at age 50, and up to a maximum of 14% at age 60 and older. Eligible compensation means a participant’s base salary and annual cash bonus, up to the limit on compensation under Section 401(a)(17) of the Internal Revenue Code, which was $245,000 in 2009. In addition to the pay credits, a participant’s account under the MAP receives investment credits based on the yield on 30-Year Treasury securities.

In addition to the pay credit described above, the MAP in effect as of December 31, 2009 provides that participants whose base salary and annual cash bonus exceed the limit under Section 401(a)(17) of the Internal Revenue Code, but do not exceed $400,000, receive a pay credit with respect to the amount above the Section 401(a)(17) limit, which is determined in the manner described above, based on the participant’s service or age, as applicable. However, this pay credit will not exceed 28% of the participant’s eligible compensation.

A participant’s vested notional account balance under the MAP generally may be paid at any time (subject to restrictions imposed by the Internal Revenue Code) following termination of employment with the Company for any reason, regardless of the age of the participant. At the participant’s election, the account balance can be paid as a lump sum or in an annuity form that is approximately the actuarial equivalent of the notional account balance.

SERP. The SERP in effect during 2009 provided that:

•

In the event of a participant’s disability, retirement or termination of employment for any reason other than death, in each case, after attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of the net SERP benefit actuarially increased from the date of attainment of age 60 and four years of SERP participation to termination of employment.

•

In the event a participant dies while employed and after attaining age 60 and at least four years of SERP participation, the SERP pays out a lump sum equal to the present value of an immediate net SERP benefit actuarially increased from the date of attainment of age 60 and four years of SERP participation to termination of employment.

The SERP benefit is generally payable six months after a termination of employment. The SERP was amended, effective January 1, 2008, to conform with Section 409A of the Internal Revenue Code and to make certain other changes. Following a review of the SERP by the Compensation Committee during 2007, the Compensation Committee approved a recommendation in February 2008 to discontinue the SERP. The current participants at that time remain active in the plan and retain their right to receive their vested balance in accordance with the terms of the SERP.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to such named executive officer under the MAP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For the SERP, the pension benefit discount rate used was 6%. Information regarding the MAP and the SERP can be found in the Compensation Discussion and Analysis under the heading “Other Benefits” and in the summary of MAP and SERP benefits in the section entitled “Potential Payments Upon Termination or Change-in-Control.”

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefits ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
Robert W. Selander	MAP	15	$424,145	$—
	SERP	10	$4,326,000	$—

Martina Hund-Mejean	MAP	—	$—	$—
	SERP	—	$—	$—

Ajay Banga	MAP	—	$—	$—
	SERP	—	$—	$—

Chris A. McWilton	MAP	7	$90,684	$—
	SERP	5	$617,000	$—

Gary J. Flood	MAP	23	$491,669	$—
	SERP	—	$—	$—

(1)	Includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The SERP amount for each named executive officer vests after four years of service with the Company and upon attainment of the age of 60.

NONQUALIFIED DEFERRED COMPENSATION IN 2009

The following table shows awards that were deemed deferred by our named executive officers, the aggregate earnings and aggregate withdrawals or distributions during the year ended December 31, 2009, and the aggregate balance at December 31, 2009.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)(1)	Aggregate Withdrawals/ Distributions ($) (e)(2)	Aggregate Balance at Last FYE ($) (f)(3)
Robert W. Selander	$—	$—	$10,171,354	$6,492,315	$16,447,548

Martina Hund-Mejean	$—	$—	$—	$—	$—

Ajay Banga	$—	$—	$—	$—	$—

Chris A. McWilton	$—	$—	$—	$—	$—

Gary J. Flood	$—	$—	$—	$—	$—

(1)	For Mr. Selander, amount represents the following earnings: (a) the increase in the market value of shares of our Class A Common Stock underlying those RSUs in respect of which shares were delivered during 2009 from the beginning of 2009 through the date of delivery of such shares; (b) the increase in market value of shares of our Class A Common Stock underlying RSUs in respect of which shares had not yet been delivered during 2009; and (c) dividend equivalents paid on RSUs during 2009. Such RSUs had been considered vested in a prior year. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.
(2)	For Mr. Selander, amount represents: (a) the value of the shares of our Class A Common Stock underlying RSUs in respect of which shares were delivered in 2009, which RSUs had been considered vested in a prior year, based on the average high and low market price of our Class A Common Stock on the NYSE on the date of delivery; and (b) dividend equivalents paid on RSUs during 2009.
(3)	For Mr. Selander, amount represents the year-end value of the undelivered portion of the RSUs granted during 2006, all of which were not forfeitable by him due to vesting or meeting criteria eligible for retiree status and had not been released to him as of December 31, 2009. Such amount has not been included in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements

MasterCard International is party to an employment agreement with each of the named executive officers, other than Mr. Flood. The employment agreements for Ms. Hund-Mejean and Messrs. Selander, Banga and McWilton, as well as the employment arrangement with Mr. Flood, were previously publicly filed by the Company with the SEC.

Mr. Selander

On December 31, 2008, MasterCard International entered into an employment agreement with Mr. Selander, pursuant to which he served as the Company and MasterCard International’s Chief Executive Officer. Pursuant to a transition letter which the Company entered into with Mr. Selander on April 12, 2010, Mr. Selander has been succeeded as Chief Executive Officer, effective July 1, 2010, as part of a planned transition contemplated by his employment agreement and currently serves as Executive Vice Chairman of the Company and MasterCard International. Mr. Selander will retire from the Company in December 2010.

Term.

Under Mr. Selander’s agreement, he is to be employed for a fixed term of two years ending on December 31, 2010. Pursuant to his transition letter, as described above, Mr. Selander will retire from the Company in December 2010.

Compensation.

During the term of employment, Mr. Selander will:

•	receive a base salary, which is subject to increase based on an annual performance review by the Compensation Committee;

•	be eligible to participate in the SEAICP and the LTIP and to earn an annual bonus based on pre-established performance goals or other criteria established by the Compensation Committee; and

•

be eligible to participate in the Company and MasterCard International’s benefit and perquisite programs generally made available to members of the Executive Committee in accordance with the terms and conditions of such programs.

Termination of Employment.

Pursuant to the agreement, Mr. Selander’s employment terminates: upon death; upon disability (provided that he is approved to receive benefits under the MasterCard Long-Term Disability Plan); upon termination by MasterCard International for “Cause” (as defined in the agreement and described below); upon voluntary resignation; upon termination by MasterCard International without Cause; upon termination by Mr. Selander for “Good Reason” (as defined in the agreement and described below); or at the end of the term of employment (December 31, 2010).

Termination Payments.

Death. In the event of Mr. Selander’s death, his estate and/or beneficiaries are entitled to the following payments: (1) base salary earned but not paid through the date of his death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which death occurs; (4) to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which his termination occurred, payable in the amount and at the time it would have been paid had he remained employed;

(5) a pro rata portion of the Retention Payment (as defined below); and (6) such additional benefits, if any, he may be entitled to under the Company and MasterCard International’s plans and programs on account of such termination.

Disability. In the event of Mr. Selander’s termination of employment on account of disability, he will receive the same payments as noted above in the event of his death except that his target annual incentive bonus will be pro-rated for the year of his termination.

For Cause. If MasterCard International terminates Mr. Selander’s employment for Cause, he will be entitled to: (1) a payment with respect to base salary earned but not paid through the date of his termination, (2) payment for all accrued but unused vacation time and (3) additional benefits, if any, that the executive would be entitled to under the Company’s plans and programs on account of termination for Cause. His agreement defines “Cause” generally to mean: (a) willful failure to perform his duties or responsibilities (other than due to disability); (b) having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (c) his material breach of any written covenant or agreement with MasterCard International not to disclose any information pertaining to MasterCard International; or (d) his breach of the Company’s code of conduct, the supplemental code of ethics, any material provision of his employment agreement or any material provision of specified Company or MasterCard International’s policies.

Voluntary Resignation. If Mr. Selander voluntarily resigns other than with Good Reason, he will receive the same payments of unpaid base salary and accrued but unused vacation time noted above (under “For Cause”) and such additional benefits, if any, that he would be entitled to under the Company or MasterCard International’s plans and programs on account of his voluntary termination other than with Good Reason.

Without Cause or With Good Reason. In the event of Mr. Selander’s termination by MasterCard International without Cause or by him with Good Reason, he will be entitled to:

•	base salary earned but not paid prior to the date of termination;

•	accrued but unused vacation time;

•

a pro-rata portion of the annual incentive bonus payable for the year in which his termination occurs based upon the actual performance of MasterCard International for the applicable performance period and payable in accordance with the regular bonus pay practices of MasterCard International and, to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which his date of termination occurs, payable in the amount and at the time it would have been paid had he remained employed;

•

severance through December 31, 2010 payable each payroll period in an amount equal to his base salary plus an amount equivalent to his average annual bonus over the prior three years of employment prior to termination divided by the number of payroll periods in a calendar year;

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or until December 31, 2010, if shorter), or if he is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage until December 31, 2010, and thereafter the retiree contribution levels shall apply;

•	outplacement services for the shorter of 24 months or the period of unemployment;

•	full and immediate vesting under the SERP;

•	be treated as if such termination were a “retirement,” for awards outstanding under the LTIP so that he receives the favorable vesting provisions available on retirement;

•	a pro rata portion of the Retention Payment; and

•	such additional benefits, if any, that he would be entitled to under the Company and MasterCard International’s plans and programs on account of termination without Cause or with Good Reason.

“Good Reason” for this purpose generally means: (a) his removal from the position of CEO (except in connection with the planned transition to his successor); (b) a material reduction in his annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; (c) the relocation of his principal place of employment more than 50 miles; or (d) the failure by MasterCard International to obtain an agreement from any successor to the Company or MasterCard International to assume and agree to perform his employment agreement.

End of Term. In the event Mr. Selander’s employment ends at the end of the term (that is, December 31, 2010), he will be entitled to: (1) a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination; (2) a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (3) a Retention Payment, to the extent not already paid; (4) an annual incentive bonus payable for 2010 based upon the actual performance of MasterCard International, payable in accordance with the regular bonus pay practices of MasterCard International; (5) be treated as if such termination were a “retirement” for awards outstanding under the LTIP; (6) be treated as though he remained an executive officer of MasterCard International through December 31, 2010, for purposes of the accrual of benefits and entitlements to contributions under the Company and MasterCard International’s compensation and benefit plans, including the SEAICP and the SERP; and (7) such additional benefits to which he is expressly entitled following the termination of his employment upon the end of the term under the Company and MasterCard International’s agreements, plans and programs.

Vesting of SERP upon Change in Control.

Mr. Selander’s employment agreement provides that upon a “change in control” (as defined in the LTIP) prior to his termination of employment, he becomes fully vested in his SERP benefit, which is to be paid in accordance with the SERP. The LTIP generally defines a “change in control,” subject to the requirements of Section 409A of the Internal Revenue Code when necessary to comply with Section 409A, as:

(1)	the acquisition by any individual entity or group of beneficial ownership of equity securities of the Company representing more than 30 percent of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding an acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of clause (3) below; or

(2)	a change in the composition of the Board (the “Incumbent Board”) that causes less than a majority of the directors of the Company then in office to be members of the Incumbent Board; or

(3)	consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (“Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own more than 50 percent of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no person will beneficially own more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(4)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Retention Payment.

Under the employment agreement, Mr. Selander is to receive a payment of $10,000,000 (the “Retention Payment”) within 30 days of the date on which the appointment of a successor CEO by the Board of Directors becomes effective, or December 31, 2010 if sooner (the “Retention Date”), provided that (1) MasterCard International has achieved, on average, no less than target level performance, as determined by the Compensation Committee and measured under the SEAICP, from 2004 through the Retention Date and (2) his employment has not been terminated prior to the Retention Date for Cause or on account of his voluntary resignation. Also, as indicated above, Mr. Selander may be entitled to a pro rata portion of the Retention Payment if his employment is terminated prior to the Retention Date (pro-rated based on completed quarters worked within the period from July 1, 2004 until December 31, 2010).

Tax Gross-Up Payments.

The employment agreement for Mr. Selander provides for the payment of a gross up amount in the event any payments or benefits he may receive under his employment agreement or other arrangement with the Company are subject to an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”). The Excise Tax is generally only payable on amounts which are treated as parachute payments under Section 280G of the Internal Revenue Code (generally defined as amounts payable in connection with a change in control of the Company). Under the gross-up provision, he would be entitled to receive an amount such that the net amount retained by him, taking into account the gross-up payment, and after deduction of federal, state and local income and employment taxes and excise taxes, will equal the Excise Tax on the payments he receives (including amounts attributable to the receipt of the gross-up payment). The gross up amount, however, will not be paid if the net value of the parachute payments (taking into account the Excise Tax and federal, state and local income and employment taxes but not any gross-up amount) would be less than what he would have netted had the present value of his total payments in the event of a change in control been reduced by $1 below the maximum amount permitted to be received without triggering the Excise Tax under Section 280G of the Internal Revenue Code. In such event, his total payments would be accordingly reduced to $1 below the maximum amounts permitted to be received without triggering such Exercise Tax.

Release of Claims.

Mr. Selander’s right to receive the Retention Payment and specified payments on account of termination without Cause or with Good Reason are subject to him entering into a separation agreement and release of claims against MasterCard International.

Modification of Duties.

To implement a planned transition to a successor CEO, MasterCard International has the right to modify Mr. Selander’s position, provided that the change would not be accompanied by a reduction in his compensation, benefits or perquisites, or, prior to December 15, 2010, by a change in his status as a member of the Executive Committee and senior level executive of MasterCard International.

Restrictive Covenants.

The employment agreement contains several covenants of Mr. Selander, which continue for a period of time following his termination of employment. These include covenants regarding non-solicitation of MasterCard International’s employees, customers or suppliers and non-competition (for a minimum of 12 months and up to 36 months) and regarding confidentiality (for five years).

Mr. Banga

On June 16, 2009, MasterCard International entered into an employment agreement with Mr. Banga, pursuant to which he served as the Company and MasterCard International’s President and Chief Operating Officer. Pursuant to an offer letter which the Company entered into with Mr. Banga on April 12, 2010, Mr. Banga was appointed as Chief Executive Officer of the Company and MasterCard International, effective July 1, 2010. The offer letter sets forth a summary of modifications to Mr. Banga’s existing employment agreement, which modifications are also effective as of July 1, 2010.

Term.

Under Mr. Banga’s agreement, he is to be employed initially for a fixed term through December 31, 2011. The agreement provides for automatic one-year renewals, unless either party gives at least 90-days prior written notice not to renew.

Compensation.

During the term of employment, Mr. Banga will:

•

receive a base salary of $800,000 (which has been increased to $900,000 effective July 1, 2010, pursuant to the terms of Mr. Banga’s April 12, 2010 offer letter), which will be reviewed annually by the Compensation Committee and will be subject to increase at the discretion of the Compensation Committee following review of his performance;

•

be eligible to participate in such annual and/or long term bonus or incentive plan(s) generally made available to other employees of MasterCard International at his level, based on performance goals or other criteria, terms and conditions as may be established by MasterCard International; and

•	be eligible to participate in the Company and MasterCard International’s employee compensation or benefit plans and programs generally made available to other employees at his level.

Termination of Employment.

Pursuant to the agreement, Mr. Banga’s employment terminates: upon his death; at the option of MasterCard International, upon his disability (as defined under the MasterCard Long-Term Disability Benefits Plan); upon his termination by MasterCard International for “Cause” (as defined in the agreement and described below); upon his termination by MasterCard International without Cause effective 90 days after giving written notice (MasterCard International may, at its option, provide 90 days base salary payable in a lump sum in lieu of such notice period); at his option upon an event constituting “Good Reason” (as defined in the agreement and described below) effective 90 days after giving written notice; upon his voluntary resignation effective 90 days after giving written notice (which notice requirement MasterCard International may waive in whole or in part); upon either party giving the other 90 days prior written notice of non-renewal (if by MasterCard International, at its option, by providing 90 days base salary payable in a lump sum in lieu of such notice period); or on the last day of the calendar year in which he attains the age of 65.

Termination Payments.

Death. In the event of Mr. Banga’s death, his estate or beneficiaries are entitled to receive the following payments in a lump sum within 30 days following the date of termination: (1) base salary earned but not paid through the date of his death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which his death occurs (if not already paid); and (4) such additional benefits, if any, that he may be entitled to under the Company or MasterCard International’s plans and programs on account of death.

Disability. If Mr. Banga’s employment is terminated on account of his disability, he will be entitled to the payments set forth above in the event of his death, except that his annual incentive bonus will be pro-rated for the year of his termination and will be based upon the actual performance, rather than the target level of performance, of MasterCard International for the applicable performance period (and taking into account the terms of the then applicable annual incentive bonus plan including, but not limited, to the discretion of the Compensation Committee to reduce such bonus amount) with such amount payable when the incentive bonus is regularly paid to similarly situated employees for such year.

For Cause. If MasterCard International terminates Mr. Banga’s employment for Cause, he will be entitled to the payments set forth in items (1) and (2) above in the event of his death and such additional benefits, if any, that he would be entitled to under the Company or MasterCard International’s plans and programs on account of termination for Cause. “Cause” means: (a) the willful failure by Mr. Banga to perform his duties or responsibilities (other than due to disability); (b) Mr. Banga’s engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in its industry; (c) Mr. Banga’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach by Mr. Banga of any written covenant or agreement with MasterCard International not to disclose any information pertaining to MasterCard International; or (e) the breach by Mr. Banga of the Company’s code of conduct, the supplemental code of ethics, any material provision of his employment agreement or any material provision of other specified Company or MasterCard International policies. MasterCard International’s notice of termination for Cause must state the date of termination and identify the grounds upon which the termination is based.

Voluntary Resignation or Non-Renewal by Mr. Banga. If Mr. Banga voluntarily resigns other than with Good Reason or provides notice of non-renewal of the agreement, he will be entitled to the payments set forth in items (1) and (2) above in the event of his death and such additional benefits, if any, that he would be entitled to under the Company or MasterCard International’s plans and programs on account of his voluntary resignation other than with Good Reason.

Without Cause, With Good Reason or Upon Non-Renewal by MasterCard International. During the term of the agreement (including any renewal thereof) ending on or before December 31, 2014, if Mr. Banga’s employment is terminated by MasterCard International (other than for Cause or disability), by him with Good Reason, or upon non-extension of the term of the agreement by MasterCard International, he will be entitled to the following payments:

•	base salary earned but not paid prior to the date of termination;

•	accrued but unused vacation time payable within 30 days following the date of termination;

•

a pro-rata portion of the annual incentive bonus payable for the year in which his termination occurs based upon the actual performance of MasterCard International for the applicable performance period as determined by the Compensation Committee and payable in accordance with the regular bonus pay practices of MasterCard International and, to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which his date of termination occurs, payable in the amount and at the time it would have been paid per the terms of the then applicable annual incentive bonus plan;

•

severance payable over 24 months in an amount equal to base salary continuation for 24 months following the date of termination plus an amount equal to two times the average annual incentive bonus received by him with respect to the two years of employment prior to the year of termination, payable on a schedule in accordance with the regular payroll practices of MasterCard International (collectively, the “Severance Pay”); provided, however, that (A) if Mr. Banga’s employment was terminated prior to the payment of an annual 2009 bonus under SEAICP, his Severance Pay would have been required to include a payment of $1,200,000 in lieu of the bonus payment portion of the Severance Pay and (B) if Mr. Banga’s employment is terminated after the payment of an annual 2009 bonus under the SEAICP, but prior to the payment of an annual 2010 bonus, the Severance Pay shall include a payment equal to the annual 2009 bonus received by Mr. Banga in lieu of the two year average bonus payment portion of the Severance Pay;

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or the severance period if shorter), or if he is eligible for the MasterCard Retiree Health Plan, the full cost of the Retiree Health coverage for the severance pay period and thereafter the retiree contribution levels shall apply;

•	reasonable outplacement services; and

•	such additional benefits, if any, that he would be entitled to under MasterCard International or MasterCard International’s plans and programs for the above captioned events of termination.

“Good Reason” means: (a) the assignment to a position for which Mr. Banga is not qualified or a materially lesser position than the position held by him; (b) a material reduction in annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; (c) the relocation of Mr. Banga’s principal place of employment to a location more than 50 miles from his principal place of employment; (d) the failure by MasterCard International to obtain an agreement from any successor to MasterCard International to assume and agree to perform any employment agreement between Mr. Banga and MasterCard International; or (e) the failure by MasterCard International to have offered Mr. Banga a promotion to Chief Executive Officer of the Company on or before June 30, 2010 (with such offer to become effective not later than January 1, 2011).

If Mr. Banga’s term of employment ends after December 31, 2014 because either his employment is terminated by MasterCard International (other than for Cause or disability), he terminates his employment with Good Reason, or MasterCard International elects not to further extend the term of employment, then the term of employment shall end as of the date of termination and Mr. Banga shall be entitled to only those payments and benefits provided in the first, second, third and seventh bullets above.

Release of Claims. Mr. Banga’s right to receive the Severance Pay and certain other payments on account of termination without Cause, with Good Reason or non-renewal is subject to him entering into (without revocation) a separation agreement and release of claims against MasterCard International.

Mandatory Retirement. In the event Mr. Banga’s employment ends upon mandatory retirement (that is, the last day of the calendar year in which he attains the age of 65) he will be eligible for the following payments: (1) in a lump sum within 30 days following the date of termination base salary earned but not paid prior to the date of termination; (2) in a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (3) the annual incentive bonus payable for the year in which his termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period; and (4) such additional vested benefits which he is entitled to following the termination of his employment under the Company or MasterCard International’s plans and programs.

Restrictive Covenants.

The agreement subjects Mr. Banga to MasterCard International’s standard restrictive covenants for executive employees, including confidentiality, non-compete and non-solicit obligations. However, Mr. Banga’s covenant not to compete is narrower with respect to entities covered by the provision if he had terminated employment with Good Reason due to the failure by MasterCard International to offer him a promotion to Chief Executive Officer of MasterCard International on or before June 30, 2010 (with such offer to become effective not later than January 1, 2011).

Sign-on Award.

Under the terms of Mr. Banga’s offer letter, he is to receive a “sign-on” award of $4,200,000 payable in two equal installments. The first installment was to be paid within 30 days of commencement of employment with the Company and the second installment is to be paid in 2010, not later than 30 days after the first anniversary of the date on which his employment commenced. These payments are contingent upon Mr. Banga’s continued performance of services through such date; provided, however, that if Mr. Banga’s employment is terminated with Good Reason due to the failure by the Company to offer Mr. Banga a promotion to Chief Executive Officer of the Company on or before June 30, 2010 (with such offer to become effective not later than January 1, 2011), then he will nevertheless be entitled to the entire sign-on award. Under the terms of the offer letter, Mr. Banga was obligated to return the net amount received in the first installment if his employment had been terminated for Cause within 12 months of the date of commencement of employment or upon his voluntary resignation prior to the time that MasterCard International had made a decision concerning his potential appointment to Chief Executive Officer of MasterCard International. Mr. Banga is obligated to return the net amount received in the second installment if his employment is terminated for Cause within 12 months of the date the second installment is received or if he voluntarily resigns within 12 months of the date the second installment is received.

Incentive Awards and Other Benefits.

Mr. Banga is eligible to participate in the SEAICP. This bonus program is based on corporate, business unit and individual performance. His target pay out will be 150% (range 0% – 375%) of his base salary. Bonus amounts are based upon an assessment of results against established performance goals. Receipt of any bonus payment is at the discretion of the Compensation Committee. The agreement provides that Mr. Banga’s 2009 bonus opportunity would not be pro-rated.

Mr. Banga will also be eligible to participate in the LTIP. The agreement required that in 2009, Mr. Banga receive grants with the following vesting schedule, in each case contingent on continued service:

•	$4,900,000 in restricted stock units that vest as follows:

20% vests 12 months after the grant date;

20% vests 24 months after the grant date; and

the balance of 60% vests 36 months after the grant date.

Notwithstanding the foregoing, if Mr. Banga had terminated his employment with Good Reason due to a failure by the Company to offer Mr. Banga a promotion to Chief Executive Officer of the Company on or before June 30, 2010 (with such offer to become effective not later than January 1, 2011), this grant of restricted stock units would have continued to vest without regard to such termination and would not have been forfeited.

•	A stock option grant of shares valued at $2,400,000 in accordance with the Company’s granting policies that vests as follows:

the first one-third vests 6 months after the grant date;

the second one-third vests 18 months after the grant date; and

the final one-third vests 30 months after the grant date.

If Mr. Banga terminates his employment after any or all of such stock options have vested, but prior to becoming retirement eligible in accordance with the terms of the LTIP, he will have 120 days following the termination date to exercise the vested options. Any unvested portion of such stock options will be forfeited.

The agreement also required that Mr. Banga receive a 2010 standard award under the LTIP, valued at $4,400,000 and expected to be equally split between non-qualified stock options and PSUs (at the discretion of the Compensation Committee).

Additionally, Mr. Banga’s April 12, 2010 offer letter provides that on July 1, 2010, Mr. Banga will be granted a one-time award in the amount of 12,000 restricted stock units under the LTIP. The restricted stock units will vest on the fourth anniversary of the grant date.

Mr. Banga will be eligible to participate in the SPP after one year of employment with MasterCard International. The SPP may result, depending on MasterCard International’s financial performance for the year, in an annual payment ranging from 0-10% of Mr. Banga’s base salary for the portion of 2010 that he is eligible to participate in the program.

Mr. Banga also participates in MasterCard International’s executive perquisite program in accordance with the terms and conditions of such program, as approved by the Compensation Committee. In accordance with MasterCard International’s policy for providing perquisite allowances in lieu of specific perquisites, Mr. Banga was provided with a cash allowance of $35,000 (less lawful deductions) for 2009. For 2010, he was provided with a cash allowance of $35,000 (less lawful deductions) payable in a lump sum, in January 2010. For 2011, Mr. Banga’s cash allowance will be increased to $45,000 (less lawful deductions). The allowance is subject to review on an annual basis by the Compensation Committee, and may be modified or eliminated, based on competitive assessment.

The agreement provides that MasterCard International will offer specified relocation assistance to Mr. Banga in accordance with the Company and MasterCard International’s policies.

Mr. McWilton and Ms. Hund-Mejean

On December 30, 2008, MasterCard International entered into employment agreements with Mr. McWilton and Ms. Hund-Mejean. Pursuant to these agreements, Mr. McWilton serves as President, U.S. Markets and Ms. Hund-Mejean serves as Chief Financial Officer.

Term.

Under their respective agreements, each executive is to be employed for a fixed term of two years ending on December 30, 2010. Each agreement provides for automatic one-year renewals, unless the executive or MasterCard International gives a notice of non-renewal at least 90 days prior to the end of the term.

Compensation.

During the term of employment, the executives each will:

•	receive a base salary, which is subject to increase based on an annual performance review by the Compensation Committee;

•

be eligible to participate in the annual and/or long term bonus or incentive plans as are generally available to other employees of MasterCard International at the executive’s level, based on performance goals or other criteria as may be established by MasterCard International; and

•

be eligible to participate in the Company and MasterCard International’s benefit and perquisite programs generally made available to members of the Executive Committee (excluding the CEO) in accordance with the terms and conditions of such programs.

Termination of Employment.

Pursuant to the agreement, the executive’s employment terminates: upon death; upon disability (at the option of MasterCard Incorporated); upon termination by MasterCard Incorporated for “Cause” (as defined in the agreements and described below); upon voluntary resignation; either party giving the other notice of non-renewal; upon termination by MasterCard International without Cause; termination by the executive for “Good Reason” (as defined in the agreements and described below); or on the last day of the calendar year in which the executive attains the age of 65.

Termination Payments.

Death. In the event of Mr. McWilton’s or Ms. Hund-Mejean’s death, his or her estate and/or beneficiaries are entitled to receive the following payments: (1) base salary earned but not paid through the date of the executive’s death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which death occurs, and the prior year if not already paid; and (4) such additional benefits, if any, the executive may be entitled to under the Company or MasterCard International’s plans and programs on account of death.

Disability. In the event of Mr. McWilton’s or Ms. Hund-Mejean’s termination of employment on account of disability, the executive will receive the same payments as noted above in the event of his or her death except that the executive’s target annual incentive bonus will be pro-rated for the year of his or her termination.

For Cause. If MasterCard International terminates the executive’s employment for Cause, he or she will be entitled to: (1) a payment with respect to base salary earned but not paid through the date of his termination, (2) payment for all accrued but unused vacation time and (3) additional benefits, if any that the executive would be entitled to under the Company or MasterCard International’s plans and programs on account of termination for Cause. The agreements define “Cause” to generally mean: (a) the willful failure by the executive to perform his or her duties or responsibilities (other than due to disability); (b) engaging in serious misconduct that is injurious to MasterCard International, including, but not limited to, damage to its reputation or standing in its industry; (c) having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach of any written covenant or agreement with MasterCard International not to disclose any information pertaining to the Company or MasterCard International; or (e) the breach of the Company’s code of conduct, the supplemental code of ethics, any material provision of the employment agreement or any material provision of specified Company or MasterCard International policies.

Voluntary Resignation or Non Renewal by Executive. If Mr. McWilton or Ms. Hund-Mejean voluntarily resigns other than with Good Reason or provides notice of non-renewal of the agreement, the executive will receive the same payments of unpaid base salary and accrued but unused vacation time noted above and such additional benefits, if any that such executive would be entitled to under the Company’s or MasterCard International’s plans and programs on account of his or her voluntary termination other than with Good Reason.

Without Cause, With Good Reason or Upon Non-Renewal by MasterCard International. In the event of the executive’s termination by MasterCard International without Cause, by the executive with Good Reason, or upon non-renewal of the executive’s employment agreement by MasterCard International, he or she will be entitled to:

•	base salary earned but not paid prior to the date of termination;

•	accrued but unused vacation time;

•

a pro-rata portion of the annual incentive bonus payable for the year in which the executive’s termination occurs based upon the actual performance of MasterCard International for the applicable performance period and payable in accordance with the regular bonus pay practices of MasterCard International and, to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which the executive’s date of termination occurs, payable in the amount and at the time it would have been paid had the executive remained employed;

•

severance payable over 24 months in an amount equal to base salary continuation for 24 months following the date of termination following the date of termination plus an amount equal to two times the average annual bonus received by the executive with respect to the two years of employment prior to the year of termination, payable in accordance with the annual incentive pay practices of MasterCard International;

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or 24 months if shorter), or if he or she is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for 24 months and thereafter the retiree contribution levels shall apply

•

for Mr. McWilton, if upon exhaustion of COBRA medical benefits he is not eligible under the MasterCard Retiree Health Plan, reimbursement for comparable medical coverage until age 55 and, under specified circumstances, access to group coverage thereafter;

•	outplacement services for the shorter of 24 months or the period of unemployment;

•	for Mr. McWilton, full and immediate vesting under the SERP;

•

for Mr. McWilton, be treated as if such termination were a “retirement” for awards outstanding under the LTIP (but only if the termination is within four years of the earliest date that he is eligible for retirement under the LTIP); and

•	such additional benefits, if any that the executive would be entitled to under the Company or MasterCard International’s plans and programs for the above captioned events of termination.

“Good Reason” for this purpose generally means: (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held by the executive; (b) a material reduction in the executive’s annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; (c) the relocation of the executive’s principal place of employment more than 50 miles; or (d) the failure by MasterCard International to obtain an agreement from any successor to MasterCard International to assume and agree to perform any employment agreement between the executive and MasterCard International.

Mandatory Retirement. In the event Mr. McWilton’s or Ms. Hund-Mejean’s employment ends upon mandatory retirement (that is, the last day of the calendar year in which he or she attains the age of 65), he or she will be entitled to: (1) a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination; (2) a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (3) a pro-rata portion of the annual incentive bonus payable for the year in which his or her termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period and payable in accordance with the regular bonus pay practices of MasterCard International; and (4) such additional vested benefits which he or she is expressly entitled following the termination of his or her employment under the Company or MasterCard International’s plans and programs.

Tax Gross-Up Payments, Release of Claims and Restrictive Covenants.

The executives’ employment agreements also contain provision for tax gross-up payments (similar to Mr. Selander). An executive’s right to receive a gross-up payment or specified payments on account of termination without Cause, with Good Reason or non-renewal is subject to the executive entering into a separation agreement and release of claims against MasterCard International. Also, each agreement contains several covenants regarding confidentiality, non-competition, and non-solicitation of MasterCard International’s employees, customers or suppliers.

Ms. Hund-Mejean Repayment of Sign-on Award.

Under Ms. Hund-Mejean’s original offer letter, she was awarded a one time cash sign-on award of $1,225,000. If she voluntarily left employment with MasterCard International or was terminated for Cause at any time prior to May 1, 2009, her employment agreement required her to repay the net amount received from the cash award (after lawful deductions) within 30 days of such date of termination.

Mr. Flood

Mr. Flood serves as President, Global Products and Solutions of MasterCard International pursuant to an employment arrangement with MasterCard International.

Term.

Mr. Flood is employed at will by MasterCard International.

Compensation.

Mr. Flood receives a base salary and is eligible to participate in the LTIP and in the Company or MasterCard International’s employee compensation and benefit programs as may be generally made available to other employees of the Company or MasterCard International at his level, including the SEAICP.

Termination of Employment.

Upon termination of his employment, Mr. Flood will receive payments pursuant to the MasterCard International Incorporated Executive Severance Plan (the “Executive Severance Plan”) and the MasterCard International Incorporated Change in Control Severance Plan (the “CIC Plan”).

Termination Payments.

Death. In the event of Mr. Flood’s death, his estate and/or beneficiaries are entitled to a lump sum payment within 30 days following the date of termination of: (1) base salary earned but not paid through the date of his death; (2) payment for all accrued but unused vacation time; (3) the target annual incentive bonus payable for the year in which death occurs, and the prior year if not already paid; and (4) such additional benefits, if any, he may be entitled to under MasterCard International’s plans and programs on account of death.

Disability. In the event of Mr. Flood’s termination of employment on account of disability, he will be entitled to receive the same payments as noted above in the event of his death, except that his target annual incentive bonus will be pro-rated for the year of his termination.

For Cause or Voluntary Resignation. If MasterCard International terminates Mr. Flood’s employment for “Cause” (as defined in the Executive Severance Plan and described below) or Mr. Flood voluntarily resigns other than with Good Reason, he will be entitled to, within 30 days of the date of termination: (1) a payment with respect to base salary earned but not paid through the date of his termination, (2) payment for all accrued but unused vacation time and (3) additional benefits, if any, that he would be entitled to under MasterCard International’s plans and programs on account of termination for Cause or his or her voluntary resignation other than with Good Reason.

Without Cause or With Good Reason. In the event of Mr. Flood’s termination by MasterCard International without Cause or by Mr. Flood with “Good Reason” (as defined in the Executive Severance Plan and described below), he will be entitled to (in addition to any severance payments described below): (1) a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination; (2) a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; and (3) a pro-rata portion of the annual incentive bonus payable for the year in which his termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period as determined by the Compensation Committee and payable in accordance with the regular bonus pay practices of MasterCard International.

Mandatory Retirement. In the event Mr. Flood’s employment ends upon mandatory retirement (that is, the last day of the calendar year in which he attains the age of 65), he will be entitled to receive the same payments as noted above in the event of his death, except that his annual incentive bonus will be pro-rated for the year in which his termination occurs, and will be based upon the actual performance of MasterCard International for the applicable performance period (and taking into account the terms of the annual incentive plan, including but not limited to the discretion of the Compensation Committee to reduce the bonus amount).

Severance Payments Under the Executive Severance Plan. In addition to any payments described above, in the event of Mr. Flood’s termination either by MasterCard International without Cause or by Mr. Flood for Good Reason, and in each case unless otherwise disqualified as described below, Mr. Flood will be entitled to:

•	base salary continuation for 18 months (and, in MasterCard International’s sole discretion, up to an additional 6 months) following the date of termination;

•

an amount equal to 1.5 times the annual incentive bonus paid to Mr. Flood for the year prior to the year during which termination occurs, payable ratably over an 18-month period in accordance with the annual incentive bonus pay practices of MasterCard International (or, at MasterCard International’s discretion, an amount equal to up to 2 times the bonus for the prior year, payable over up to 24 months);

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or 18 months if shorter), or if he is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for 18 months, and thereafter the retiree contribution levels shall apply;

•	reasonable outplacement services for the shorter of 18 months or the period of unemployment; and

•

such additional benefits, if any, that Mr. Flood would be entitled to under MasterCard International’s plans and programs for the above captioned events of termination (other than any severance payments payable under the terms of any benefit plan).

Under the Executive Severance Plan, Mr. Flood is only entitled to receive severance payments in the events described above, and would not be entitled to receive such severance payments in the event of termination of employment with MasterCard International due to (1) death, (2) disability, (3) voluntary resignation for any reason other than for Good Reason or mandatory retirement or (4) termination for Cause, or in the event that he fails to give notice of termination for Good Reason within 60 days of the events constituting Good Reason.

MasterCard International’s obligation to make the severance payments described in the first four bullets above is conditioned upon the Mr. Flood’s execution of a separation agreement and release, within 60 days following the date of termination, of all claims related to his employment or the termination of such employment. Such an agreement would include non-competition and non-solicitation restrictions for an 18-month period (or for the length of the severance payments, if longer as described above).

CIC Payments Under the CIC Plan. In the event that, within six months preceding or two years following a Change-in-Control (as determined in the CIC Plan and as described below), Mr. Flood either: (1) is terminated by the MasterCard International or MasterCard International’s successor without “Cause” (as defined in the CIC Plan and described below) or (2) terminates his employment with MasterCard International or MasterCard International’s successor for “Good Reason” (as defined in the CIC Plan and described below), and in each case unless otherwise ineligible as described below, Mr. Flood will be entitled to:

•	a lump sum within 30 days following the date of termination of all base salary earned but not paid prior to the date of termination;

•	a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time;

•

a pro-rata portion of the annual incentive bonus payable for the year in which his termination occurs and the prior year, if not already paid, based upon the actual performance of MasterCard International for the applicable performance period as determined by the Compensation Committee and payable in accordance with the regular bonus pay practices of MasterCard International;

•	base salary continuation for 24 months following the date of termination;

•

annual bonus payments following the date of termination with the aggregate bonus amount for Mr. Flood equivalent to the average annual bonus received by him with respect to the prior two years of employment, payable ratably over a 24-month period in accordance with the regular payroll practices and annual incentive bonus pay practices of MasterCard International;

•

payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or 24 months if shorter), or if he is eligible for the MasterCard Retiree Health Plan, the full cost of the retiree health coverage for 24 months and thereafter the retiree contribution levels shall apply;

•	reasonable outplacement services for the shorter of 24 months or the period of unemployment; and

•

such additional benefits, if any that Mr. Flood would be entitled to under MasterCard International’s plans and programs for the above captioned events of termination (other than any severance payments payable under the terms of any benefit plan).

Mr. Flood is only entitled to receive Change-in-Control payments in the events described above, and would not be entitled to receive such payments in the event of termination of employment with the MasterCard International or MasterCard International’s successor due to: (1) death, (2) disability, (3) voluntary resignation for any reason other than for Good Reason or (4) termination for Cause at any time preceding or following a Change-in-Control, or in the event that he fails to give notice of termination for Good Reason within 60 days of the events constituting Good Reason. The CIC Plan expressly provides that a Change-in-Control alone, without a related termination of employment, will in no event give rise to any Change-in-Control payments or benefits under the CIC Plan.

MasterCard International’s obligation to make the Change-in-Control payments described above in the fourth through seventh bullets above is conditioned upon Mr. Flood’s execution of a separation agreement and release, within 60 days following the date of termination, of all claims to his employment or the termination of such employment, which would include a two-year non-competition restriction and a two-year non-solicitation restriction.

Particular Definitions in Executive Severance Plan or CIC Plan.

Each of the Executive Severance Plan and the CIC Plan defines “Cause” to generally mean: (a) the willful failure by the executive to perform his or her duties or responsibilities (other than due to disability); (b) engaging in serious misconduct that is injurious to MasterCard International including, but not limited to, damage to its reputation or standing in its industry; (c) having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach of any written covenant or agreement with MasterCard International not to disclose any information pertaining to MasterCard International; or (e) the breach of MasterCard International’s code of conduct, the supplemental code of ethics or any material provision of specified MasterCard International policies.

“Change-in-Control” for purposes of the CIC Plan has the meaning as set forth in the LTIP. Accordingly, it generally means the occurrence of any of the following events (other than by means of a public offering of MasterCard Incorporated’s equity securities):

(a) The acquisition by any person of beneficial ownership of more than 30 percent of the voting power of the then outstanding equity securities of the Company (the “Outstanding Registrant Voting Securities”), subject to certain exceptions; or

(b) A change in the composition of the Board of Directors of the Company that causes less than a majority of the directors of the Company then in office to be members of the Board, subject to certain exceptions; or

(c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Registrant Voting Securities immediately prior to such Business Combination will beneficially own more than 50 percent of the then outstanding voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Registrant Voting Securities, (2) no person will beneficially own more than a majority of the voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination will have been members of the incumbent Board of the Company at the time of the initial agreement, or action of the Board of the Company, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Good Reason” for the purpose of each of the Executive Severance Plan and the CIC Plan generally means: (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held by the executive; (b) a material reduction in the executive’s annual base salary other than a 10 percent or less reduction, in the aggregate, over the term of employment; or (c) the relocation of the executive’s principal place of employment by more than 50 miles.

Restrictive Agreements.

In addition to agreements Mr. Flood would enter in order to be eligible to receive the payments described above, Mr. Flood has entered into an agreement providing for restrictions with respect to non-competition and non-solicitation of MasterCard International’s employees, customers or suppliers for 12 months following termination.

Potential Payments

Below are tables showing the potential payments upon termination of employment or a change in control of the Company for each of the named executive officers assuming the event took place on December 31, 2009, the last business day of our 2009 fiscal year. Following the tables are footnotes that provide additional information with respect to other potential payments and benefits.

The tables reflect the 2009 target payout under the SEAICP for annual incentive award payments. In the tables, the equity awards shown for the named executive officer represent the value of unvested RSUs and stock options that would vest in the event of termination or change in control, as applicable, based on the $255.98 per share closing price of our Class A Common Stock on the NYSE on December 31, 2009. In the event of termination by the Company without cause or by the executive with good reason in connection with a change in control, all unvested RSUs and stock options held by a named executive officer would immediately become vested. Except for Mr. McWilton, if a named executive officer who is retirement-eligible is terminated without cause or terminates his employment for good reason, all unvested RSUs and stock options would vest according to the terms of the award. Mr. McWilton would be treated as retirement-eligible for purposes of the LTIP so long as the termination without cause occurs within four years of the date he would otherwise have been eligible to retire. If a named executive officer who is not retirement-eligible is terminated without cause or terminates his employment for good reason, all unvested RSUs and stock options would not become vested.

In the event of a change in control, the PSUs would continue to vest in accordance with the terms of the grant to the extent the achievement of the relevant performance goals could continue to be measured subsequent to the change in control. To the extent achievement of the relevant performance goals could no longer be measured, all of the named executive officer’s unvested PSUs would vest in accordance with the terms of such grants on February 28, 2010, February 28, 2011 and February 28, 2012, respectively, conditioned upon the named executive officer’s continued employment with the Company, as of those dates, and would be paid at a target level of performance. In the event that, within six months preceding, or two years following, a change in control, the named executive officer is terminated without cause or with good reason, all of the named executive officer’s then unvested PSUs would vest immediately and be payable at a target level of performance, conditioned upon the named executive officer’s compliance with his or her non-competition and non-solicitation agreement.

Retirement benefits indicated below include values from the MAP and SERP.

MAP. The MAP values represent the vested notional account balance at the time of termination due to death, termination for cause, voluntary termination, termination without cause, termination for good reason and change in control termination. Because the MAP allows a period of disability to be included in the calculation of vesting service, the MAP value shown for disability termination is the MAP balance regardless of current vested status.

SERP. The SERP in effect during 2009 provided that upon a participant’s termination of employment prior to attaining age 60 and at least four years of SERP participation, the participant is not entitled to any benefit under the SERP, unless the participant died while employed or there has been a change in control. (Additionally, the SERP benefit vests upon the participant’s termination without cause or for good reason, if such vesting is provided for in the participant’s employment agreement). Accordingly, in the event a participant dies while employed and prior to attaining age 60 and four years of SERP participation, the SERP pays out a lump sum present value of 75% of a deferred net SERP benefit payable at age 60. In the event a participant’s employment is terminated without cause or the participant resigns for good reason within two years after a change in control, the SERP benefit is fully vested and paid as a lump sum determined in the same manner as in a termination of employment due to death, except that 100% of the net SERP benefit is paid if the change in control occurs before attainment of age 60 and four years of SERP participation.

For additional information on the SERP, please refer to the Compensation and Discussion and Analysis under the heading “Other Benefits” and to the section entitled “Pension Benefits in 2009.” Amounts payable under deferred compensation arrangements are described in the Nonqualified Deferred Compensation in 2009 table.

Benefit	Robert W. Selander
	Death	Disability	For Cause	Voluntary	Without Cause/ With Good Reason	Change in Control (CIC)
Cash Severance(1)	$—	$—	$—	$—	$3,444,521	$3,444,521

Annual Incentive Award	$1,500,000	$1,500,000	$—	$—	$2,100,000	$2,100,000

Retention Payment(2)	$8,461,538	$8,461,538	$—	$—	$8,461,538	$8,461,538

Unvested Equity(3)
Restricted Stock Units	$16,409,086	$16,409,086	$—	$16,409,086	$16,409,086	$16,409,086
Unexercisable Options	$20,779,614	$20,779,614	$—	$20,779,614	$20,779,614	$20,779,614
Performance Stock Units	$14,180,524	$24,440,970	$—	$24,440,970	$14,180,524	$14,180,524
Total	$51,369,224	$61,629,670	$—	$61,629,670	$51,369,224	$51,369,224

Retirement Benefits(4)
SERP	$3,786,750	$5,049,000	$—	$—	$5,049,000	$5,914,000
MAP	$424,145	$424,145	$424,145	$424,145	$424,145	$424,145
Total	$4,210,895	$5,473,145	$424,145	$424,145	$5,473,145	$6,338,145

Other Benefits(5)
Health & Welfare	$—	$—	$—	$—	$5,725	$5,725
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$40,725	$40,725

Total	$65,541,657	$77,064,353	$424,145	$62,053,815	$70,889,153	$71,754,153

Benefit	Martina Hund-Mejean
	Death	Disability	For Cause	Voluntary	Without Cause/ With Good Reason	Change in Control (CIC)
Cash Severance(1)	$—	$—	$—	$—	$2,260,439	$2,260,439

Annual Incentive Award	$500,000	$500,000	$—	$—	$675,000	$675,000

Unvested Equity(3)
Restricted Stock Units	$3,838,420	$3,838,420	$—	$—	$3,838,420	$3,838,420
Unexercisable Options	$1,303,437	$1,303,437	$—	$—	$1,303,437	$1,303,437
Performance Stock Units	$1,483,660	$2,254,672	$—	$—	$1,483,660	$1,483,660
Total	$6,625,517	$7,396,529	$—	$—	$6,625,517	$6,625,517

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—

Other Benefits(5)
Health & Welfare	$—	$—	$—	$—	$2,755	$2,755
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$2,311,278
Total	$—	$—	$—	$—	$37,755	$2,349,033

Total	$7,125,517	$7,896,529	$—	$—	$9,598,711	$11,909,989

Benefit	Ajay Banga
	Death	Disability	For Cause	Voluntary	Without Cause/ With Good Reason	Change in Control (CIC)
Cash Severance(1)	$—	$—	$—	$—	$3,965,682	$3,965,682

Annual Incentive Award	$1,200,000	$1,620,000	$—	$—	$1,620,000	$1,620,000

Clawback of Sign-On	$—	$—	$(2,100,000)	$(2,100,000)	$—	$—

Unvested Equity(3)
Restricted Stock Units	$5,634,376	$—	$—	$—	$5,634,376	$5,634,376
Unexercisable Options	$986,255	$—	$—	$—	$986,255	$986,255
Performance Stock Units	$—	$—	$—	$—	$—	$—
Total	$6,620,631	$—	$—	$—	$6,620,631	$6,620,631

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—

Other Benefits(5)
Health & Welfare	$—	$—	$—	$—	$2,581	$2,581
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$37,581	$37,581

Total	$7,820,631	$1,620,000	$(2,100,000)	$(2,100,000)	$12,243,894	$12,243,894

Benefit	Chris A. McWilton
	Death	Disability	For Cause	Voluntary	Without Cause/ With Good Reason	Change in Control (CIC)
Cash Severance(1)	$—	$—	$—	$—	$2,676,835	$2,676,835

Annual Incentive Award	$550,000	$550,000	$—	$—	$700,000	$700,000

Unvested Equity(3)
Restricted Stock Units	$6,401,036	$6,401,036	$—	$—	$6,401,036	$6,401,036
Unexercisable Options	$3,321,379	$3,321,379	$—	$—	$3,321,379	$3,321,379
Performance Stock Units	$2,836,514	$4,888,962	$—	$—	$2,836,514	$2,836,514
Total	$12,558,929	$14,611,377	$—	$—	$12,558,929	$12,558,929

Retirement Benefits(4)
SERP	$1,753,500	$2,338,000	$—	$—	$2,338,000	$2,338,000
MAP	$90,684	$90,684	$90,684	$90,684	$90,684	$90,684
Total	$1,844,184	$2,428,684	$90,684	$90,684	$2,428,684	$2,428,684

Other Benefits(5)
Health & Welfare	$—	$—	$—	$—	$8,830	$8,830
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$43,830	$43,830

Total	$14,953,113	$17,590,061	$90,684	$90,684	$18,408,278	$18,408,278

Benefit	Gary J. Flood
	Death	Disability	For Cause	Voluntary	Without Cause/ With Good Reason	Change in Control (CIC)
Cash Severance(1)	$—	$—	$—	$—	$2,379,409	$2,379,409

Annual Incentive Award	$500,000	$500,000	$—	$—	$700,000	$700,000

Unvested Equity(3)
Restricted Stock Units	$3,905,487	$3,905,487	$—	$—	$3,905,487	$3,905,487
Unexercisable Options	$2,889,696	$2,889,696	$—	$—	$2,889,696	$2,889,696
Performance Stock Units	$2,507,324	$4,302,000	$—	$—	$2,507,324	$2,507,324
Total	$9,302,507	$11,097,183	$—	$—	$9,302,507	$9,302,507

Retirement Benefits
SERP	$—	$—	$—	$—	$—	$—
MAP	$491,669	$491,669	$491,669	$491,669	$491,669	$491,669
Total	$491,669	$491,669	$491,669	$491,669	$491,669	$491,669

Other Benefits(5)
Health & Welfare	$—	$—	$—	$—	$10,215	$10,215
Outplacement	$—	$—	$—	$—	$35,000	$35,000
Tax Gross-Ups	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$45,215	$45,215

Total	$10,294,176	$12,088,852	$491,669	$491,669	$12,918,800	$12,918,800

(1)

For Mr. Selander, the aggregate amount of cash severance will be reduced over time through December 31, 2010. Mr. Selander’s cash severance will be payable in equal installments through December 31, 2010, equal to the sum of: (a) his continued base salary (calculated at the highest annual base salary rate paid during his term of employment); and (b) his average annual incentive bonus (calculated based upon the average of the three years preceding the year in which the date of termination occurs), divided by the number of pay periods in a calendar year. For Ms. Hund-Mejean, the amount would be paid over a 24-month period and is equal to two times the sum of her 2009 base salary and a two year average of bonus paid to her for services in 2007 and 2008. Since she did not receive a bonus for services in 2007, a target amount was used in the average. For Mr. Banga, the amount would be paid over a 24-month period and is equal to two times the sum of his 2009 base salary and two times his target bonus (in lieu of an average bonus for the prior two years since no such bonuses will yet have been paid) according to the terms of his employment agreement. For Mr. McWilton, the amount would be paid over a 24-month period and is equal to two times the sum of his 2009 base salary and the average of bonus paid to him for services in 2007 and 2008. For Mr. Flood, the amount would be paid over a 24-month period and is equal to two times the sum of his 2009 base salary and the average of bonus paid to him for services in 2007 and 2008. For Mr. Flood, in the event of termination without cause or for good reason without a change in control, the amount would be paid over an eighteen month period and is equal to 1.5 times the sum of his 2008 base salary and the bonus paid to him for services in 2008—cash severance amount would be $1,862,757. For all named executive officers, cash severance reflects the present value of this calculation using a semi-annual discount rate of 0.83%.

(2)	Mr. Selander is entitled to a $10,000,000 retention payment not later than 30 days following: (a) the date on which the appointment of a successor CEO by the Board of Directors becomes effective; or (b) December 31, 2010, if no successor CEO has been appointed prior to such time. Mr. Selander will receive the retention payment provided that, prior to the date he becomes entitled to such payment, his employment has not been terminated for cause, he has not voluntarily resigned and the Company has achieved certain performance targets. For termination of employment due to death, disability, by the Company without cause or by Mr. Selander for good reason, the amount is pro-rated for service from July 1, 2004 through December 31, 2010.
(3)	For the unvested equity in the “Without Cause / With Good Reason” column, assumes termination occurs within either six months prior to or two years following a change in control of the Company. In the event that termination does not occur within either six months prior to, or two years following, a change in control of the Company, the values for the named executive officers who are not retirement-eligible or deemed retirement-eligible would be zero. For the PSUs in the “Change in Control” column, the amount reflects a change in control of the Company in which the Company thereafter is unable to assess the Company’s performance against the specified objectives. Accordingly, consistent with the terms of the PSU awards, the amounts represented in the “Change in Control” column represent target level of performance. For the PSUs in the “Voluntary” column for Mr. Selander and in the “Disability” column for Ms. Hund-Mejean and Messrs. Selander, McWilton and Flood, the amount reflects the performance level at which the Company accrued the PSUs in its 2009 year-end financial statements based on the Company’s assessment of its obligations based on quantitative and qualitative considerations of actual and forecasted results as compared to performance targets for net income and return on equity (with respect to awards granted in 2007) and net income and operating margin improvement (with respect to the awards granted in 2008 and 2009). Assumptions used in the calculations are included in footnote 17 to the Company’s audited financial statements for the year ended December 31, 2009.
(4)	For Messrs. Selander and McWilton, the SERP amounts differ from the amounts indicated in the Pension Benefits Table due to modified actuarial assumptions (the 2009 lump sum interest rates for termination due to a change in control event versus the assumed valuation rate and pre-commencement discount rate used in the Pension Benefits table).
(5)	Includes continued health and welfare benefits, namely: health coverage, dental coverage, vision coverage, individual life insurance, and individual disability insurance for 18 months following termination, outplacement assistance and, with respect to Messrs. Selander and McWilton and Ms. Hund-Mejean, excise tax gross-ups. The excise tax gross-up is applicable only if termination of employment is in connection with a change in control and the payout limit under Section 280G of the Internal Revenue Code is exceeded.

DIRECTOR COMPENSATION

The Company uses cash and stock-based compensation to attract and retain qualified persons to serve on its Board of Directors. The Company sets compensation for non-employee directors in light of the time commitment and prior experience levels expected of directors.

Cash Compensation

During 2009, directors who were not employees of the Company, other than the Chairman of the Board of Directors, were paid an annual retainer of $70,000. The Chairman of the Board of Directors received an annual retainer of $105,000. Non-employee directors also received an annual retainer for serving as a chairperson of a standing committee ($20,000 for the Audit Committee, $10,000 for the Compensation Committee and $10,000 for the Nominating Committee). An annual retainer for committee service was paid to non-employee directors who serve as members (non-chairperson role) on any standing Committee ($10,000 for the Audit Committee, $5,000 for the Compensation Committee and $5,000 for the Nominating Committee). In addition, customary expenses for attending Board and committee meetings were reimbursed. Non-employee directors were also eligible to have MasterCard International make matching gift contributions of up to $5,000 in the name of the director to eligible charities.

Effective January 1, 2010, directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $90,000. The Chairman of the Board of Directors receives an annual retainer of $125,000. Non-employee directors also receive an annual retainer for serving as a chairperson of a standing committee ($25,000 for the Audit Committee, $20,000 for the Compensation Committee and $20,000 for the Nominating Committee). An annual retainer for committee service is paid to non-employee directors who serve as members (non-chairperson role) on any standing committee ($15,000 for the Audit Committee, $10,000 for the Compensation Committee and $10,000 for the Nominating Committee). In addition, customary expenses for attending Board and committee meetings are reimbursed. Non-employee directors are also eligible to have MasterCard International make matching gift contributions of up to $5,000 in the name of the director to eligible charities.

Stock-Based Compensation

Non-employee directors, other than the Chairman of the Board of Directors, also receive an annual stock grant of $100,000 in the form of deferred stock units and the Chairman of the Board of Directors receives an annual grant of $150,000 in deferred stock units.

2009 DIRECTOR COMPENSATION

The table below summarizes the total compensation earned in 2009 by each of our non-employee directors who served as directors during 2009. Generally, during 2009, non-employee directors were paid twice a year on a prospective basis. The first payment occurred in June 2009, immediately after the annual meeting of stockholders and covered service from June through November 2009. The second payment was made in December 2009 and covered service from December 2009 through May 2010. However, effective January 1, 2010, the Company’s compensation policy is to pay directors in advance in January for the period from January to June and in arrears in December for the period from July to December. In the event that a non-employee director is nominated to the Board of Directors at any other point during the year, that director will receive a pro-rated amount of the retainer fee and any committee fees from the time he or she began service on the Board of Directors until the next regularly scheduled payment.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Richard Haythornthwaite(2)	$125,000	$150,017	$—	$—	$—	$—	$275,017
Marc Olivié(3)	$85,000	$100,067	$—	$—	$—	$—	$185,067
Mark Schwartz(4)	$95,000	$100,067	$—	$—	$—	$—	$195,067
David Carlucci(5)	$80,000	$100,067	$—	$—	$—	$—	$180,067
Edward Suning Tian(6)	$75,000	$100,067	$—	$—	$—	$—	$175,067
Bernard S.Y. Fung(7)	$75,000	$100,067	$—	$—	$—	$—	$175,067
Steven Freiberg(8)	$70,000	$100,067	$—	$—	$—	$—	$170,067
Nancy Karch(9)	$85,000	$100,067	$—	$—	$—	$—	$185,067
José Octavio Reyes Lagunes(10)	$75,000	$100,067	$—	$—	$—	$—	$175,067
Silvio Barzi(11)	$80,000	$100,067	$—	$—	$—	$—	$180,067
Jackson Tai(12)	$82,917	$100,067	$—	$—	$—	$—	$182,984

(1)	Represents the amount of compensation cost recognized by the Company in 2009, which is the aggregate grant date fair value in accordance with FASB Topic 718 in connection with all stock grants to Board members made in 2009. The deferred stock units are to be settled in shares of our Class A Common Stock on the fourth anniversary of the grant date unless the director’s service as a director is terminated earlier or the director elects to have the deferred stock units settle later. The share price used for conversion was the closing price for our Class A Common Stock on the New York Stock Exchange on June 9, 2009, the date of the 2009 Annual Meeting of Stockholders ($168.18 per share).
(2)	Represents (a) an annual retainer of $105,000 for service as Chairman of the Board, (b) an annual retainer of $10,000 for service as Chairman of the Nominating Committee and (c) $10,000 for service on the Audit Committee during 2009. The stock award represents a grant of 892 deferred stock units on June 9, 2009. Mr. Haythornthwaite held an aggregate of 6,061 vested deferred stock units at December 31, 2009.
(3)	Represents (a) an annual retainer of $70,000 for service to the Board, (b) $5,000 for service on the Compensation Committee and (c) $10,000 for service on the Audit Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Olivié held an aggregate of 4,182 vested deferred stock units at December 31, 2009.
(4)	Represents (a) an annual retainer of $70,000 for service to the Board, (b) an annual retainer of $20,000 for service as Chairman of the Audit Committee and (c) $5,000 for service on the Nominating Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Schwartz held an aggregate of 4,182 vested deferred stock units at December 31, 2009.
(5)	Represents (a) an annual retainer of $70,000 for service to the Board and (b) an annual retainer of $10,000 for service as Chairman of the Compensation Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Carlucci held an aggregate of 4,182 vested deferred stock units at December 31, 2009.
(6)	Represents (a) an annual retainer of $70,000 for service to the Board and (b) $5,000 for service on the Nominating Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Tian held an aggregate of 4,182 vested deferred stock units at December 31, 2009.

(7)	Represents (a) an annual retainer of $70,000 for service to the Board and (b) $5,000 for service on the Compensation Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Fung held an aggregate of 4,182 vested deferred stock units at December 31, 2009.
(8)	Represents an annual retainer of $70,000 for service to the Board during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Freiberg began deferring compensation as a member of the U.S. region board in 2002, but none of the amounts are considered above market or preferential. Mr. Freiberg held an aggregate of 2,962 vested deferred stock units at December 31, 2009.
(9)	Represents (a) an annual retainer of $70,000 for service to the Board, (b) $5,000 for service on the Nominating Committee and (c) $10,000 for service on the Audit Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Ms. Karch held an aggregate of 2,080 vested deferred stock units at December 31, 2009.
(10)	Represents (a) an annual retainer of $70,000 for service to the Board and (b) $5,000 for service on the Compensation Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Reyes held an aggregate of 1,160 vested deferred stock units at December 31, 2009.
(11)	Represents (a) an annual retainer of $70,000 for service to the Board and (b) $10,000 for service on the Audit Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Barzi began deferring compensation in 2008, but none of the amounts are considered above market or preferential. Mr. Barzi held an aggregate of 1,160 vested deferred stock units at December 31, 2009.
(12)	Represents (a) an annual retainer of $70,000 for service to the Board, (b) $2,917 for service on the Nominating Committee from June 2009 through December 31, 2009 and (c) $10,000 for service on the Audit Committee during 2009. The stock award represents a grant of 595 deferred stock units on June 9, 2009. Mr. Tai held an aggregate of 945 vested deferred stock units at December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2009 for the LTIP and the 2006 Non-Employee Director Equity Compensation Plan, both of which have been approved by stockholders. MasterCard does not have any equity compensation plans that have not been approved by stockholders.

Plan category	Number of shares of Class A Common Stock to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of shares of Class A Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	3,051,774	(1)(2)	$119.58	(3)	7,054,473
Equity compensation plans not approved by stockholders	—		$—		—
Total	3,051,774				7,054,473

(1)	The LTIP authorizes the issuance of stock options, restricted stock, RSUs, PSUs and other stock-based awards and the Non-Employee Director Equity Compensation Plan authorizes the issuance of DSUs. Of the total number of shares, (a) 730,851 shares may be issued pursuant to outstanding stock options; (b) 1,207,531 shares may be issued pursuant to outstanding RSUs; (c) 1,071,824 shares may be issued pursuant to outstanding PSUs (see footnote (2) below); and (d) 41,568 shares may be issued pursuant to outstanding DSUs.
(2)	The number of shares to be issued pursuant to outstanding PSUs represents the aggregate number of PSUs granted in each of 2007, 2008 and 2009, corresponding to the number of shares of our Class A Common Stock that would be issued pursuant to such PSUs at maximum performance level of 200% because actual performance through December 31, 2009 was either at maximum level or between target and maximum levels for each of these awards. As of December 31, 2009, the actual number of PSUs and actual payout of unearned shares with respect to the PSU awards granted in 2007 had not been determined, but were determined on February 28, 2010 at the maximum performance level of 200% based on the Company’s performance over the three-year performance period ending December 31, 2009. The actual number of PSUs granted in each of 2008 and 2009 has not been determined and will be determined based on the Company’s performance over the three-year performance periods ending December 31, 2010 and December 31, 2011, respectively.
(3)	The weighted-average exercise price of outstanding options, warrants and rights exclude the RSUs, PSUs and DSUs.

PROPOSAL 4

RE-APPROVAL OF THE COMPANY’S

SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

Background

The Company’s Senior Executive Annual Incentive Compensation Plan (the “SEAICP”) was established in March 2005 and was approved by the Company’s stockholders at its 2005 annual meeting of stockholders. The SEAICP was amended in October 2007 in order to ensure continued compliance with section 162(m) of the Internal Revenue Code (the “Code”). Stockholder approval of the October 2007 amendment was not required under the Code because the changes were deemed to be immaterial. The Compensation Committee approved further amendments to the SEAICP in June 2010, which: (1) revised the performance criteria under the plan, (2) revised the provision for adjustments to the performance criteria, and (3) added a provision permitting the Compensation Committee to recoup bonuses paid in the event of certain financial restatements. The Board of Directors recommends that the Class A Stockholders re-approve the SEAICP, as amended.

Description of Section 162(m)

Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the three other highest paid officers (other than the Chief Financial Officer) to $1 million per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is payable be approved by stockholders. Section 162(m) of the Code also requires that the Company’s stockholders re-approve the SEAICP every five years, and approval of this Proposal 4 will constitute the required re-approval.

Description of SEAICP

The following is a summary of the SEAICP, as amended and restated. This summary is qualified in its entirety by reference to the full text of the SEAICP (as amended and restated), a copy of which is attached as Annex C.

Purpose. The SEAICP is designed to reward senior executives of the Company and its subsidiaries for successfully achieving performance goals that are in direct support of corporate, business and regional goals.

Awards. The SEAICP authorizes grants of bonus awards payable only in cash. The maximum target award payable to any participant with respect to any calendar year of the Company cannot exceed $6 million under the SEAICP. The bonus awards for 2009 that were paid in March 2010 to the Company’s named executive officers under the SEAICP are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Rights of participants in the SEAICP are no greater than the right of a general unsecured creditor of the Company.

Administration. The SEAICP is administered by the Compensation Committee (or by a subcommittee of the Compensation Committee, to the extent required by section 162(m) of the Code) and is intended to serve as a qualified performance-based compensation program under section 162(m) of the Code. The Compensation Committee has the power to interpret the SEAICP, adopt rules for the administration, interpretation and application of the SEAICP and to interpret, amend and revoke any rules under the plan.

Eligible Participants. The Compensation Committee is authorized to select from the members of the Company’s Executive Committee executive officers of the Company who are eligible to participate in the SEAICP. There are currently eight officers and key employees of the Company (and the Company’s subsidiaries) who are on the Company’s Executive Committee who are eligible to participate in the SEAICP.

Performance Period and Performance Targets. The SEAICP requires the Compensation Committee to establish performance targets for each performance period for which incentive compensation is payable under the plan. The performance period under the SEAICP must be at least 90 days, but generally is one fiscal year. Performance targets for each performance period must be established while the outcome for that period is substantially uncertain, and are required to be established before or within certain time frames early in the performance period as defined in the SEAICP and applicable regulations under section 162(m) of the Code.

The performance targets established by the Compensation Committee under the SEAICP, as amended and restated, can be based on one or more of the following objective business criteria:

•	revenue;

•	earnings (including earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes, and earnings before or after taxes);

•	operating income;

•	net income;

•	profit or operating margins;

•	earnings per share;

•	return on assets;

•	return on equity;

•	return on invested capital;

•	economic value-added;

•	stock price;

•	gross dollar volume;

•	total shareholder return;

•	market share;

•	book value;

•	expense management;

•	cash flow; and

•	customer satisfaction.

These targets may relate to the Company, its affiliated employers, subsidiaries, or one or more of its divisions, regions or units, or a combination of the foregoing. The performance targets may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination as determined by the Compensation Committee. The Compensation Committee may provide that the targets be adjusted to reflect specified extraordinary, unusual or non-recurring items.

Negative Discretion. The Compensation Committee may exercise negative discretion to reduce the amount of an award that would otherwise be payable based on the achievement of the performance targets under the SEAICP, but has no discretion to increase the amount of an award under the SEAICP.

Payment and Deferral. Unless deferred by the participant, any bonus award is paid in the first two and a half months of the year following the end of the performance period. A participant may defer his award as permitted under the MasterCard Incorporated Deferral Plan.

Clawback. Under the SEAICP, as amended and restated, the Committee reserves discretion to recover from a participant all or part of a bonus award under the SEAICP to the extent that there is a restatement of materially inaccurate financial results and the payment under the SEAICP would have been lower based on the restated financial results.

Terminations. Subject to the provisions in a participant’s individual employment agreement and the Company’s severance program, a participant who is terminated, demoted, transferred or ceases to be an executive officer, other than by death or disability, prior to the payment of a bonus award is not eligible to receive an award under the SEAICP. A participant whose employment is terminated due to death prior to payment of the bonus award will receive his target award payable for the performance period. A participant whose employment is terminated due to disability prior to the payment of the bonus award will receive his prorated target award based on the portion of the performance period that elapsed prior to the termination of employment.

No Transferability. A participant’s right to receive an award under the SEAICP may not be sold, transferred, assigned, pledged or otherwise disposed of other than by will or the laws of descent and distribution.

U.S. Federal Income Tax Consequences. Participants in the SEAICP will recognize in the year of payment ordinary income equal to the cash payment of an award, subject to applicable income and employment tax withholding by the Company. The Company expects that it will be entitled to claim a deduction for United States income tax purposes equal to the amount of ordinary income recognized by the participant without regard to the $1 million per year limit under section 162(m) if the SEAICP, as amended and restated, is re-approved by the Class A Stockholders and otherwise satisfies the requirements of section 162(m) and other relevant provisions of the Code. Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the Company’s three other highest paid officers (other than the Chief Financial Officer) to $1 million per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is payable be approved by stockholders.

Term. If re-approved by the Class A Stockholders at the Annual Meeting, the SEAICP, as amended and restated, will be effective as of such date with respect to bonus awards granted on or after that date.

Amendment, Suspension or Termination. Either the Board of Directors or the Compensation Committee may, from time to time, amend or otherwise modify, suspend or terminate the SEAICP, but any amendment or modification must comply with applicable laws and Code section 162(m).

If the Class A Stockholders do not re-approve the SEAICP, no further bonus awards will be payable pursuant to the SEAICP. The Compensation Committee, however, reserves the right to establish other bonus programs or provide for discretionary bonuses, and these may not be deductible under the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” THE RE-APPROVAL OF THE COMPANY’S SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2010

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, as the Company’s independent registered public accounting firm to audit the financial statements of MasterCard Incorporated and its subsidiaries for the year ending December 31, 2010. PwC was our independent auditor for the year ended December 31, 2009. The firm is a registered public accounting firm.

A resolution will be presented at the Annual Meeting to ratify PwC’s appointment. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

AUDITORS SERVICES AND FEES

The Audit Committee and the Company have adopted policies and procedures pertaining to the provision by the Company’s independent registered public accounting firm of any audit or non-audit services. The policies and procedures specifically require Audit Committee pre-approval of all audit and non-audit services. In addition, proposed services of the independent registered public accounting firm materially exceeding any pre-approved project scope, terms and conditions, or cost levels require specific pre-approval by the Audit Committee. The Audit Committee has also delegated power to the Chairman of the Audit Committee to pre-approve, in certain circumstances, any engagements or changes in engagements by the independent registered public accounting firm for audit or non-audit services. The Company paid no fees to its independent registered public accounting firm in 2009 in connection with engagements that were not pre-approved by the Audit Committee or the Audit Committee Chairman in accordance with the Company’s policies and procedures. To help ensure the independence of the Company’s independent registered public accounting firm, the Company has also adopted policies and procedures relating to, among other things, the engagement of the independent registered public accounting firm and the hiring of employees of the independent registered public accounting firm.

Set forth below are the audit and non-audit fees billed by PricewaterhouseCoopers LLP (“PwC”) for 2009 and 2008.

Audit Fees. The aggregate fees billed to the Company by PwC for the integrated audit of the Company’s annual consolidated financial statements and review of the Company’s quarterly financial statements were $3,807,457 for 2009 and $4,311,863 for 2008. Audit fees also include Sarbanes-Oxley Section 404 audit procedures and associated out-of-pocket expenses.

Audit-Related Fees. The aggregate fees billed to the Company by PwC for assurance and related audit services (but not included in the audit fees set forth above) were $714,106 for 2009 and $419,945 for 2008. The assurance and related audit services included information technology attestations (e.g. SAS 70), employee benefit plan audits, and associated out-of-pocket expenses.

Tax Fees. The aggregate fees billed to the Company by PwC for tax compliance, tax advice and tax planning services were $778,034 for 2009 and $1,353,195 for 2008. These tax services principally consisted of tax return preparation and related compliance support services, tax accounting advice, tax planning and other tax related services.

All Other Fees. All other fees billed by PwC were $77,880 for 2009 and $5,798 for 2008. In 2009, these fees included a network security assessment.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of five directors and operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board in, among other things, the oversight of: (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications, performance and independence, (iv) the performance of the Company’s internal audit function and independent registered public accounting firm and (v) the quality of the Company’s internal controls.

Management is responsible for the Company’s internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent registered public accounting firm is responsible for conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee further discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report and letter of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee:

Mark Schwartz, Chairman

Silvio Barzi

Richard Haythornthwaite

Nancy J. Karch

Marc Olivié

(June 2010)

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If a stockholder intends to submit any proposal for inclusion in the Company’s proxy statement for the Company’s 2011 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by the Corporate Secretary of the Company no later than May [    ], 2011. This date may be changed to an earlier date, as the Company expects to hold its 2011 annual meeting of stockholders in June 2011. Once the Company has determined the date for 2011 annual meeting of stockholders, it will report any change to the deadline in a filing with the SEC. To be eligible to submit such a proposal for inclusion in the Company’s proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the Company’s securities entitled to be voted on the proposal (the “Voting Stock”), and must have held such shares of Voting Stock for at least one year, and continue to hold those shares of Voting Stock through the date of such annual meeting. In order to be eligible for consideration, the holder must also transmit the proposal, along with: (1) his or her name, (2) address, (3) the number of shares of Voting Stock that he or she holds of record or beneficially, (4) the dates on which the shares of Voting Stock were acquired, (5) documentary support for claims of beneficial ownership of Voting Stock and (6) a written statement that the holder intends to continue to hold the Voting Stock through the date of the annual meeting, in writing, by certified mail—return receipt requested—to the attention of the Corporate Secretary at the address set forth above under “Introduction—Solicitation of Proxies.” Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

Separate and apart from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal proposed in the Company’s proxy statement, the Company’s current by-laws require advance notice for a stockholder to bring nominations of directors or any other business before any annual meeting of stockholders. Specifically, pursuant to Article I, Section 12 of the Company’s current by-laws, in order for a stockholder to properly bring director nominations and other business before an annual meeting of stockholders, notice of such nominations or business, in order to be timely, must be received by the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting, and must contain the information required as set forth in Article I, Section 12 of the Company’s current by-laws. In the event that the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy (70) days from the anniversary of the immediately preceding annual meeting, notice by the stockholder, in order to be timely, must be received no earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10 th) day following the day on which such notice of the date of the annual meeting was first publicly announced. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in the Company’s current by-laws, the Company may disregard such nomination or proposal. These requirements would not be substantively altered and will remain in effect following the adoption of the New Bylaws.

As a result, if the Company’s annual meeting of stockholders for 2011 is not advanced by more than twenty (20) days or delayed by more than (70) days from the anniversary date of the Annual Meeting, then notice of a stockholder nomination for candidates for the Board of Directors or any other business to be considered at the Company’s 2011 annual meeting of stockholders must be received by the Company between May 24, 2011 and June 23, 2011 and must in any event comply with the requirements of the Company’s current by-laws or the New Bylaws. These dates may be changed to earlier dates, as the Company expects to hold its 2011 annual meeting of stockholders in June 2011. Once the Company has determined the date for 2011 annual meeting of stockholders, it will report any change to these deadlines in a filing with the SEC.

Copies of our current by-laws are available through the Company’s website at http://www.mastercard.com, or may be obtained from the Corporate Secretary.

OTHER MATTERS

Management does not know of any business to be transacted at the Annual Meeting other than as indicated herein. Should any such matter properly come before the Annual Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

By Order of the Board of Directors

Noah J. Hanft

Corporate Secretary

Purchase, New York

July [    ], 2010

Annex A

AMENDED AND RESTATED CERTIFICATE

OF

INCORPORATION OF MASTERCARD INCORPORATED

MasterCard Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the Corporation is MasterCard Incorporated. The Corporation was originally incorporated under the name MasterCard Incorporated. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2001. ~~An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 2002, May 30, 2006 (which became effective on May 31, 2006) and June 8, 2007.~~

B. This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s Amended and Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

C. The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

ARTICLE I

Section 1.1. Name. The name of the Corporation is MasterCard Incorporated (the “Corporation”).

ARTICLE II

Section 2.1. Address. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 4.1. Capitalization~~.~~

~~(A)~~ . The total number of shares of all classes of stock that the Corporation is authorized to issue is ~~4,501,000,000~~4,500,000,000 shares, consisting of (i) 300,000,000 shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”), (ii) 3,000,000,000 shares of Class A Common Stock, par value $.0001 per share (“Class A Common Stock”)~~,~~ and (iii) 1,200,000,000 shares of Class B Common Stock, par value $.0001 per share (“Class B Common Stock”~~) and (iv) 1,000,000 shares of Class M Common Stock, par value $.0001 per share (“Class M Common Stock”~~ and, together with the Class A Common Stock ~~and the Class B Common Stock~~, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common

Stock~~, Class M Common Stock~~ or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock~~, Class M Common Stock~~ or Preferred Stock voting separately as a class shall be required therefor.

~~(B) Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Filing Time”), each share of common stock of the Corporation, however designated, issued and outstanding immediately prior thereto (“Old Common Stock”), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified as and shall become: (i) 1.35 new validly issued, fully paid and nonassessable shares of Class B Common Stock; and (ii) that fraction of a new validly issued, fully paid and nonassessable share of Class M Common Stock that will result in each holder of Old Common Stock receiving one share of Class M Common Stock. Fractional shares of Class B Common Stock will be issued to the extent necessary, but only if fractional shares of Old Common Stock exist as of the Filing Time. The reclassification of the Old Common Stock into Class B Common Stock and Class M Common Stock will be deemed to occur at the Filing Time, regardless of when any certificates previously representing such shares of Old Common Stock (if such shares are held in certificated form) are physically surrendered to the Corporation in exchange for certificates representing such new Class B Common Stock or Class M Common Stock.~~

Section 4.2. Preferred Stock.

(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3. Common Stock.

(A) Voting Rights.

(1) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote ~~(which, for the avoidance of doubt, shall not include the election of Class M Directors (as defined below))~~; provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on ~~(a)~~ any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL~~, or (b) any amendment to Section 4.3(A)(3)(c).~~ .

(2) To the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter.

~~(3)(a) Except as expressly set forth in Article IV, Section 4.3(A)(3)(b) and Article V, Section 5.1, to the fullest extent permitted by law, holders of Class M Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter; provided, however, that, in addition to any other vote required by law, for so long as any shares of Class M Common Stock remain issued and outstanding, the affirmative vote of at least a majority of the votes cast thereon by the holders of the Class M Common Stock, voting separately as a class, shall be required for:~~

~~1) any sale, lease or exchange of all or substantially all of the Corporation’s assets or of any subsidiary of the Corporation, in each case which requires the approval of the stockholders of the Corporation under the DGCL, or approval of any sale, lease or exchange of all or substantially all of the assets of MasterCard International Incorporated (“MasterCard International”);~~

~~2) the consummation of any merger or consolidation of the Corporation or any approval of the consummation of any merger or consolidation of MasterCard International, in either case, (a) with any other corporation or entity prior to the date that is 20 years and 11 months following the date of the consummation of the Corporation’s initial public offering of the Class A Common Stock (the “Initial Public Offering”), or (b) with (i) any competitor of the Corporation, as determined by the Board in its sole discretion, (ii) any Member (as defined below) or (iii) any financial institution that is eligible to become a Member, as determined by the Board in its sole discretion;~~

~~3) any amendment or modification of this Amended and Restated Certificate of Incorporation to authorize the issuance of capital stock other than Class A Common Stock, Class B Common Stock, Class M Common Stock or Preferred Stock prior to the date that is 20 years and 11 months following the date of the consummation of the Initial Public Offering;~~

~~4) the Corporation to cease to engage (directly or through its subsidiaries) in the business of providing core network authorization, clearing and settlement services for branded payment card transactions;~~

~~5) any alteration, amendment or repeal of any provision of this Amended and Restated Certificate of Incorporation if such alteration, amendment or repeal would have the effect of permitting (i) any Person (as defined below) to Beneficially Own (as defined below) (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock; (b) shares of any other class or series of stock of the Corporation entitled to vote generally in the election of directors (which, for the avoidance of doubt, shall not include Class M Common Stock) (“Other Voting Stock”) representing more than 15% of the aggregate outstanding shares or voting power of such class or series of Other Voting Stock; or (c) shares of Class A Common Stock and/or Other Voting Stock representing more than 15% of the aggregate voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class, or (ii) any Member or Similar Person (as defined below) to Beneficially Own any share of Class A Common Stock or Other Voting Stock; and~~

~~6) any alteration, amendment or repeal of any provision of this Article IV, Section 4.3(A)(3), the last sentence of Article V, Section 5.1, Article VI, Section 6.1(A), Article VI, Section 6.4 or Article VI, Section 6.5 of this Amended and Restated Certificate of Incorporation or the adoption of any provision inconsistent therewith.~~

~~(b) For so long as any shares of Class M Common Stock are outstanding, holders of outstanding Class M Common Stock, voting separately as a class, shall be entitled to elect a number of directors of the Corporation (each, a “Class M Director”) that is equal to the lesser of (x) three and (y) the product of  1/4 multiplied by the total number of directors that will be in office immediately following such election (rounded down to the nearest whole number). For so long as any shares of Class M Common Stock are outstanding, any Class M Director may be removed without cause by the affirmative vote of at least a majority in voting power of all the then outstanding shares of Class M Common Stock, voting separately as a class.~~

~~(c) The aggregate number of votes that may be cast by all holders of the Class M Common Stock shall on all matters equal 1000 and each holder of Class M Common Stock, without regard to the number of shares of Class M Common Stock held by such holder, shall be entitled to that number of votes or fraction thereof that equals the product of 1000 multiplied by such holder’s Global Proxy Calculation, as such term is defined in, and determined in accordance with this Section 4.3(A)(3)(c). For purposes of determining the number of votes, or fraction thereof, to which each holder of Class M Common Stock shall be entitled, the Global Proxy Calculation for each such holder of Class M Common Stock shall be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is such holder’s Gross Dollar Volume (GDV) and the denominator of which is the Corporation’s Gross Dollar Volume (GDV) attributable to all holders of Class M Common Stock of the Corporation, plus (B) .25 multiplied by a fraction, the numerator of which is such holder’s Gross Acquiring Volume (GAV) and the denominator of which is the Corporation’s Gross Acquiring Volume (GAV) attributable to all holders of Class M Common Stock of the Corporation, plus (C) .50 multiplied by a fraction, the numerator of which is the sum of (1) the Revenues Paid by such holder to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by the holder to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, and the denominator of which is the sum of (1) the Revenues Paid by all holders of Class M Common Stock to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by all holders of Class M Common Stock to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, in each case for the applicable period. No Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) shall be attributable to travelers cheque programs for purposes of the Global Proxy Calculation. The Board may fix a record date for the purposes of determining those holders of Class M Common Stock of record whose Gross Dollar Volume (GDV), Gross Acquiring Volume (GAV) and Revenues Paid shall be included in determining a Global Proxy Calculation for a particular period, which record date shall not be more than 30 days prior to the end of any such period. Only actual, as opposed to estimated, Gross Dollar Volume (GDV) and Gross Acquiring Volume (GAV) and Revenues Paid information will be used in determining the Global Proxy Calculation for each holder of Class M Common Stock.~~

~~The Global Proxy Calculation shall be calculated for each successive 12-month period beginning on July 1, 2005; provided, however, that for Global Proxy Calculations for periods ending after June 30, 2007, the Board may elect to use the Corporation’s fiscal year as the basis for the Global Proxy Calculation; and provided, further, that the Board may elect to use any other 12-month period as the basis for the Global Proxy Calculation if it determines in its sole and absolute discretion that such election is necessary or desirable. The Corporation, acting through relevant employees selected by the Chief Executive Officer from time to time, shall compute the Global Proxy Calculation for each holder of Class M Common Stock for each applicable 12-month period and the results of such computation will be on file at the Corporation’s principal office and will be made available to any stockholder of the Corporation upon request 180 days after the end of the 12-month period to which the computation relates. The Global Proxy Calculation for any 12-month period shall remain in effect for any and all matters until the calculation for a more recent 12-month period is made available by the Corporation. The Board may make such interpretations with respect to the implementation of the Global Proxy Calculation as it may determine to be necessary or desirable in its sole and absolute discretion and shall have the final authority, which may be delegated to the officers of the Corporation, to determine the Global Proxy Calculation for any period in its sole and absolute discretion, and any such determination shall be final and binding for all purposes unless the Board determines that an error was made in the computation, in which case the computation shall be corrected in accordance with the directions of the Board.~~

~~For purposes of this Section 4.3(A)(3)(c):~~

~~“card fee assessment” means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.~~

~~“Gross Dollar Volume” means processed and non-processed issued Volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of the Corporation’s brands (e.g., MasterCard®, Eurocard®, Maestro®, Cirrus® and ec Picto®) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation’s brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation’s brands, as determined by the Corporation.~~

~~“Gross Acquiring Volume” means processed and non-processed acquired Volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of the Corporation’s brands (e.g., MasterCard®, Eurocard®, Maestro®, Cirrus® and ec Picto®) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation’s brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation’s brands, as determined by the Corporation.~~

~~“Integration Agreement” means the Share Exchange and Integration Agreement by and among the Corporation, MasterCard International and Europay International S.A., dated as of February 13, 2002, as amended, modified, supplemented or restated from time to time.~~

~~“Permitted Purse Brand” means a brand representing a stored value application that is permitted to be used by members of MasterCard International under the By-Laws and Rules of MasterCard International.~~

~~“Revenues Paid” for any period means, with respect to a particular holder of Class M Common Stock, all revenues of the Corporation on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that holder, other than (1) any fees or other charges associated with the termination of that holder’s membership in MasterCard International, (2) Integration Assessments (as defined in the By-Laws of MasterCard International) paid by that holder, (3) other assessments, fees and charges paid by that holder in its capacity as a member of MasterCard International if those assessments, fees or charges were imposed on less than all of the members of MasterCard International (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MasterCard International in its sole discretion) and (4) fines and penalties paid by that holder (except as determined in the sole discretion of the management of MasterCard International).~~

~~“volume-based assessment” means a bona fide, non de minimis assessment typically expressed as a percentage of the Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) associated with a particular type of transaction.~~

~~“Volumes” means the following four types of volumes in the specified percentages:~~

~~1. Type 1 shall include 100% of all (1) volumes on cards that include a MasterCard® brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro® and Cirrus® processed debit volumes and (3) Maestro® and Cirrus® debit volumes that are subject to volume-based assessments, so long as Maestro®, a Permitted Purse Brand and/or Cirrus® is the sole acceptance brand on the card.~~

~~2. Type 1A shall include 75% of all ec Picto® volumes and other similar debit volumes that in each case have been converted to Maestro® volumes so long as Maestro®, a Permitted Purse Brand and/or Cirrus® is the sole acceptance brand on the card and the card is subject to card fee assessments.~~

~~3. Type 2 shall include the following percentages of all volumes for regional debit brands owned solely by the Corporation on cards that include a Maestro® and/or Cirrus® logo; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the 12-month periods ending June 30, 2005, 2006 and 2007, there is a binding written~~

~~commitment to remove all acceptance brand logos, other than the Maestro® brand logo, the Cirrus® brand logo or a Permitted Purse Brand logo, on the cards not later than July 1, 2007:~~

~~a.~~	~~40% of such volumes for the 12-month period ending June 30, 2005;~~

~~b.~~	~~30% of such volumes for the 12-month period ending June 30, 2006;~~

~~c.~~	~~20% of such volumes for the 12-month period ending June 30, 2007; and~~

~~d.~~	~~10% of such volumes for subsequent years.~~

~~4. Type 3 shall include 1% of (i) volumes for regional debit brands not owned by the Corporation on cards that include a Maestro® and/or Cirrus® brand logo and are subject to volume-based assessments or card fee assessments and (ii) volumes for balance and commercial funds transfers relating to cards that are subject to volume-based assessments or card fee assessments.~~

~~For each Global Proxy Calculation, all Volumes described above will be included in calculating Gross Dollar Volume and Gross Acquiring Volume whether those Volumes are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable type of Volume. In addition, for each Global Proxy Calculation performed with respect to periods ending on or prior to June 30, 2005, Volumes of the types described above will be included even if they are not subject to volume-based or card fee assessments. References to a “brand” shall include any successors to that brand.~~

~~For purposes of determining the Global Proxy Calculation, the conversion of Euros into U.S. dollars will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date (the “Prevailing Exchange Rate”), provided that during all periods prior to June 30, 2007, the Prevailing Exchange Rate shall be $.9565 U.S. = 1 Euro for so long as 1 Euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. (the “Currency Conversion Band”). In the event that the Prevailing Exchange Rate does not fall within the Currency Conversion Band, the currency conversion rate to convert Euros to U.S. Dollars will be $.9565 adjusted by the difference between such Prevailing Exchange Rate and the upper/lower limit of the Currency Conversion Band, as applicable.~~

~~For purposes of determining the Global Proxy Calculation during the period set forth in the preceding paragraph, amounts denominated in the currency of a country within the Europe Region (as defined in the Integration Agreement) other than the Euro shall first be converted into Euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.~~

~~Notwithstanding any other provision hereof, for purposes of determining the Global Proxy Calculation for each stockholder for each of the seven years after June 30, 2005, (i) $100 million will be subtracted from the denominator of the Revenues Paid component of the Global Proxy Calculation relating to all matters other than travelers cheque programs, irrespective of whether the Corporation earned such amount as revenues under U.S. GAAP, and (ii) an “Adjustment Amount” will be subtracted from the numerator of the Revenues Paid component of the Global Proxy Calculation relating to all matters other than travelers cheque programs, irrespective of whether the stockholder paid such amount in revenues to the Corporation. “Adjustment Amount” means: (a) for each stockholder that is designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as part of the U.S. Region of the Corporation (a “U.S. Stockholder”), an amount calculated by multiplying $100 million by a fraction, the numerator of which is the Revenues Paid by such U.S. Stockholder to the Corporation and its consolidated subsidiaries prior to adjustment pursuant to this Section and the denominator of which is the Revenues Paid by all U.S. Stockholders to the Corporation and its consolidated subsidiaries prior to adjustment pursuant to this Section; and (b) for each other stockholder of the Corporation, zero.~~

(B) Dividends and Distributions.

~~(1)~~ Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and the Class B Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock and the Class B Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Except as otherwise required by the DGCL, in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on either the Class A Common Stock or Class B Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on such other class of Common Stock; provided, however, that if any such dividends or distributions are declared with respect to the Class A Common Stock in the form of additional shares of Class A Common Stock, such dividends or distributions shall be made with respect to the Class B Common Stock in the form of an equivalent number of shares of Class B Common Stock and if any such dividends or distributions are declared with respect to the Class B Common Stock in the form of additional shares of Class B Common Stock, such dividends or distributions shall be made with respect to the Class A Common Stock in the form of an equivalent number of shares of Class A Common Stock.

~~(2) Dividends or other distributions shall not be declared or paid on the Class M Common Stock.~~

(C) Ownership of Class B Common Stock. Class B Common Stock may only be held by (i) a Class A member or affiliate member of MasterCard International Incorporated (“MasterCard International”), (ii) the Corporation or a subsidiary thereof or (iii) a director, officer or employee of the Corporation or a subsidiary thereof. Any transfer or purported transfer that would result in a violation of the immediately preceding sentence shall be void ab initio and any shares of Class B Common Stock held in violation of this Section 4.3(C) may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such violative transfer (or, in the case of a devise, gift or other such transaction without consideration, the Market Price at the time of such devise or gift or other such transaction) and (ii) the Market Price on the date the Corporation, or its designee, elects to redeem such shares.

(D) Conversion.

(1) (A) Any holder of Class B Common Stock may, at any time and from time to time ~~commencing with the date that is the fourth anniversary of the date of the consummation of the Initial Public Offering,~~ at such holder’s option, convert all or any portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and nonassessable shares of Class A Common Stock by delivery of written or electronic notice (or such other reasonable means as the Corporation may establish) to the Corporation (and, if such shares are held in certificated form, delivery and surrender to the Corporation of the certificates representing the shares of Class B Common Stock to be so converted); provided, however, that nothing herein shall entitle any Person to convert Class B Common Stock into Class A Common Stock if this would result in any Member (including such Person) Beneficially Owning any share of Class A Common Stock except as permitted pursuant to Section 4.3(D)(1)(B). Subject to the provisos contained in the immediately preceding sentence, a conversion pursuant to this Section 4.3(D)(1)(A) may be effected in connection with a transfer of shares Beneficially Owned by a Member. Upon such delivery of written notice (and, if applicable, surrender of certificates) pursuant to this Section 4.3(D)(1)(A), the Corporation shall deliver or cause to be delivered to or upon the written order of the record owner of such shares of Class B Common Stock the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of such Class B Common Stock have been converted in accordance with the provisions of this Section 4.3(D)(1)(A). The Corporation may, in connection with any conversion pursuant to this Section 4.3(D)(1)(A), require such evidence as the Board may determine in its sole discretion, that following such conversion the shares shall not be Beneficially Owned by a Member except as permitted pursuant to Section 4.3(D)(1)(B). The Board may from time to time establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly conversion of Class B Common Stock, which procedures shall be binding upon the holders of Class B Common Stock.

~~(B) Without limiting or expanding the rights conferred by Section 4.3(D)(1), the Corporation is hereby expressly authorized to permit holders of Class B Common Stock to convert such shares into an equal number of shares of Class A Common Stock (each, a “Conversion Transaction”), subject to any conditions the Corporation may determine to impose in its sole discretion including, without limitation, any requirements the Corporation may impose to facilitate the orderly entry of converted shares of Class A Common Stock into the public trading market, prior to the fourth anniversary of the date of the consummation of the Initial Public Offering; provided, however, that the Corporation shall not authorize a Conversion Transaction if such transaction, given pro forma effect (i) would cause the percentage equal to the number of issued and outstanding shares of Class B Common Stock divided by the sum of the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock, based on the number of shares outstanding as of the end of the prior fiscal quarter or such other more recent date to be established at the discretion of the Corporation, to fall below 15% or (ii) taken together with all other Conversion Transactions effected during such calendar year, would cause the percentage equal to the number of issued and outstanding shares of Class B Common Stock divided by the sum of the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock based on the number of shares outstanding as of December 31 of the prior calendar year (giving effect to any intervening dividend of additional shares or subdivision, combination or consolidation of outstanding shares) to decrease by more than 10 percentage points.~~

(B) ~~(C)~~ Following the occurrence of a conversion pursuant to Section 4.3(D)(1)(A~~) or 4.3(D)(1)(B~~) and prior to sale, Members shall be permitted to Beneficially Own Class A Common Stock for a period which shall not exceed 30 days (such period, the “Transitory Ownership Period”); provided, however, that during the Transitory Ownership Period, Members shall not be permitted to vote any shares of Class A Common Stock Beneficially Owned by them.

(2) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Section 4.3(D)(1)(A) ~~or 4.3(D)(1)(B)~~; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the record owner of Class B Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such taxes or has established, to the reasonable satisfaction of the Corporation, that such taxes have been paid.

(3) As long as any shares of Class B Common Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock, that number of shares of Class A Common Stock necessary to effect the conversion of all of the then outstanding shares of Class B Common Stock. If at any time the Board determines that the number of authorized but unissued shares of Class A Common Stock would be insufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, the Board shall use all reasonable efforts to cause the Corporation’s authorized but unissued shares of Class A Common Stock to be increased to such number of shares as shall be sufficient to effect such conversion.

(4) Upon the occurrence of a conversion pursuant to Section 4.3(D)(1)(A~~) or 4.3(D)(1)(B~~), the Class B Common Stock so converted shall be retired and may not be reissued.

(5) Shares ~~of Class M Common Stock and shares~~ of Class A Common Stock shall not be convertible into any other class or series.

~~(E) [Reserved].~~

~~(F) [Reserved].~~

~~(G) Issuance and Retirement of Class M Common Stock.~~

~~(1) Following the Filing Time, for so long as Class M Common Stock remains issued and outstanding, the Corporation shall issue a share of Class M Common Stock to each new Class A member of MasterCard International upon such new Class A member of MasterCard International becoming such and the delivery by such new Class A member of MasterCard International of a fully executed license agreement to MasterCard International.~~

~~(2) In the event that any outstanding share of Class M Common Stock shall cease to be held by a Class A member of MasterCard International (including, without limitation, if a Class A member of MasterCard International holding such share shall cease to retain such status), such share shall automatically and without further action on the part of the Corporation or any holder of Class M Common Stock be transferred to the Corporation and thereupon shall be retired. In addition, and without further action on the part of the Corporation or any holder of Class M Common Stock, all outstanding shares of Class M Common Stock shall automatically be transferred to the Corporation and thereupon shall be retired and thereafter shall be unavailable for issue or reissue, and the Corporation shall not thereafter have the authority to issue additional shares of Class M Common Stock, upon the earliest to occur of:~~

~~(a) the approval thereof by the affirmative vote of at least a majority of the votes cast thereon by the holders of Class M Common Stock voting as a separate class; or~~

~~(b) the day on which the outstanding shares of Class B Common Stock represent less than 15% of the aggregate outstanding shares of Class A Common Stock and Class B Common Stock.~~

(E) ~~(H)~~ Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. ~~The holders of shares of Class M Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.~~

(F) ~~(I)~~ Mergers, Consolidation, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each such class of Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or changed; provided, however, that if shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein.

(G) ~~(J)~~ Adjustments. In the event that the Corporation shall, at any time when any shares of Class B Common Stock are outstanding, effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class B Common Stock. In the event that the Corporation shall at any time when any shares of Class A Common Stock are outstanding effect a subdivision, combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class B Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock.

(H) ~~(K)~~ Limitations on Beneficial Ownership of Class A Common Stock and Class B Common Stock.

(1) Except as permitted pursuant to Section 4.3(D)(1), no Member or Similar Person (as defined below) shall Beneficially Own any share of Class A Common Stock or any share of any other class or series of stock of the Corporation entitled to vote generally in the election of directors (“Other Voting Stock”). Any Beneficial Ownership in violation of this Section 4.3(~~K~~H)(1) (including, for the avoidance of doubt, any Beneficial Ownership of a Person that shall thereafter become a Member or Similar Person) shall be subject to the provisions set forth in Section 4.3(~~K~~H)(~~6~~5)-(~~9~~8).

(2) No Person shall Beneficially Own (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock; (b) shares of any class or series of Other Voting Stock representing more than 15% of the aggregate outstanding shares or voting power of such class or series of Other Voting Stock; or (c) shares of Class A Common Stock and/or Other Voting Stock representing more than 15% of the aggregate voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class. Any Beneficial Ownership in violation of this Section 4.3(~~K~~H)(2) shall be subject to the provisions set forth in Section 4.3(~~K~~H)(~~6~~5)-(~~9~~8).

~~(3) No Person shall directly or indirectly acquire Beneficial Ownership of more than 15% of the aggregate outstanding shares of Class B Common Stock otherwise than as a direct result of a decrease in the number of shares of Class B Common Stock outstanding. If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning shares of Class B Common Stock in violation of this Section 4.3(K)(3) then the intended transferee shall acquire no rights in respect of such shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such shares, and any shares of Class B Common Stock Beneficially Owned in violation of this Section 4.3(K)(3) may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such violative Transfer (or, in the case of a devise, gift or other such transaction without consideration, the Market Price of the Class A Common Stock at the time of such devise or gift or other such transaction) and (ii) the Market Price of the Class A Common Stock on the date the Corporation, or its designee, elects to redeem such shares.~~

(3) ~~(4)~~ (a) Notwithstanding Section 4.3(~~K)(1), in the event that, at any time when shares of Class M Common Stock are issued and outstanding, the number of shares of Class B Common Stock outstanding at the end of a fiscal period shall be less than 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at such date, Class A members and affiliate members of MasterCard International shall be permitted to acquire (through purchases in the open market or otherwise) that number of additional shares of Class A Common Stock that would result in the holders of Class B Common Stock, collectively and after giving effect to the conversion of shares provided in the succeeding sentence, holding a number of shares of Class B Common Stock that is equal to 41% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding at such fiscal period end. Any such shares of Class A Common Stock so acquired shall automatically convert into an equal number of shares of Class B Common Stock upon the acquisition thereof by a Member. The Board may establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly acquisition and conversion of Class A Common Stock pursuant to this Section 4.3(K)(4), including, without limitation, procedures relating to the periodicity of such acquisitions and conversions and to the allocation among the Class A members and affiliate members of MasterCard International of the permission to acquire additional shares, which procedures shall be binding upon the stockholders of the Corporation and upon the Class A members and affiliate members of MasterCard International.~~

~~(b) Notwithstanding Section 4.3(K~~H)(2), The MasterCard Foundation may Beneficially Own more than 15% of the aggregate outstanding shares of Class A Common Stock; provided that The MasterCard Foundation shall not Beneficially Own more than 20% of the aggregate outstanding shares of Class A Common Stock.

(b) ~~(c)~~ Notwithstanding ~~Section~~Sections 4.3(~~K~~H)(1) and (2), an underwriter that participates in a public offering or a private placement of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) may Beneficially Own shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) in excess of the limitations on Beneficial Ownership set forth in Sections 4.3(~~K~~H)(1) and (2), but only to the extent necessary to facilitate such public offering or private placement.

(c) ~~(d)~~ A Person (including, without limitation, a Member or Similar Person) shall not be deemed to Beneficially Own shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) for purposes of ~~Section~~Sections 4.3(~~K~~H)(1) and (2) if such shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) are (x) held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of such Person’s business and if such shares are held by such Person without the purpose or effect of changing or influencing control of the Corporation or (y) are held by the designated market maker for the Class A Common Stock on the New York Stock Exchange (or, if the Corporation elects to list the Class A Common Stock on a different securities exchange, the market maker for the Class A Common Stock designated by such exchange or, failing such a designation, by the Corporation) in the ordinary course of such designated market maker’s business, if such shares are held by such designated market maker without the purpose or effect of changing or influencing control of the Corporation.

(4) ~~(5)~~ Definitions. Capitalized terms defined below shall have the meanings assigned to them below when used throughout this Amended and Restated Certificate of Incorporation. In the case of any ambiguity in the definition of any of the capitalized terms defined below or elsewhere in this Amended and Restated Certificate of Incorporation, the Board of the Corporation shall have the power to resolve such ambiguity in its sole and absolute discretion.

(a) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule).

(b) “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.

(c) “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 4.3(~~K~~H)(~~8~~7)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code (or any successor provisions).

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Market Price” of a security on any date shall mean the last reported sale price for such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board or, in the event that no trading price is available for such security, the fair market value of such security as determined in good faith by the Board.

(f) “Member” shall mean any Person that ~~at the Filing Time is,~~on May 30, 2006 was or thereafter shall have become or shall become, a Class A member or affiliate member of MasterCard International or licensee of any of the Corporation’s or MasterCard International’s brands, or an Affiliate of any of the foregoing, whether or not such Person continues to retain such status.

(g) “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(h) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Sections 4.3(~~K~~H)(1) or (2), would Beneficially Own shares of Class A Common Stock and/or Other Voting Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

(i) “Similar Person” shall mean any Person that is an operator, member or licensee of any general purpose payment card system that competes with the Corporation, or any Affiliate of such a Person.

(j) “The MasterCard Foundation” shall mean The MasterCard Foundation, a legal entity incorporated as a corporation without share capital under the Canada Corporations Act.

(k) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Class A Common Stock, Class B Common Stock and/or Other Voting Stock or the right to vote Class A Common Stock and/or Other Voting Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Class A Common Stock, Class B Common Stock and/or Other Voting Stock or any interest in Class A Common Stock, Class B Common Stock and/or Other Voting Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership of Class A Common Stock, Class B Common Stock and/or Other Voting Stock; in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

(l) “Trust” shall mean any trust as defined in Section 4.3(~~K~~H)(~~6~~5)(a).

(m) “Trustee” shall mean a Person unaffiliated with the Corporation, a Prohibited Owner or any Member or Similar Person, that is appointed by the Corporation to serve as trustee of a Trust.

(5) ~~(6)~~ Violative Transfer. If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning shares of Class A Common Stock and/or Other Voting Stock in violation of Sections 4.3(~~K~~H)(1) or (2), then the intended transferee shall acquire no rights in respect of such shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such shares and:

(a) that number of shares of the Class A Common Stock and/or Other Voting Stock the Beneficial Ownership of which otherwise would cause such Person to violate Sections 4.3(~~K~~H)(1) or (2) (rounded to the next highest whole share) shall be automatically transferred to a trust (“Trust”) for the benefit of a Charitable Beneficiary, effective as of the close of business on the business day prior to the date of such transfer, and such Person shall acquire no rights in such shares; or

(b) if the transfer to the Trust described in clause (a) of this Section 4.3(~~K~~H)(~~6~~5) would not be effective for any reason to prevent the violation of Sections 4.3(~~K~~H)(1) or (2), as applicable, then, subject to Section 4.3(~~K~~H)(~~10~~9) hereof, the Transfer of that number of shares of Class A Common Stock and/or Other Voting Stock that otherwise would cause any Person to violate Sections 4.3(~~K~~H)(1) or (2) shall be void ab initio.

(6) ~~(7)~~ Remedies for Breach. If the Board shall at any time determine in good faith that a Transfer or other event has purportedly taken place that, if effected would result in a violation of Sections 4.3(~~K~~H)(1) or (2) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class A Common Stock and/or Other Voting Stock in violation of Sections 4.3(~~K~~H)(1) or (2) (whether or not such violation is intended), the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares pursuant to Section 4.3(~~K~~H)(~~8~~7)(e), refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Sections 4.3(~~K~~H)(1) or (2) shall automatically result in the Transfer to a Trust, and, where applicable, such Transfer (or other event) in violation of ~~Sections~~Section 4.3(~~K~~H)(1) or (2) shall be void ab initio irrespective of any action (or non-action) by the Board.

(7) ~~(8)~~ Transfer of Class A Common Stock and/or Other Voting Stock in Trust.

(a) Ownership in Trust. Upon any purported Transfer that would result in a transfer of shares of Class A Common Stock and/or Other Voting Stock to a Trust pursuant to Section 4.3(~~K~~H)(~~6~~5), such shares shall be deemed to have been Transferred to the trustee of the Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of such purported Transfer or other event that results in the Transfer to the Trust pursuant to Section 4.3(~~K~~H)(~~6~~5). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner or Member. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 4.3(~~K~~H)(~~8~~7)(f).

(b) Status of Shares Held by the Trustee. Shares of Class A Common Stock and/or Other Voting Stock held by the Trustee shall be issued and outstanding shares of Class A Common Stock and/or Other Voting Stock, respectively, of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(c) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Class A Common Stock and/or Other Voting Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to the DGCL, effective as of the date that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken corporate action pursuant to such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 4.3(~~K~~H), until the Corporation has received notification that shares of Class A Common Stock and/or Other Voting Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d) Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Sections 4.3(~~K~~H)(1) or (2), as applicable. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.3(~~K~~H)(~~8~~7)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.3(~~K~~H)(~~8~~7)(d), such excess shall be paid to the Trustee upon demand.

(e) Right to Redeem Stock Transferred to the Trustee. Shares of Class A Common Stock and/or Other Voting Stock transferred to the Trustee may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such transfer to the Trust (or, in the case of a devise, gift or other such transaction without consideration, the Market Price at the time of such devise or gift or other such transaction) and (ii) the Market Price on the date the Corporation, or its designee, elects to redeem such shares. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.3(~~K~~H)(~~8~~7)(c). The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to redeem such shares until the Trustee has sold the shares held in the Trust pursuant to Section 4.3(~~K~~H)(~~8~~7)(d). Upon such a redemption, the interest of the Charitable Beneficiary in the shares shall terminate and the Trustee shall distribute the net proceeds of the redemption to the Prohibited Owner.

(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Class A Common Stock and/or Other Voting Stock held in the Trust would not violate the restrictions set forth in Sections 4.3(~~K~~H)(1) or (2) in the hands of such Charitable Beneficiary.

(8) ~~(9)~~ Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership of shares of Class A Common Stock and/or Other Voting Stock that will or may violate Sections 4.3(~~K~~H)(1) or (2) or any Person who would have owned shares of Class A Common Stock and/or Other Voting Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 4.3(~~K~~H)(~~6~~5) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation.

(9) ~~(10)~~ NYSE Transactions. Nothing in ~~this~~ Section 4.3(~~K~~H) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4.3(~~K~~H) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.3(~~K~~H).

(10) ~~(11)~~ Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.3(~~K~~H), the Board of the Corporation shall have the power to determine the application of the provisions of this Section 4.3(~~K~~H) with respect to any situation based on the facts known to it. In the event Section 4.3(~~K~~H)(6) or (7) ~~or (8)~~ requires or permits an action or determination by the Board and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action or determination, the Board shall have the power to determine the action to be taken or determination to be made in its sole and absolute discretion so long as such action or determination is not contrary to the provisions of ~~Sections~~Section 4.3(~~K~~H). Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.3(~~K~~H)(~~7~~6)) acquired Beneficial Ownership of Class A Common Stock and/or Other Voting Stock in violation of ~~Section~~Sections 4.3(~~K~~H)(1) or (2), such remedies (as applicable) shall apply first, to the shares of Class A Common Stock and/or Other Voting Stock which, but for such remedies, would have been owned directly by such Person, second, to the shares which, but for such remedies, would have been wholly Beneficially Owned (but not owned directly) by such Person, and thereafter, to the shares which, but for such remedies, would have been Beneficially Owned by such Person, pro rata among the Persons who directly own such shares of Class A Common Stock and/or Other Voting Stock based upon the relative number of the shares of Class A Common Stock and/or Other Voting Stock held by each such Person.

(11) ~~(12)~~ Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 4.3(~~K~~H).

(12) ~~(13)~~ Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

(I) ~~(L)~~ Legend. Any certificate for shares of Common Stock shall bear a legend that the shares represented by such certificates are subject to the restrictions on transferability set forth herein.

ARTICLE V

Section 5.1. By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors ~~(which, for the avoidance of doubt, shall not include shares of Class M Common Stock)~~, voting together as a single class, shall be required for the stockholders to alter, amend or repeal any provision of the by-laws of the Corporation or to adopt any provision inconsistent therewith. ~~In addition, the affirmative vote of at least a majority of the votes cast thereon by the holders of Class M Common Stock, voting separately as a class, shall be required to alter, amend or repeal any provision of the by-laws of the Corporation which is to the same effect as Article IV, Section 4.3(A)(3), Article VI, Section 6.1(A), Article VI, Section 6.4 or Article VI, Section 6.5 of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.~~

ARTICLE VI

Section 6.1. Board of Directors: Composition.

(A) ~~Except as provided in Article VI, Section 6.7, the~~The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. ~~The Board may also appoint one person, who has previously served on the Board and who is not a director, officer, employee or agent of, and does not represent, a Member, to participate, at the pleasure of the Board, in the deliberations of the Board in a non-voting, advisory capacity (a “Non-Voting Advisor”). The Class M Directors and any~~Any directors that may be elected by the holders of any series of Preferred Stock shall be included within the number of directors fixed by or pursuant to this Section 6.1(A).

(B) ~~Commencing with the election of directors at the first annual meeting following the Filing Time (the “First Annual Meeting”~~Subject to the succeeding provisions of this Section 6.1(B), the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board~~. No more than one Class M Director shall be allocated to any single class of directors. At the First Annual Meeting, Class I directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, Class II directors shall be elected for a term expiring at the second succeeding annual meeting of stockholders and Class III directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders. At~~ and at each annual meeting of stockholders ~~following the First Annual Meeting,~~prior to the 2011 annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2013 annual meeting of stockholders, the foregoing classification of the Board of Directors shall cease. If the number of directors is changed prior to the 2013 annual meeting of stockholders, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class~~, but in~~. If the number of directors is increased at or following the 2013 annual meeting of stockholders, any additional director elected to fill a newly created directorship resulting from such increase shall hold office for a term expiring at the next annual meeting of stockholders. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

(C) A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither ~~Class M~~Industry Directors nor officers or employees of the Corporation or any of its subsidiaries represent a majority of the directors present. Except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. “Industry Director” means any director, other than a director who is an officer or employee of the Corporation or any of its subsidiaries, who is presently, or who has been, within the prior eighteen months, previously affiliated with a Member or Similar Person.

(D) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Directors need not be elected by written ballot unless the by-laws shall so provide.

Section 6.2. Board of Directors: Vacancies. Any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not ~~Class M~~Industry Directors, although less than a quorum, or by a sole remaining director who is not ~~a Class M Director; provided, that~~an Industry Director. Notwithstanding the immediately preceding sentence, if the Board shall be comprised only of Industry Directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director ~~if (a) the Board shall be comprised only of Class M Directors or (b) such newly created directorship or such vacancy relates to a Class M directorship. If~~. Prior to the 2013 annual meeting of stockholders, if any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship ~~(other than a Class M directorship)~~ at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors ~~(which, for the avoidance of doubt, shall not include shares of Class M Common Stock)~~, voting together as a single class. ~~If any applicable provision of the DGCL expressly confers power on stockholders to fill such a Class M directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of Class M Common Stock, voting separately as a class.~~ Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 6.3. Removal of Directors. ~~Except as otherwise provided in Article IV, Section 4.3(A)(3)(b) with respect to Class M Directors~~ Prior to the 2013 annual meeting of stockholders, directors may be removed ~~only for~~with or without cause, ~~and~~but only by the affirmative vote of at least 80% in voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class. Commencing with the 2013 annual meeting of stockholders, directors may be removed with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

Section 6.4.~~Director Qualifications.~~

~~(A) To the extent practicable and subject to the Board’s fiduciary duties, the Board shall nominate persons for director, whose citizenships and residencies reflect the geographic regions in which the Corporation operates in a manner approximately proportionate to the Global Proxy Calculation, with the exception of nominees for Class M directorships and, to the extent such officer shall be nominated, the Chief Executive Officer of the Corporation. To the extent practicable and subject to the Board’s fiduciary duties, the Board shall nominate persons for Class M directorships so that the Class M Directors at any time shall include: one citizen and resident of a country in, or director, officer, employee, agent or representative of a Class A member of MasterCard~~

~~International designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to, the Corporation’s Americas region; one citizen and resident of a country in, or director, officer, employee, agent or representative of a Class A member of MasterCard International designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to, the Corporation’s Europe region; and one citizen and resident of a country in, or director, officer, employee, agent or representative of a Class A member of MasterCard International designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to, the Corporation’s Asia/Pacific -Middle East/Africa region; provided, that no more than one Class M Director may be a director, officer, employee, agent or representative of a single Class A member or affiliate member of MasterCard International or any affiliate thereof.~~

~~(B) A person shall qualify for election and continued service as a director of the Corporation only if the Board shall have determined that such person shall not (1) except in the case of a Class M Director or a director who is an officer of the Corporation, be a director, officer, employee or agent of, or represent or otherwise be affiliated with, a Member or Similar Person, or have been a director, officer, employee or agent of, or have represented otherwise been affiliated with, a Member or Similar Person during the prior three years or otherwise have any business relationship with a Member or Similar Person that is material to such person or (2) be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, The MasterCard Foundation, or have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, The MasterCard Foundation during the prior three years or otherwise have any business relationship with The MasterCard Foundation that is material to such person. In addition, each director of the Corporation (including Class M Directors) shall not be a director, regional board director, officer, employee or agent of, or represent (1) an entity that owns and/or operates a payment card program competitive with the Corporation’s comparable card programs, as determined in the sole discretion of the Board (a “Competitor”), or (2) an institution that is represented on any board of a Competitor. At any time, no more than two persons who are at such time then actively serving as an officer or an employee of the Corporation or any of its subsidiaries shall qualify for service as a director of the Corporation. If at any time an individual fails to satisfy these qualifications, as determined by the Board in its sole discretion, such individual shall automatically, without further action of the director, cease to be a director of the Corporation.~~

~~Section 6.5.Election of Directors by Class M Common Stock Holders. Notwithstanding the foregoing, for so long as Class M Common Stock remains issued and outstanding, the election and removal without cause of the Class M Directors shall be governed by Article IV, Section 4.3(A)(3)(b). No more than one Class M Director may serve on any Executive Committee, Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee of the Board. No Class M Director shall (1) serve as Chairman of the Board, (2) participate in the process of nominating any person to serve as a director of the Corporation unless such person is being nominated to serve as a Class M Director or is the Chief Executive Officer of the Corporation or (3) participate in the process of selecting any person to serve as a director of The MasterCard Foundation.~~

Section 6.4. ~~Section 6.6.~~Election of Directors by Preferred Stock Holders. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

~~Section 6.7.European Board.~~

~~(A) Subject to paragraph (B) of this Section 6.7, the Corporation’s operations in Europe in respect of (1) review of applications for membership; (2) fines; (3) intraregional operating rules; (4) assessments and fees to the extent that such assessments and fees do not have an exclusionary effect; (5) intraregional product and~~

~~enhancement development to the extent that the development initiatives do not relate to competitively sensitive matters; (6) annual expense budget; (7) surplus funds; and (8) affinity and co-branding rules shall be managed by or under the direction of a regional board (the “European Board”); provided, however, that with respect to the matters listed in clauses (1) – (4) above, such authority shall only be exercised subject to guidelines established by the Board from time to time.~~

~~(B) The Board, acting by the affirmative vote of at least 75% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may assume the authority granted to the European Board pursuant to Section 6.7 (A) in its entirety and may terminate the existence of the European Board; provided, however, that the holders of Class M Common Stock designated on the books and records of the Corporation (which shall be conclusive and binding for all purposes) as belonging to the Corporation’s Europe region (each, a “European Class M Holder”), acting with approval thereof by the affirmative vote of at least a majority of the votes cast thereon, voting for such purpose as a separate class, shall approve any such assumption of authority and termination. In the event of a dispute, the Board shall have the sole and absolute discretion to determine whether a holder of Class M Common Stock constitutes a European Class M Holder. In addition, the Board, acting by the affirmative vote of at least 75% of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may permanently assume from the European Board any specific authority granted to the European Board pursuant to Section 6.7(A). In addition, the Board, acting by the affirmative vote of at least 66 2/3 % of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may override any decision or otherwise temporarily assume any authority granted to the European Board pursuant to Section 6.7(A). In addition, the Board, acting by the affirmative vote of a majority of the entire Board at any meeting at which a quorum is present, or by action without a meeting if all of the directors consent in writing to that action, may override any decision or otherwise temporarily assume any authority of the European Board if, in the Board’s sole judgment and discretion, any action or failure to take action by the European Board (1) could subject the Corporation or any of its subsidiaries to risk of legal or regulatory liability, (2) would be contrary to the Corporation’s global strategy, (3) would be reasonably likely to have an effect outside Europe or on U.S. commerce or (4) relates to any matter outside of the authority granted to the European Board pursuant to Section 6.7(A). Whether any matter falls within the authority of the European Board granted pursuant to Section 6.7(A) shall be determined in the sole discretion of the Board.~~

~~(C) The European Board shall consist of such number of persons, not less than twelve nor more than 25, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the European Board. The members of the Corporation’s Europe regional board of directors at the Filing Time who qualify for service as a member of the European Board shall constitute the initial members of the European Board. Commencing with the First Annual Meeting, members of the European Board shall (except as hereinafter provided for the filling of vacancies and newly created memberships) be elected by the European Class M Holders, voting for such purpose as a separate class. Notwithstanding the preceding three sentences of this Section 6.7(C), any Class M Director that is allocated to the Corporation’s Europe region pursuant to Article VI, Section 6.4(A) shall automatically, without any vote, become a member of the European Board, and the number of members of the European Board shall automatically be adjusted to include any such Class M Director if the number of members of the European Board would otherwise exceed the number fixed by the European Board.~~

~~(D) Commencing with the election of members of the European Board at the First Annual Meeting, each of the members of the European Board shall be elected for a term expiring at the second succeeding annual meeting of stockholders. At every second annual meeting of stockholders thereafter, members of the European Board shall be elected for a term expiring at the second succeeding annual meeting of stockholders. The Board shall have the authority to nominate persons for election as members of the European Board. If the number of members of the European Board is changed, any additional member of the European Board elected to fill a newly created membership resulting from an increase in the number of members shall hold office for a term that shall coincide with the remaining term of each of the other members of the European Board, but in no case shall a decrease in the number of members of the European Board remove or shorten the term of any incumbent member.~~

~~(E) Each member of the European Board shall hold office until his or her successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~

~~(F) Members of the European Board need not be elected by written ballot unless the by-laws shall so provide.~~

~~(G) Subject to the final sentence of Article VI, Section 6.7(C), newly created memberships in the European Board that result from an increase in the number of members and any vacancy occurring in the European Board may be filled only by the European Board with prior consultation with the Board.~~

~~(H) Members of the European Board may be removed, with or without cause, by the affirmative vote of at least a majority in voting power of all the then outstanding shares of Class M Common Stock held by European Class M Holders, voting for such purpose as a separate class.~~

~~(I) In order to qualify for election and continued service as a member of the European Board, each member of the European Board shall not (1) be a director, regional board director, officer, employee or agent of, or represent, a Competitor of the Corporation or (2) be a director, regional board director, officer, employee or agent of an institution that is represented on any board of directors of a Competitor of the Corporation, in each case as determined by the Board in its sole discretion. If at any time the Board shall determine that an individual fails to satisfy these qualifications, such individual shall automatically, without further action of the member, cease to be a member of the European Board.~~

ARTICLE VII

Section 7.1. Meetings of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, ~~voting separately as a class, or by the holders of Class M Common Stock,~~ voting separately as a class, or, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VIII

Section 8.1. Limited Liability of Directors. No director of the Corporation ~~or member of the European Board~~ will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director ~~or member of the European Board~~, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment or repeal.

ARTICLE IX

Section 9.1. Indemnification. To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation, ~~Non-Voting Advisor or member of the European Board~~ or, while a director or officer of the Corporation, ~~Non-Voting Advisor or member of the European Board,~~ is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 9.2. Advance of Expenses. To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Section 9.1 in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article IX or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 9.3. Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty days after a written claim therefor by any person described in Section 9.1 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 9.4. Insurance. To the fullest extent permitted by the laws of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 9.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

Section 9.5. Non-Exclusivity of Rights. The provisions of this Article IX shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director~~, Non-Voting Advisor,~~ or officer ~~or member of the European Board~~ (or legal representative thereof) who serves in such capacity at any time while this Article IX and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any alteration, amendment, or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this

Article IX shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article IX shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 9.1 shall be made to the fullest extent permitted by law.

Section 9.6. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

Section 9.7. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 9.1.

ARTICLE X

~~Section 10.1.Amendment. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by the DGCL or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% in voting power of all the outstanding shares of the Corporation then entitled to vote at an election of directors (which, for the avoidance of doubt, shall not include shares of Class M Common Stock), voting together as a single class, shall be required to alter, amend or repeal Article V, Article VI, Article VII or this Article X or to adopt any provision inconsistent therewith.~~

~~ARTICLE XI~~

Section 10.1. ~~Section 11.1.~~Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, ~~members of the European Board,~~ officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

* * *

Annex B

AMENDED AND RESTATED BY-LAWS

OF

MASTERCARD INCORPORATED

ARTICLE I

STOCKHOLDERS

Section 1. The annual meeting of the stockholders of MasterCard Incorporated (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).

Section 2. Special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation.

Section 3. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, notice of the time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty, nor less than ten, days previous thereto, to each stockholder ~~of record~~ entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting at such address as appears on the records of the Corporation.

Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation of the Corporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, ~~or if, after the adjournment, a new record date is fixed for the adjourned meeting,~~ a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 5. The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholder’s proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) ~~Section 8.In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or (b)~~In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which ~~record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of clause (b) above,~~ shall not be more than sixty days prior to such other action. ~~If for any reason the Board shall not have fixed a~~ If no such record date ~~for any such purpose~~is fixed, the record date for ~~such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined~~determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9. At any time when the certificate of incorporation of the Corporation permits action by one or more classes of stockholders of the Corporation to be taken by written consent, the provisions of this section shall apply. All consents properly delivered in accordance with the certificate of incorporation of the Corporation, this section and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within ~~60~~sixty days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of ~~the~~such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 10. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the ~~corporation~~Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then ~~the list~~a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11. The Board, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of stockholder votes shall, subject to the power of the chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 12.

(A) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board ~~or to the European Board (as defined in the certificate of incorporation of the Corporation)~~ and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these By-Laws, (b) by or at the direction of the Board or any committee thereof or~~, in the case of nominations of persons for election to the European Board only, the European Board or~~ (c) by any stockholder of the Corporation who is entitled to vote on such election or such business at the meeting, who complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(ii) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director ~~or as a member of the European Board~~ all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director ~~or as a member of the European Board~~ if elected, and a statement affirming that such proposed nominee is qualified to serve as a director ~~or as a member of the European Board~~ of the Corporation under Article II of these By-Laws; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the ~~Board or to the European~~ Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(ii) or paragraph (B) of this By-law) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (A)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation before the meeting; provided that, if no such announcement is made at least ten days before the meeting, then no such notice shall be required.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the ~~Board or to the European~~ Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or~~, with respect to nominations of persons for election to the European Board only, by or at the direction of the European Board or~~ (b) provided that the ~~Board or the European~~ Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board ~~or to the European Board~~, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(C) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors ~~or as members of the European Board~~ and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) For purposes of this By-Law, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(iv) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this By-Law (including paragraphs (A)(i)(c) and (B) hereof), and compliance with paragraphs (A)(i)(c) and (B) of this By-Law shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this By-Law shall apply to the right, if any, of the holders of any series of Preferred Stock ~~or of Class M Common Stock (in each case,~~ (as defined in the Corporation’s certificate of incorporation) to elect directors pursuant to any applicable provisions of the Corporation’s certificate of incorporation.

ARTICLE II

BOARD OF DIRECTORS

Section 1. The Board shall consist, subject to the certificate of incorporation of the Corporation, of such number of directors, not less than three nor more than fifteen, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the Board. ~~The Board may also appoint one person, who has previously served on the Board of the Corporation and who is not a director, officer or employee of, and does not represent, a Member (as defined in the Corporation’s certificate of incorporation), to participate in the deliberations of the Board of the Corporation in a non-voting, advisory capacity.~~

Section 2. ~~Commencing with the election of directors at the first annual meeting following the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware~~Prior to the 2013 annual meeting of stockholders, the directors shall be divided into three classes in the manner set forth in the certificate of incorporation of the Corporation, each class to be elected for the term set forth therein. ~~No more than one Class M Director shall be allocated to any single class of directors. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors.~~ A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither ~~Class M~~Industry Directors (as defined in the certificate of incorporation of the Corporation) nor officers of the Corporation represent a majority of the directors present. Except as otherwise provided by law, these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. ~~Directors need not be stockholders.~~

Section 3. (A) Except as otherwise provided by these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, or at any time thereafter, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(B) In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (a) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (b) acceptance of that proffered resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to these By-Laws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the proffered resignation, taking into account the committee’s recommendation within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(C) If the Board accepts a director’s resignation pursuant to this Section 3, or if a nominee for director who is not an incumbent director is not elected with a majority of votes in an election that is not a Contested Election, then the Board may fill the resulting vacancy pursuant to Article II, Section 5 of these By-Laws.

Section 4. (A) The Board shall be comprised of directors at least 64% of whom the Board shall have determined are not Industry Directors (as defined in the certificate of incorporation of the Corporation). Further, the number of directors who are neither Industry Directors nor officers or employees of the Corporation or any of its subsidiaries shall at all times be at least two greater than the number of directors who are either Industry Directors or officers or employees of the Corporation or any of its subsidiaries.

(B) A person shall qualify for election and continued service as a director of the Corporation only if the Board shall have determined that such person shall not:

(i) except in the case of an Industry Director or a director who is an officer or employee of the Corporation or any of its subsidiaries (x) be a director, officer, employee or agent of, or represent or otherwise be affiliated with, a Member (as defined in the certificate of incorporation of the Corporation) or Similar Person (as defined in the certificate of incorporation of the Corporation), (y) have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, a Member or Similar Person during the prior eighteen (18) months or (z) have any business relationship with a Member or Similar Person that is material to such person;

(ii) be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, The MasterCard Foundation, or have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, The MasterCard Foundation during the prior three years or otherwise have any business relationship with The MasterCard Foundation that is material to such person; or

(iii) be a director, regional board director, officer, employee or agent of, or represent (x) an entity that owns and/or operates a payment card program competitive with the Corporation’s comparable card programs, as determined in the sole discretion of the Board (a “Competitor”) or (y) an institution that is represented on any board of a Competitor.

If at any time an individual fails to satisfy these qualifications, as determined by the Board in its sole discretion, such individual shall automatically, without further action of the director, cease to be a director of the Corporation.

Section 5. ~~Section 3.~~Subject to the certificate of incorporation of the Corporation, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not ~~Class M~~Industry Directors, although less than a quorum, or by a sole remaining director who is not ~~a Class M Director; provided, that~~an Industry Director. Notwithstanding the immediately preceding sentence, if the Board shall be comprised only of Industry Directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director ~~if (a) the Board shall be comprised only of Class M Directors or (b) such newly created directorship or such vacancy relates to a Class M directorship. If~~. Prior to the 2013 annual meeting of stockholders, if any applicable provision of the ~~General Corporation Law of the State of Delaware~~DGCL expressly confers power on stockholders to fill such a directorship ~~(other than a Class M directorship)~~ at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors ~~(which, for the avoidance of doubt, shall not include shares of Class M Common Stock)~~, voting together as a single class. ~~If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a Class M directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of Class M Common Stock, voting separately as a class.~~ Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 6. ~~Section 4.~~The Board shall appoint a director ~~elected by the holders of the Class A Common Stock of the Corporation~~ who is neither ~~a Class M~~an Industry Director nor an officer of the Corporation to serve as a liaison between the Board and the board of directors of The MasterCard Foundation (as defined in the certificate of incorporation of the Corporation) for the purpose of coordinating and facilitating communications between The MasterCard Foundation and the Corporation.

Section 7. ~~Section 5.~~Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer, by oral or written notice, including telegraph, telex or transmission of a telecopy, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director to such director’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than 24 hours before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 8. ~~Section 6.~~Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class without one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto.

Section 9. ~~Section 7.~~If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class to elect directors, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 10. ~~Section 8.~~The Board may from time to time establish committees of the Board including, without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board; provided, however, that no more than one ~~Class M Director may serve on the~~-third of the members of any Executive Committee, the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee shall be Industry Directors and; provided, further, that ~~no Class M~~(1) no more than one Industry Director may serve on the Nominating and Corporate Governance Committee and (2) no Industry Director shall ~~(1)~~ participate in the process of (x) nominating any person to serve as a director of the Corporation ~~unless such person is being nominated to serve as a Class M Director or is the Chief Executive Officer of the Corporation or (2) participate in the process of~~or (y) selecting any person to serve as a director of The MasterCard Foundation. The Board may also establish such other committees with such members (whether or not directors) and with such duties as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless otherwise provided in the certificate of incorporation, the By-Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 11. ~~Section 9.~~Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the Board.

Section 12. Each director of the Corporation shall also serve as a director on the Board of MasterCard International Incorporated (“MasterCard International”). Any director of the Corporation who shall resign or be removed from his or her position as a director of the Corporation shall automatically, without further action of the director, cease to be a director of MasterCard International.

Section 13. ~~Section 10.~~The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 14. ~~Section 11.~~The Board may establish policies for the compensation of directors and ~~members of the European Board and~~ for the reimbursement of the expenses of directors ~~and members of the European Board, in each case,~~ in connection with services provided by directors ~~and members of the European Board~~ to the Corporation.

~~Section 12.In order to qualify for the election and continued service as a director of the Corporation, each director of the Corporation shall also serve as a director on the Board of MasterCard International Incorporated (“MasterCard International”). Any director of the Corporation who shall resign or be removed from his or her position as a director of the MasterCard International shall automatically, without further action of the director, cease to be a director of the Corporation.~~

Section 15. ~~Section 13.~~The Board may elect or appoint a Chairman of the Board; provided, that no ~~Class M~~Industry Director may serve as Chairman of the Board and; provided, further, that no officer of the Corporation may serve as Chairman of the Board unless such officer’s election or appointment to so serve is approved by the affirmative vote of at least 75% of the entire Board.

~~ARTICLE III~~

~~EUROPEAN BOARD~~

~~Section 1.The European Board shall consist of such number of persons, not less than twelve nor more than 25, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the European Board. The members of the Corporation’s Europe regional board of directors at the Filing Time (as defined in the certificate of incorporation of the Corporation) who qualify for service as a member of the European Board shall constitute the initial members of the European Board. Commencing with the First Annual Meeting (as defined in the certificate of incorporation of the Corporation), members of the European Board shall (except as hereinafter provided for the filling of vacancies and newly created memberships) be elected by the European Class M Holders, voting for such purpose as a separate class. Notwithstanding the preceding three sentences of this Section 1, any Class M Director who is allocated to the Corporation’s Europe region pursuant to Section 6.4(A) of the certificate of incorporation of the Corporation shall automatically, without any vote, become a member of the European Board, and the number of members of the European Board shall automatically be adjusted to include any such Class M Director if the number of members of the European Board would otherwise exceed the number fixed by the European Board.~~

~~Section 2.A majority of the total number of members of the European Board then in office (but not less than one-third of the number of members of the European Board constituting the entire European Board) shall constitute a quorum for the transaction of business and, except as otherwise provided these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the members of the European Board present at any meeting at which there is a quorum shall be the act of the European Board.~~

~~Section 3.Subject to the final sentence of Section 1 of this Article III, newly created memberships in the European Board that result from an increase in the number of members of the European Board and any vacancy occurring in the European Board may be filled only by the European Board; and the members so chosen shall hold office for a term as set forth in the certificate of incorporation of the Corporation.~~

~~Section 4.Meetings of the European Board shall be held at such place, if any, as may from time to time be fixed by resolution of the European Board or as may be specified in the notice of any meeting. Regular meetings of the European Board shall be held at such times as may from time to time be fixed by resolution of the European Board and special meetings may be held at any time upon the call of the Chairman of the European Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, by oral or written notice, including telegraph, telex or transmission of a telecopy, e-mail or other means of electronic transmission, duly served on or sent and delivered to each member of the European Board to such member’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than 24 hours before the meeting. The notice of any meeting need not specify the purposes thereof. Notice need not be given of regular meetings of the European Board held at times fixed by resolution of the European Board. Notice of any meeting need not be given to any member who shall attend such meeting (except when the member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).~~

~~Section 5.Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the European Board may be taken without a meeting if all members of the European Board consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the European Board.~~

~~Section 6.The members of the European Board may participate in a meeting of such European Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.~~

ARTICLE III ~~ARTICLE IV~~

OFFICERS

Section 1. The Board, at its next meeting following each annual meeting of the stockholders, shall elect officers of the Corporation, including a President, a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers (including one or more Presidents, Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person.

Section 2. All officers of the Corporation shall hold office for such terms as may be determined by the Board or the Chief Executive Officer or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the Chief Executive Officer or the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Chief Executive Officer or the Board.

Section 3. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.

Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Section 5. No officer of the Corporation shall also be a director, officer, agent or representative of a Member.

ARTICLE IV ~~ARTICLE V~~

CORPORATE BOOKS

The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE V ~~ARTICLE VI~~

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Chief Executive Officer, Chief Financial Officer, Treasurer or such other officer or officers who may be delegated such authority by the foregoing. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time determine.

ARTICLE VI ~~ARTICLE VII~~

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VII ~~ARTICLE VIII~~

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE VIII ~~ARTICLE IX~~

AMENDMENTS

These By-Laws may be made, amended, altered, changed, added to or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, the affirmative vote of at least 75% of the entire Board shall be required to alter, change, amend or repeal the second proviso of Article II, Section ~~13~~15 of these By-Laws or to adopt any provision inconsistent therewith and; provided, further, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least 80% in voting power of all shares of the ~~corporation~~Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to make, alter, change, amend, add to or repeal these By-Laws or to adopt any provision inconsistent therewith.

Annex C

MASTERCARD

SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

As Amended and Restated effective [September 21, 2010]

MasterCard Incorporated and subsidiaries (collectively or individually, as the context requires, the “Company”) has adopted the MasterCard Senior Executive Annual Incentive Compensation Plan (the “Plan”) to reward senior executives for successfully achieving performance goals that are in direct support of corporate and business unit/regional goals.

ARTICLE I

DEFINITIONS

Section 1.1 “Board” shall mean the Board of Directors of the Company.

Section 1.2 “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section.

Section 1.3 “Committee” shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other committee or subcommittee designated by the Board to administer the Plan.

Section 1.4 “Disability” shall mean total and permanent disability in accordance with the Company’s long-term disability plan, as determined by the Committee.

Section 1.5 “Executive Officer” shall mean a person who is a member of the Company’s Executive Committee, or its equivalent.

Section 1.6 “Participant” shall mean, with respect to any Performance Period, any Executive Officer selected by the Committee to participate in the Plan with respect to that Performance Period.

Section 1.7 “Performance Period” shall mean a period of no less than 90 days for which incentive compensation shall be paid hereunder, as established by the Committee.

ARTICLE II

BONUS AWARDS

Section 2.1 Performance Targets.

(a) The Committee (or subcommittee described in Section 6.1(a) below), will establish performance targets for each Performance Period. The performance targets for a Performance Period shall be based upon one or more of the following objective business criteria: (i) revenue; (ii) earnings (including earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes); (iii) operating income; (iv) net income; (v) profit or operating margins; (vi) earnings per share; (vii) return on assets; (viii) return on equity; (ix) return on invested capital; (x) economic value-added; (xi) stock price; (xii) gross dollar volume; (xiii) total shareholder return; (xiv) market share; (xv) book value; (xvi) expense management; (xvii) cash flow, and (xviii) customer satisfaction. The foregoing criteria may relate to the Company, one or more of its affiliated employers or subsidiaries or one or more of its divisions, regions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In establishing performance targets under Section 2.1(b) based on these objective business criteria, the Committee may provide that the targets shall be adjusted to reflect specified extraordinary, unusual and/or non-recurring items.

(b) The performance targets shall be established by the Committee (or subcommittee) for a Performance Period (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days or, if less, the number of days which is equal to 25 percent of the relevant Performance Period, after the commencement of the Performance Period to which the performance target relates, or as otherwise permitted pursuant to Section 162(m) of the Code (or any successor section thereto).

Section 2.2 Bonus Awards.

(a) The maximum bonus award payable to any Participant with respect to any calendar year of the Company shall not exceed $6,000,000.

(b) Prior to the payment of a bonus award to any Participant, the Committee (or subcommittee described in Section 6.1(a) below) shall certify in writing the level of performance attained for the Performance Period to which such bonus award relates. The Committee shall have no discretion to increase the amount of a Participant’s maximum bonus award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target established by the Committee, however, the Committee may exercise negative discretion to make an award to any Participant for any Performance Period in an amount that is less than such maximum bonus award.

ARTICLE III

PAYMENT OF BONUS AWARD

Section 3.1 Form of Payment. Each Participant’s bonus award shall be paid in cash.

Section 3.2 Timing of Payment. Unless otherwise elected by the Participant pursuant to Section 3.3 below, each bonus award shall be paid in the first 2 1/2 months of the year following the end of the Performance Period.

Section 3.3 Deferral of Payment. Payments of bonus awards under the Plan are eligible for deferral as allowed under the MasterCard Incorporated Deferral Plan.

ARTICLE IV

BONUS AWARD RECOUPMENT POLICY

Section 4.1 Recoupment. In the event of a restatement of materially inaccurate financial results, the Committee has the discretion to recover bonus awards that were paid under the Plan to a Participant with respect to the period covered by the restatement as set forth herein. If the payment of a bonus award would have been lower had the achievement of applicable financial performance targets been calculated based on such restated financial results, the Committee may, if it determines appropriate in its sole discretion, to the extent permitted by law, recover from the Participant the portion of the bonus award paid in excess of the payment that would have been made based on the restated financial results. The Company will not seek to recover bonus awards paid more than three years after the date the Company files the report with the Securities and Exchange Commission that contained the incorrect financial results. This Article IV is in addition to, and not in lieu of, any requirements under the Sarbanes-Oxley Act and shall apply notwithstanding anything to the contrary in the Plan.

ARTICLE V

TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS

Section 5.1 Terminations. A Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer (otherwise than by death or disability) at any time prior to the date a bonus award is paid in respect of a Performance Period shall not be eligible to receive any bonus award with respect to such Performance Period. In the event of a Participant’s death during a Performance Period or prior to the date a bonus award is paid in respect of a Performance Period, the Participant shall receive within 75 days of death the target award payable for the Performance Period of the Participant’s death. In the event of a Participant’s termination by reason of disability during the Performance Period or prior to the date a bonus award is paid in respect of a Performance Period, the Participant shall receive within 75 days of such termination a partial target award, prorated based on the portion of the Performance Period that elapsed prior to such termination of employment by reason of disability.

ARTICLE VI

ADMINISTRATION

Section 6.1 Administration.

(a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; it is expected that, in the event the Committee is not comprised solely of “outside directors” within the meaning of Section 162(m) of the Code, a subcommittee comprised solely of at least two individuals who qualify as “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) shall establish and administer the performance targets and certify that the performance targets have been attained; provided, however, that the failure of the subcommittee to be so constituted shall not impair the validity of any bonus award granted by such subcommittee.

(b) It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee’s decisions or actions in respect thereof shall be conclusive and binding upon any and all Participants and their beneficiaries, successors and assigns, and all other persons.

ARTICLE VII

OTHER PROVISIONS

Section 7.1 Term. This Plan, as amended June 7, 2010, shall be effective as of the annual meeting of stockholders in 2010 at which the Plan is approved, with respect to bonus awards granted on or after the date of that meeting.

Section 7.2 Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, that any such amendment or modification shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary) under Section 162(m) of the Code.

Section 7.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in 2010. In the event that the Plan is not so approved, no bonus award shall be payable under the Plan, and the Plan shall terminate and shall be null and void in its entirety.

Section 7.4 Bonus Awards and Other Plans. Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any Executive Officer under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to the Executive Officers.

Section 7.5 Miscellaneous.

(a) The Company shall deduct all federal, state and local taxes required by law to be withheld from any bonus award paid to a Participant hereunder.

(b) In no event shall the Company be obligated to pay to any Participant a bonus award for a Performance Period by reason of the Company’s payment of a bonus award to such Participant in any other Performance Period.

(c) The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside, except as provided in the MasterCard Incorporated Deferral Plan, in the event of a deferral thereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus award under the Plan.

(d) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company, or shall affect the right of the Company to terminate the employment or other service of any person at any time with or without cause.

(e) No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(f) Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

(g) The validity, construction, interpretation and administration of the Plan and any bonus awards under the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest herein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of New York (determined without regard to its conflict of laws provisions).

Electronic Voting Instructions

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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5 p.m., Eastern Time on September 20, 2010.

Vote by Internet
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Annual Meeting Proxy Card

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A	Proposals — MasterCard Incorporated’s Board of Directors recommends a vote “FOR” each of the proposals listed below.

		For	Against	Abstain
1A.	Amend and restate the Company’s current certificate of incorporation to declassify the Board of Directors in phases and effect related changes in director vacancy and removal procedures.	☐	☐	☐

1B.	Amend and restate the Company’s current certificate of incorporation to eliminate a supermajority voting requirement for amending the Company’s certificate of incorporation.	☐	☐	☐
1C.	Amend and restate the Company’s current certificate of incorporation to revise requirements applicable to the composition of the Board of Directors.	☐	☐	☐
1D.	Amend and restate the Company’s current certificate of incorporation to revise requirements applicable to the ownership of the Company’s stock and delete related obsolete provisions.	☐	☐	☐
2.	Approval of the Adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the adoption of the Company’s Amended and Restated Certificate of Incorporation	☐	☐	☐

3.	Election of directors (Class I) to serve on the Board of Directors:	01 -Nancy J. Karch 02 - José Octavio Reyes Lagunes 03 -Edward Suning Tian 04 - Silvio Barzi
		☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
4.	Re-approval of the Company’s Senior Executive Annual Incentive Compensation Plan	☐	☐	☐
5.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for 2010	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2010 ANNUAL MEETING OF STOCKHOLDERS

MASTERCARD INCORPORATED

September 21, 2010

10:00 A.M.

YOUR VOTE IS VERY IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 21, 2010

The Proxy Statement for the 2010 Annual Meeting of the Stockholders for MasterCard Incorporated

and the 2009 Annual Report of MasterCard Incorporated are available at [                                                 ].

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — MASTERCARD INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the 2010 Annual Meeting of Stockholders on September 21, 2010

At Our Headquarters

2000 Purchase Street

Purchase, New York 10577

The undersigned hereby constitute(s) and appoint(s) Ajay Banga, Robert W. Selander, Martina Hund-Mejean and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of Class A Common Stock of MasterCard Incorporated that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders of MasterCard Incorporated to be held on September 21, 2010, and at any adjournment thereof, upon the matters referred to in the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of 2010 Annual Meeting of Stockholders and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” each of the proposals listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

If you are voting by telephone or the Internet, please do not mail your proxy card.